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                                                                       EXHIBIT 2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - -  X
                               :
In re:                         :      Chapter 11
                               :
PHILIP SERVICES (DELAWARE),    :      Case No. 99-02385(MFW)
         INC., et al.,         :
                               :      Jointly Administered
                Debtors.       :
                               :
- - - - - - - - - - - - - - -  x


                    FINDINGS OF FACT, CONCLUSIONS OF LAW, AND
               ORDER UNDER 11 U.S.C. SECTIONS 1129(a) AND (b) AND
                   FED. R. BANKR. P. 3020 CONFIRMING THE FIRST
                 AMENDED JOINT PLAN OF REORGANIZATION OF PHILIP
                 SERVICES (DELAWARE), INC., ET AL., AS MODIFIED

                                    RECITALS


     WHEREAS, on November 3, 1999, the Court commenced a hearing with respect to confirmation of the First Amended Joint Plan of Reorganization of Philip Services (Delaware), Inc., et al. (such plan, as further amended by the technical modifications approved in and attached to the Court's Order dated November 3, 1999, the "Plan"),(1) at the

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(1)  Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Plan. Any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation
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conclusion of which, the Court signed an Order (the "November 3, 1999 Order")
making certain findings of fact and conclusions of law with respect to the Plan and approving technical modifications, overruling objections to confirmation of the Plan and scheduling a continued hearing for November 30, 1999 at 3:30 p.m. (the "Continued Confirmation Hearing," and together with the November 3, 1999 hearing, the "Confirmation Hearing").

     NOW, THEREFORE, based upon (i) the evidence proffered or adduced at and arguments of counsel made at the Confirmation Hearing, (ii) all documents filed in connection with, evidence proffered or adduced at, objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing (including admitted trial

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     Order, but that is used in the United States Bankruptcy Code, 11 U.S.C.
     Sections 101-1330, as amended (the "Bankruptcy Code"), or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

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exhibits, the live and proffered testimony of witnesses and the statements of counsel on behalf of the Debtors, the Unsecured Creditors' Committee, the Lenders, the Indenture Trustee and members of the informal committee of Allwaste debentureholders), and (iii) the entire record of these Chapter 11 Cases, including the findings made during the November 3, 1999 hearing and contained in the November 3, 1999 Order; and after due deliberation thereon and good cause appearing therefor,

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT(2)

     A. Feasibility (11 U.S.C. Section 1129(a)(11)). The evidence offered at the Confirmation Hearing demonstrates that the Debtors have obtained a commitment for exit financing in the amount of up to $175 million (the "Exit Facility"). The Court finds that upon closing the Exit Facility, the Reorganized Debtors will have adequate capital to meet their ongoing obligations. Accordingly, the Debtors, as proponents of the Plan, have met their

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(2)  Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

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burden of proving, by a preponderance of the evidence, that the Plan is feasible.

     B. The Reorganized Debtors Will Not Be Insolvent Nor Left with Unreasonably Small Capital. As of the occurrence of the Effective Date, except as otherwise provided in the Plan with respect to the Alternate Canadian Transactions, the Reorganized Debtors will not be insolvent and will not reasonably be expected to be rendered insolvent or left with unreasonably small capital to operate their businesses as a result of the Plan or any other transactions contemplated by the Plan.

     C. Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth in section 1129(a)(11) of the Bankruptcy Code.

     D. Satisfaction of Conditions to Confirmation. The conditions to confirmation set forth in Article X.A of the Plan have been satisfied, waived or will be satisfied by entry of this Confirmation Order.

     E. Exit Financing. The exit financing required under the Plan, in the form of the Exit Facility substantially consistent with the terms as presented to the Court at the Continued Confirmation Hearing, is in the best

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interests of the Debtors, their Estates, and the Reorganized Debtors.

     F. Retention of Jurisdiction. The Court properly may retain jurisdiction over the matters set forth in Article XII of the Plan and paragraph 22 below.

                                     DECREES

     NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT,

     1. Confirmation. The Plan, as modified by the Court's November 3, 1999 Order, is approved and confirmed under section 1129 of the Bankruptcy Code. Attached to this Confirmation Order as Exhibit A is a conformed copy of the Plan incorporating the technical amendments approved in the November 3, 1999 Order. The terms of the Plan and the exhibits thereto are incorporated by reference into and are an integral part of this Confirmation Order.

     2. Provisions of Plan and Confirmation Order Nonseverable and Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

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     3. Plan Classification Controlling. The classification of Claims for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to and/or returned by the Claimholders in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes, and (c) may not be relied upon by any Claimholder as representing the actual classification of such Claims under the Plan for distribution purposes.

     4. Proofs of Claim. Proofs of Claim submitted for classes 1, 2, 3, 4, 5, and 9, and Canadian Proof of Claim and Election forms filed by creditors not (i) scheduled on Exhibit C to the Plan or (ii) listed on Schedule I to Schedule B to the Supplement to the Amended and Restated Plan of Compromise and Arrangement Dated September 24, 1999 (the "Canadian Plan")(3) have no effect and the Debtors' failure to object to such Proofs of Claim or Canadian Proof

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(3)  The Canadian Plan is Exhibit D to the Plan, attached hereto as Exhibit A.

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of Claim and Election forms shall not be deemed an admission in this or any other proceeding.

     5. Binding Effect. Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to consummation of the Plan, and except as otherwise expressly provided in the Plan or this Confirmation Order, the provisions of the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and this Confirmation Order shall be binding upon and inure to the benefit of: (a) the Debtors, (b) the Reorganized Debtors, (c) all present and former holders of Claims against and Interests in the Debtors, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan, (d) each Person acquiring property under the Plan, (e) any other party in interest, (f) any Person making an appearance in the Chapter 11 Cases, and (g) each of the foregoing's respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians.

     6. Revesting of Assets. As provided in Article IV.E of the Plan, and except as otherwise specifically

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provided in the Plan or this Confirmation Order, the property of each Debtor's
Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Each Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court.

     7. Discharge, Releases, Limitations of Liability and Indemnification. The discharge of the Debtors and Reorganized Debtors and any of their assets or properties provided in Article XIV.F.1 of the Plan, the releases set forth in Articles IV.I(1), IV.I(2)(a), IV.I(2)(b) (to the extent the holders of the Claims or Interests have accepted the Plan), and XIV.E of the Plan, and the exculpation and limitation of liability provisions set forth in Article XIV.H of the Plan are deemed incorporated in this Confirmation Order as if set forth in full and are hereby approved.

     8. Injunction. Except as otherwise specifically provided in the Plan or Confirmation Order and except as may be necessary to enforce or remedy a breach of the

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Plan and/or the Confirmation Order or to effectuate the Alternate Canadian
Transactions, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is Impaired or terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding, (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, (c) creating, perfecting or enforcing any lien or encumbrance, (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, and (e) commencing or continuing any action in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or of this Confirmation Order.

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     9. Injunction; Released Claims. Except as otherwise specifically provided in the Plan or Confirmation Order and except as may be necessary to enforce or remedy a breach of the Plan and/or the Confirmation Order or to effectuate the Alternate Canadian Transactions, as of the Confirmation Date, all entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released or discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing, in any manner or in any place, any action or other proceeding, (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, (c) creating, perfecting or enforcing any lien or encumbrance, (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity, and
(e) commencing or continuing any action in any manner, in any place that does not comply with or is

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inconsistent with the provisions of the Plan or this Confirmation Order.

     10. Automatic Stay. The stay in effect in the Chapter 11 Cases pursuant to
Section 362(a) of the Bankruptcy Code shall continue to be in effect until the Effective Date and at that time shall be dissolved and of no further force or effect, subject to the injunction set forth in the preceding paragraphs and/or Sections 524 and 1141 of the Bankruptcy Code, except that nothing herein shall bar the filing of financing documents or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order.

     11. Retention of Lender Claims; Relief from Stay. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, in accordance with the Plan, the holders of Allowed Class 6 Secured Lender Claims shall retain such claims against PSC and the other Canadian Debtors and security interests in the assets of PSC and the other Canadian Debtors retained and not transferred in connection with the Alternate Canadian Transactions and such claims shall continue to be governed by the Pre-Peti-

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tion Credit Facility Agreements and shall not be affected by this Confirmation
Order. The stay in effect in the Chapter 11 Cases pursuant to Section 362(a) of the Bankruptcy Code and continued until the Effective Date pursuant to this Order is hereby modified to permit the Lenders and the Account Intermediaries to take the steps necessary to accomplish the Alternate Canadian Transactions.

     12. Assumed Contracts and Leases. Except as otherwise provided in the Plan or the Alternate Canadian Transactions, this Confirmation Order, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date all of the executory contracts and unexpired leases of each Debtor shall be deemed to have been assumed, unless such contract or lease was previously assumed or rejected by such Debtor or previously expired or terminated pursuant to its own terms. Any monetary amounts by which an executory contract or unexpired lease may be in default shall be satisfied in accordance with Section 365(b)(1) of the Bankruptcy Code and any disputes with respect thereto shall be resolved in accordance with Article VIII.B of the Plan. On the Effective Date or such later date as the

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Restructuring Transactions may be implemented, those executory contracts and unexpired leases that are assumed herein with respect to one or more of the Debtors that are implicated in such Restructuring Transactions shall be deemed assigned to the appropriate affiliated successor entity.

     13. Rejected Contracts and Leases. Except as otherwise provided in the Plan or the Alternate Canadian Transactions, this Confirmation Order, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, unless previously rejected or subject to a pending motion filed seeking rejection, none of the executory contracts and unexpired leases to which the Debtors, or any of them, are a party shall be rejected under the Plan.

     14. General Authorizations. As of the date hereof, (a) the Debtors, generally, and PSI specifically, are authorized and empowered to execute, deliver, modify (to the extent such modification does not materially and adversely affect the rights of another Person unless the Debtors obtain the written consent of such Person) and/or file all exhibits to the Plan, documents and agreements introduced into evidence by the Debtors at the Confirmation

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Hearing (including all exhibits and attachments thereto) and any and all other documents and agreements necessary to consummate and implement the Plan and (b) the Debtors and those parties to the documents referenced herein are authorized and directed to perform any and all corporate acts and/or actions in implementing the Plan, including but not limited to the following:

          a. Exit Facility. To execute and deliver any of the documents and to perform any and all actions related to the Exit Facility, including the payment of any required commitment fees or related fees or expenses, without further corporate act or action under applicable law and without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors.

          b. Common Shares. To execute and deliver any and all documents and perform any and all actions relating to issuance and distribution of the Reorganized PSI Common Shares, as well as all other matters involving undertakings and commitments relating to such securities as contemplated by the Plan, including but not limited to, the execution and delivery of the Management Option Plan, the listing of the securities for trading and the registration of the offer and sale of the securities, all of which shall be deemed effective and authorized without further corporate act or action under applicable law and without any requirement of further action by the stockholders or directors of the Debtors.

          c. New Senior Secured Debt. To execute and deliver any of the documents, including but not limited to the New Guaranties, and to perform any and all actions related to the New Senior Secured Debt without further corporate act

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     or action under applicable law and without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors.

          d. New Secured PIK Debt. To execute and deliver any of the documents, including but not limited to the New Guaranties, and to perform any and all actions related to the New Secured PIK Debt without further corporate act or action under applicable law and without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors.

          e. New Unsecured PIK Notes. To issue the New Unsecured PIK Notes, enter into the New Unsecured PIK Notes Indenture substantially in the form of that filed with the Plan Supplement, as well as all other matters involving undertakings and commitments relating to such securities as contemplated by the Plan.

          f. New Unsecured Convertible Notes. To issue the New Unsecured Convertible Notes, enter into the New Convertible Notes Indenture substantially in the form as that filed with the Plan Supplement, as well as all other matters involving undertakings and commitments relating to such securities as contemplated by the Plan.

          g. Registration Rights Agreement. To execute, deliver and perform any and all of the documents or acts related to the Registration Rights Agreement.

          h. Bonds. To execute and deliver from time to time any and all documents (including without limitation financing statements under the Uniform Commercial Code in the applicable jurisdictions) and perform any and all actions relating to the Bonds, the Bonding Lien Order, the Indemnity Agreement and the Intercreditor Agreements, without further corporate act or action under applicable law and without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

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          i. Restructuring Transactions. To enter into such transactions and take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated, including, without limitation, one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions as may be determined by the Reorganized Debtors to be necessary or appropriate.

     15. Exemption From Certain Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security, or the making, delivery, filing, or recording of any instrument of transfer or mortgages under the Plan including, without limitation, in connection with the Alternate Canadian Transactions and the Restructuring Transactions, shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax, or similar tax. All filing or recording

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officers, wherever located and by whomever appointed, are hereby directed to comply with the foregoing and this Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise. This Confirmation Order, without further action by the Debtors or Reorganized Debtors is and shall be binding upon and shall govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any document or instruments.

     16. Substantive Consolidation for the Purposes of Treating Impaired Claims. On the Effective Date: (a) all guaranties of any Debtor of the payment, performance or collection of another Debtor with respect to Class 6, 7 or 8 Claims shall be deemed eliminated and cancelled; (b) any obligation of any Debtor and all guaranties with respect to

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Class 6, 7 or 8 Claims thereof executed by one or more of the other Debtors shall be treated as a single obligation and any obligation of two or more Debtors, and all multiple Impaired Claims against such entities on account of such joint obligations, shall be treated and Allowed only as a single Impaired Claim against the consolidated Debtors; and (c) each Class 6, 7 or 8 Claim filed in the Chapter 11 Cases of any debtor shall be deemed filed against the consolidated Debtors and shall be deemed one Class 6, 7 or 8 Claim against and obligation of the consolidated Debtors. Except as set forth in Article IV.J of the Plan, such substantive consolidation shall not (other than for purposes related to the Plan) (a) affect the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions as provided in Article IV.B.3 of the Plan, (b) cause any Debtor to be liable for any impaired Claim or Unimpaired Claim under the Plan, or any liability or obligation for which it otherwise is not liable, and the liability of any Debtor for any such Claim shall not be affected by such substantive consolidation,

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(c) affect Intercompany Claims of Debtors against Debtors, and (d) affect
Interests in the Subsidiary Debtors.

     17. Bar Date for Administrative Claims. Pursuant to Article XIV.A of the Plan and unless otherwise ordered by this Court, all holders of an asserted Administrative Claim including Substantial Contribution Claims (but not including claims for professional fees or the expenses of the members of any creditors' committee) not paid prior to the Confirmation Date must file with the Court and serve on counsel for the Debtors on or before 30 days after the Effective Date (the "Administrative Claims Bar Date") a request for payment of such Administrative Claims or forever be barred from seeking payment from the Estates or the Reorganized Debtors. The Debtors or Reorganized Debtors, as the case may be, shall have 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to any such Administrative Claims. All final requests for compensation or reimbursement of Professional Fees pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or any creditors' committee prior to the

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Effective Date (other than Substantial Contribution Claims under section
503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtors and their counsel no later than 45 days after the Effective Date. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

     18. Distribution Record Date. In accordance with Article VII.D of the Plan, at the close of business on the Confirmation Date (the "Distribution Record Date"), the transfer records for the Old Debentures and Lender Claims shall be closed, and there shall be no further changes in the record holders of the Old Debentures or Lender Claims. The Reorganized Debtors, the Disbursing Agent, and the Administrative Agent for the Lenders shall have no obligation to recognize any transfer of such Old Debentures or Lender Claims occurring after the Distribution Record Date

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and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date. In accordance with Article VII.D. of the Plan, the register for the Old Common Shares shall be closed as of the close of business on December 16, 1999 (the "Old Common Shares Record Date") for the purposes of determining those persons entitled to receive a distribution with respect to Class 8A Interests. The Reorganized Debtors and the Disbursing Agent shall have no obligation to recognize any transfer of such Old Common Shares after the Old Common Shares Record Date.

     19. Exemption from Securities Laws. The provisions of Section 1145 of the Bankruptcy Code shall be applicable to the issuance and distribution of the Reorganized PSI Common Shares, New Secured PIK Debt, New Unsecured PIK Notes, New Unsecured Convertible Notes and any other securities issuable pursuant to the Plan or issuable upon conversion of any instruments issued pursuant to the Plan. Pursuant to section 1145(a)(1), the offering, issuance and distribution of the Reorganized PSI Common Shares, New Secured PIK Debt, New Unsecured PIK Notes, New Unse-

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cured Convertible Notes and any other securities issuable pursuant to the Plan or issuable upon conversion of any instruments issued pursuant to the Plan shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

     20. Payment of Fees. All fees payable by the Debtor under 28 U.S.C.
Section 1930 shall be paid on or before the Effective Date.

     21. Failure To Consummate Plan. If consummation of the Plan does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void in all respects. In such event, nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed a waiver or release of any Claims by or against, or any Interests in, any Debtors or any other Person in any proceeding involving a Debtor, (b) prejudice in any manner

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the rights of any Debtor or any other Person, (c) constitute an admission of any sort by any Debtor or any other Person, or (d) be construed as a finding of fact or conclusion of law with respect thereto.

     22. Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction over those items and matters set forth in Article XII of the Plan.

     23. Authorization To Consummate Plan. The Court authorizes the Debtors to consummate the Plan after entry of this Confirmation Order and to take such steps as may be necessary to effectuate the Alternate Canadian Transactions.

     24. Notice of Occurrence of Effective Date. On or before the tenth (10th) Business Day following the occurrence of the Effective Date, the Debtors shall serve notice of entry of the Confirmation Order and occurrence of

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the Effective Date pursuant to Fed. R. Bankr. P. 2002(f)(7), 2002(k), and
3020(c), on all Claimholders, the United States Trustee and other parties in interest, by causing a notice substantially the form of the notice annexed hereto as Exhibit B, which form is hereby approved (the "Notice of Effective Date"), to be delivered to such parties by first class mail, postage prepaid; provided, however, that notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Debtors mailed a notice of the Initial Confirmation Hearing, but received such notice returned marked "undeliverable as addressed," "moved - left no forwarding address" or "forwarding order expired," or similar reason, unless the Debtors have been informed in writing by such Person of that Person's new address. The Notice of Effective Date is adequate under the particular circumstances of the Chapter 11 Cases, and no other or further notice is necessary.

     25. Publication/Notice. Within ten Business Days after the occurrence of the Effective Date, or as soon thereafter as is practical, the Reorganized Debtors shall cause to be published one time in either The New York

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Times, The Wall Street Journal or The Globe and Mail the Notice of Effective
Date in substantially the same form as that attached as Exhibit B hereto. The Reorganized Debtors may, but are not required to, publish in such other papers or publications as they deem appropriate.

     26. Effective Date. Upon the occurrence of the Effective Date all of the existing shares of Philip Services (Delaware), Inc. shall be deemed cancelled and extinguished, issuance of the Reorganized PSI Common Shares shall be authorized and the Plan shall be deemed substantially consummated.

     27. References to Plan Provisions. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

     28. Confirmation Order Controlling. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any

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Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

     29. Separate Confirmation Orders. This Confirmation Order is and shall be deemed a separate Confirmation Order with respect to each of the Debtors in each Debtors' separate Chapter 11 Case for all purposes. The Clerk of the Court is directed to file and docket this Confirmation Order in the Chapter 11 Case of each of the Debtors.

     30. Appointment of Board of Directors of Reorganized PSI. As of the Effective Date, each of the directors of PSI shall be deemed to have resigned and each of the persons designated in the Plan and disclosed at or prior to the Confirmation Hearing, or selected prior to the Effective Date in the manner described in the Plan, shall be deemed to be elected as a member of the Board of Directors of Reorganized PSI.

     31. Immediate Effect. Notwithstanding Bankruptcy Rule 3020(e), this Order shall take effect immedi-

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ately upon its entry. The provisions of Bankruptcy Rules 9014 and 7062, and
Rule 62 of the Federal Rules of Civil Procedure, are inapplicable, but to the extent applicable, are hereby waived with respect to this Confirmation Order and all actions to be taken pursuant to this Confirmation Order, the Plan, the Disclosure Statement or any documents connected herewith or therewith, and the Debtors are hereby authorized and directed immediately to take all steps required to consummate the Plan.

     32. Environmental Laws and Regulations of the United States. Notwithstanding anything contained in the Plan or the Confirmation Order to the contrary, regulatory rights and claims of the United States under Environmental Laws or regulations shall not be discharged, impaired or adversely affected by the Plan and the bankruptcy cases, shall survive the bankruptcy cases as if the cases had not been commenced and shall be determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the bankruptcy cases had not been commenced.

     33. Federal Claims. Notwithstanding any provision in the Plan, Confirmation Order or any bar date order to the contrary, there will be no bar date with respect to claims of the United States, and all rights and claims of the United States shall not be discharged, impaired or otherwise adversely affected by the Plan and the bankruptcy cases, shall survive the bankruptcy cases as if the cases had not been commenced, and shall be determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the bankruptcy case had not been commenced, provided, however, that with respect to any claims of the United States Internal Revenue Service that are Priority Tax Claims such claims: (i) shall not be discharged, impaired or adversely affected by the Plan, (ii) shall survive the bankruptcy cases as if the cases had not been commenced, (iii) shall be determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the bankruptcy cases had not been commenced, (iv) shall be paid in full no later than six (6) years from the assessment date in equal quarterly installments with interest accruing at the rate specified in 26 U.S.C. Section 6621 and (v) neither the bankruptcy cases nor the confirmation of the

Plan shall affect any setoff rights of the Internal Revenue Service with respect to such Priority Tax Claims.

     34. Bonding Liens. Notwithstanding any provision of the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall affect the rights, obligations, security or the priority or perfection thereof, of any person under or in connection with the Bonding Lien Order or the Indemnity Agreements, the Intercreditor Agreements and the other agreements referred to therein, all of which are specifically preserved and shall continue after the confirmation of the Plan and any amendment thereto; provided, however, that with respect to any Bonds issued subsequent to the Effective Date, the claims and liens of the New Lenders (as defined below) shall only be subordinated to validly perfected and unavoidable secured claims and liens of the Surety Participants (as defined in the Bonding Lien Order). Without limiting the generality of the foregoing, except as otherwise provided herein: (i) the Exit Lenders and the Lenders/Creditors under the New Secured PIK Debt and the New Senior Secured Term Debt (collectively, the "New Lenders") and each of them shall be bound by the terms of the Bonding Lien Order, the Indemnity Agreement and the Lenders' Intercreditor Agreement, all in the same manner and effect as the Pre-petition Lenders and the DIP Lenders and the respective rights, claims and obligations and the priority thereof of the New Lenders and each of them on the one hand and the Surety Participants on the other hand, will be as set out in the Lenders' Intercreditor Agreement as if the New Lenders and each of them were originally parties to that agreement so that all of the references to the Lenders, the Lenders Obligations and the Lender Security shall refer to the claims and liens of the New Lenders; (ii) the Reorganized Debtors shall assume all obligations of the Debtors under or in connection with the Bonding Lien Order, the Indemnity Agreement and the Intercreditor Agreements and the other agreements and arrangements referred to therein or contemplated thereby; and (iii) the assets of the Debtors shall revest in the Reorganized Debtors subject to the rights and obligations under or in connection with the Bonding Lien Order, the Indemnity Agreement and the Intercreditor Agreements and the other agreements and arrangements referred to therein or contemplated thereby.

     35. Account Intermediary Liens. Notwithstanding any provision of the Plan and this Confirmation Order, but subject to the next following sentence, nothing in the Plan or this Confirmation Order shall affect the rights or obligations or the liens and security interests or the priority or perfection thereof, of any person under or in connection with the Intercreditor Agreement dated as of June 25, 1999 among Canadian Imperial Bank of Commerce, in its capacity as Canadian Account Intermediary, Canadian Imperial Bank of Commerce in its capacity as Account Intermediary Security Agent, Comerica Bank, as United States Account Intermediary, and London Guarantee Insurance Company, for and on behalf of itself and the other Surety Participants, and Philip Services Corp. and each of its affiliates (the "Intercreditor Agreement"), the Security Sharing Agreement dated as of November 30, 1998 among Canadian Imperial Bank of Commerce, in its capacity as Canadian Account Intermediary, Comerica Bank, as United States Account Intermediary, Canadian Imperial Bank of Commerce in its capacity as Account Intermediary Security Agent, and Philip Services Corp. and certain of its subsid-iaries (the "Security Sharing Agreement"), and the Priority and Subordination Agreement dated as of December 4, 1998 among Canadian Imperial Bank of Commerce, in its capacity as security agent, Canadian Imperial Bank of Commerce, in its capacity as administrative agent, Canadian Imperial Bank of Commerce, in its capacity as a letter of credit issuer, Canadian Imperial Bank of Commerce and Comerica Bank, in their respective capacities as bank account service providers, Canadian Imperial Bank of Commerce in its capacity as Account Intermediary Security Agent, and Philip Services Corp. on behalf of itself and its subsidiaries (the "Subordination Agreement"), and the other agreements and arrangements referred to therein or contemplated thereby, all which are specifically preserved and shall continue after the confirmation and consummation of the Plan and any amendment thereto. In addition and without limiting the generality of the foregoing: (i) the New Lenders and each of them shall be bound by the terms of the Intercreditor Agreement, the Security Sharing Agreement and the Subordination Agreement, all in the same manner and effect as the Prepetition Lenders and the DIP Lenders, and the respective rights, claims and obligations, and the priority thereof, of the New Lenders and each of them, on the one hand, and the other parties thereto on the other hand, will be as set out in the Intercreditor Agreement, the Security Sharing Agreement, and the Subordination Agreement as if the New Lenders and each of them were originally parties to that agreement so that all of the references to the Lenders, the Lenders' Security and the Credit Agreement Liabilities shall refer to the claims and liens of the New Lenders;
(ii) the Reorganized Debtors shall assume all obligations of the Debtors under or in connection with the Intercreditor Agreement, the Security Sharing Agreement and the Subordination Agreement and the other agreements and arrangements referred to therein or contemplated thereby; and (iii) the assets of the Debtors shall revest in the Reorganized Debtors subject to the rights and obligations under or in connection with the Intercreditor Agreement, the Security Sharing Agreement and the Subordination Agreement and the other agreements and arrangements referred to therein or contemplated thereby. To the extent that the granting of the Bonding Liens or the use of Cash Collateral during the Cases resulted in a decrease in the value of the holders of the Account Inter-mediary Receivable Liens' interests in such Cash Collateral, the Account Intermediary Replacement Liens granted in favor of the Account Intermediaries (as each of the foregoing capitalized terms is defined in the Cash Collateral Order) pursuant to the Cash Collateral Order shall be preserved and continue unaffected after the Effective Date and shall be assumed by the Reorganized Debtors, provided that such Account Intermediary Replacement Liens shall be junior and subordinate to the (i) liens granted in favor of the Exit Lenders to secure an amount of up to $175 million or (ii) liens and security interests validly perfected pursuant to Court order or otherwise as of the Confirmation Date and preserved as senior to those of the Exit Facility.

     36. Pension Plans. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, nothing in the Plan or this Confirmation Order shall operate as a discharge or release of the Debtors or any other Person with respect to any "withdrawal liability," pursuant to 29 U.S.C. Sections 1383 and 1385, or any pension contribution history, to the Central States, Southwest and Southeast Areas Pension Fund (the "Fund"). Upon the Effective Date of the

     Plan, the Debtors' obligations to the Fund shall be assumed by the applicable Reorganized Debtors in accordance with Article VIII(D) of the Plan and claims of the Fund against the Debtors, including obligations that may be based on the contribution history of the Debtors, shall pass through the Debtors' bankruptcy cases unaffected, will survive confirmation and consummation of the Plan, and shall be fully excepted from the discharge provisions of the Bankruptcy Code, as set forth in 11 U.S.C. Section 1141, to the extent they would otherwise apply. Neither the Plan, the Confirmation Order or section 1141 of the Bankruptcy Code shall, or shall be construed to, discharge, release, or relieve the Debtors or any other party, in any capacity, from any liability with respect to (1) Luntz Corporation Pension Plan for Mansfield Collective Bargaining Employees, (2) Philip Metals, Inc. Luria Brothers Division Hourly Union Pension plan, (3) Luntz Corporation Pension Plan for Warren Collective Bargaining Employees, (4) Luntz Corporation Pension Plan for Canton Hourly Employees and (5) Luntz Corporation Pension Plan - Columbus Collective Bargaining Employees (the "Pension Plans"), under any law, governmental policy or regulatory provision and neither the Pension

Benefit Guaranty Corporation nor the Pension Plans shall be enjoined from enforcing such liability as a result of the Plan's provisions for satisfaction, release and discharge of Claims.

     37. Caterpillar Financial Services Corporation. Nothing herein or in the Plan is intended to affect any right of setoff the Debtors may have under applicable non-bankruptcy law against amounts that may be owed to Caterpillar Financial Services Corporation and the Debtors may exercise such setoff rights only to the extent permitted under applicable non-bankruptcy law. Additionally, except as otherwise permitted under applicable non-bankruptcy law, the Debtors will not setoff against Caterpillar Financial Services Corporation any claim that the Debtors have against any affiliate of Caterpillar Financial Services Corporation.

     38. Great Plains Defendants. Any and all rights of the directors and officers, including but not limited to the officers and directors who are defendants in the Great Plains Action, to the proceeds of the Debtors' relevant directors and officers insurance policies, whether for Excluded Indemnification Obligations or Assumed Indemnification Obligations will be unaffected by and survive the Chapter 11 Cases.

Dated:  Wilmington, Delaware
        November ___, 1999




                         ____________________________________
                         Honorable Mary F. Walrath
                         United States Bankruptcy Judge

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE




- - - - - - - - - - - - - - - - - - - - - - X
                                            :
IN RE                                       :
                                            :        CHAPTER 11
PHILIP SERVICES (DELAWARE), INC., ET AL.    :        CASE NO. 99-02385 (MFW)
                                            :        (JOINTLY ADMINISTERED)
                           DEBTORS.         :
                                            :
- - - - - - - - - - - - - - - - - - - - - - X






                   FIRST AMENDED JOINT PLAN OF REORGANIZATION
                   OF PHILIP SERVICES (DELAWARE), INC., ET AL.


                              SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS) David S. Kurtz
                              Jeffrey W. Linstrom
                              J. Gregory St. Clair
                              Timothy R. Pohl
                              333 W. Wacker Drive
                              Chicago, Illinois 60606-1285
                              (312) 407-0700

                                       -and-

                              SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              Gregg M. Galardi (I.D.#2991)
                              One Rodney Square
                              P.O. Box 636
                              Wilmington, Delaware  19899-0636
                              (302) 651-3000

                              Attorneys for Philip Services (Delaware), Inc., et al.




Dated: September 21, 1999

                                TABLE OF CONTENTS


                                                                                                                       PAGE

TABLE OF EXHIBITS.........................................................................................................v

INTRODUCTION..............................................................................................................1

ARTICLE I. DEFINITIONS, RULES OF INTERPRETATION,COMPUTATION OF TIME AND GOVERNING LAW.....................................1
         A.       Scope of Definitions; Rules of Construction    1
         B.       Definitions    1
         C.       Rules of Interpretation    14
         D.       Computation of Time    14

ARTICLE II. CLASSIFICATION OF CLAIMS AND INTERESTS.......................................................................15
         A.       Introduction    15
         B.       Unclassified Claims    15
                  1.  DIP Facility Claims................................................................................15
                  2.  Administrative Claims..............................................................................15
                  3.  Priority Tax Claims................................................................................15
         C.       Summary of Classified Claims and Interests    15
         D.       Classification of Unimpaired Classes of Claims and Interests    16
                  1.  Class 1:  Other Priority Claims....................................................................16
                  2.  Class 2:  Other Secured Claims.....................................................................16
                  3.  Class 3:  General Unsecured Claims.................................................................16
                  4.  Class 4:  Intercompany Claims of Non-Debtors.......................................................16
                  5.  Class 5:  Subsidiary Interests.....................................................................16
         E.       Classification of Impaired Classes of Claims and Interests.    16
                  1.  Class 6:  Secured Lender Claims....................................................................16
                  2.  Class 7:  All Impaired Unsecured Claims............................................................16
                  3.  Class 8A: Old Common Shares........................................................................16
                  4.  Class 8B: Securities Claims in the Securities Actions..............................................16
                  5.  Class 8C: Other Securities Claims..................................................................16
                  6.  Class 9:  Other Equity Securities..................................................................16

ARTICLE III. TREATMENT OF CLAIMS AND INTERESTS...........................................................................17
         A.       Unclassified Claims    17
                  1.  DIP Facility Claims................................................................................17
                  2.  Administrative Claims..............................................................................17
                  3.  Priority Tax Claims................................................................................17
         B.       Unimpaired Classes of Claims and Interests    17
                  1.  Class 1:  Other Priority Claims....................................................................17
                  2.  Class 2:  Other Secured Claims.....................................................................18
                  3.  Class 3:  General Unsecured Claims.................................................................18
                  4.  Class 4:  Intercompany Claims of Non-Debtors.......................................................18
                  5.  Class 5:  Subsidiary Interests.....................................................................18
         C.       Impaired Classes of Claims and Interests    18
                  1.  Class 6:  Secured Lender Claims....................................................................18
                  2.  Class 7:  Impaired Unsecured Claims................................................................20
                  3.  Class 8A: Old Common Shares........................................................................21
                  4.  Class 8B: Securities Claims in the Securities Actions..............................................21
                  5.  Class 8C: Other Securities Claims..................................................................22
                  6.  Class 9: Other Equity Securities...................................................................22
         D.       Special Provision Regarding Unimpaired Claims    22
         E.       Special Provision Regarding Canadian Class 8B and Class 8C Holders    22

                                       xxxix

         F.       Distributions to Certain Holders of Canadian Impaired Unsecured Claims and Canadian Class 8B
                  and 8C Holders    22
         G.       Distributions to Classes 6, 7, 8B and 8C if Canadian Plan Condition Is Waived  23
         H.       Accrual Of Post-Petition Interest    23

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN.........................................................................23
         A.       Continued Corporate Existence    23
         B.       Corporate Action    24
                  1.  Asset Transfer Pursuant to the Alternate Canadian Transactions.....................................24
                  2.  Cancellation of Old Securities and Agreements......................................................24
                  3.  Certificate of Incorporation and Bylaws............................................................24
                  4.  Restructuring Transactions.........................................................................24
                  5.  Shareholder Rights Plan............................................................................25
                  6.  Reverse Stock Split................................................................................25
                  7.  Shareholder Approval...............................................................................25
         C.       Plan Transactions    25
                  1.  New Securities.....................................................................................25
                  2.  New Senior Secured Debt............................................................................26
                  3.  New Guaranties.....................................................................................26
                  4.  Exit Facility......................................................................................26
                  5.  Tax Related Transactions...........................................................................26
         D.       Directors and Officers    26
         E.       Revesting of Assets; Releases of Liens    27
         F.       Preservation of Rights of Action    27
         G.       Effectuating Documents; Further Transactions    27
         H.       Exemption from Certain Transfer Taxes    27
         I.       Releases and Related Matters    27
                  1.  Releases by Debtors................................................................................27
                  2.  Releases by Holders of Lender Claims, Claims and Interests.........................................28
                  3.  Injunction Related to Releases.....................................................................30
                  4.  Reinstatement of Certain Releases..................................................................30
         J.       Substantive Consolidation for Purposes of Treating Impaired Claims    30
         K.       Contribution and Indemnity Claims Other Than Assumed Indemnification Obligations    30
         L.       Assumed Indemnification Obligations    30

ARTICLE V. ACCEPTANCE OR REJECTION OF THE PLAN...........................................................................31
         A.       Classes Entitled to Vote    31
         B.       Acceptance by Impaired Classes    31
         C.       Cramdown    31

ARTICLE VI. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN..........................................................31

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS..........................................................................31
         A.       Distributions for Claims Allowed as of the Effective Date    31
         B.       Interest on Claims    32
         C.       Distributions by Disbursing Agent and the Indenture Trustee    32
         D.       Record Date for Distributions to Holders of Lender Claims and Old Debentures    32
         E.       Means of Cash Payment    32
         F.       Calculation of Distribution Amounts    32
                  1.  New Common Shares..................................................................................32
                  2.  New Debt Securities................................................................................33
                  3.  Conversion Rate....................................................................................33

                                       xl

         G.       Delivery of Distribution    33
         H.       Surrender of Securities and Instruments    33
                  1.  Notes and Old Debentures.......................................................................... 33
                  2.  Lost, Mutilated or Destroyed Notes or Old Debentures.............................................. 33
                  3.  Failure to Surrender Canceled Note or Old Debentures.............................................. 34
         I.       Withholding and Reporting Requirements    34
         J.       Setoffs    34

ARTICLE VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................... 34
         A.       Assumed Contracts and Leases    34
         B.       Payments Related to Assumption of Contracts and Leases    35
         C.       Rejected Contracts and Leases    35
         D.       Compensation and Benefit Programs    35

ARTICLE IX. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS............... 35
         A.       Prosecution of Objections    35
         B.       No Distributions Pending Allowance    36
         C.       Disputed Distribution Reserve; Reserve for Subsequent Distributions to Qualifying Class 7
                  Creditors    36
         D.       Distributions After Allowance of Class 7 Claims and Canadian Impaired Unsecured Claims    36
         E.       Distribution Procedures for Class 8 Claims and Interests    36

ARTICLE X. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN............................................ 37
         A.       Conditions to Confirmation    37
         B.       Conditions to Effective Date    37
         C.       Waiver of Conditions    38

ARTICLE XI. MODIFICATIONS AND AMENDMENTS................................................................................ 38

ARTICLE XII. RETENTION OF JURISDICTION.................................................................................. 39

ARTICLE XIII. COMPROMISES AND SETTLEMENTS............................................................................... 40

ARTICLE XIV. MISCELLANEOUS PROVISIONS................................................................................... 40
         A.       Bar Dates For Certain Post-Petition Claims    40
                  1.  Administrative Claims; Substantial Contribution Claims............................................ 40
                  2. Professional Fee Claims............................................................................ 41
         B.       Payment of Statutory Fees    41
         C.       Severability of Plan Provisions    41
         D.       Successors and Assigns    41
         E.       Releases and Satisfaction of Subordination Rights    41
         F.       Discharge of the Debtors; Injunction    42
                  1.  Discharge......................................................................................... 42
                  2.  Injunction........................................................................................ 42
         G.       Committees    43
         H.       Exculpation and Limitation of Liability; Indemnity    43
         I.       Binding Effect    44
         J.       Revocation, Withdrawal or Non-Consummation    45
         K.       Plan Supplement    45
         L.       Notices    45

                                       xli

         M.       Payment of Certain Fees and Expenses    45
         N.       Prepayment    46
         O.       Term of Injunctions or Stays    46
         P.       Governing Law    46

                                      xlii

TABLE OF EXHIBITS

EXHIBIT                                     NAME
    A                      List of Subsidiary Debtors

    B                      List of Impaired Unsecured Claims

    C                      List of Canadian Impaired Unsecured Claims

    D                      Canadian Reorganization Plan

                                     xliii

                                  INTRODUCTION

     Philip Services (Delaware), Inc., a Delaware corporation ("PSI"), Philip Services Corp., an Ontario corporation ("PSC"), and those entities listed on Exhibit A hereto (the "Subsidiary Debtors") hereby propose the following joint plan of reorganization (the "Plan") for the resolution of their outstanding creditor Claims and equity Interests. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. All capitalized terms not defined in this Introduction have the meanings ascribed in Article I of this Plan. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Securities to be issued under the Plan.

     As explained in the Disclosure Statement, the precise treatment of certain classes of Claims and Interests under the Plan differs depending on which of two alternative restructurings are implemented in the Canadian CCAA proceedings of PSC and the other Canadian Debtors: the Canadian Reorganization Plan or the Alternate Canadian Transactions. If the Canadian Reorganization Plan is sanctioned, PSC and the other Canadian Debtors will reorganize and PSC, as reorganized, will emerge from chapter 11 and its CCAA proceedings as the ultimate parent company of the Reorganized Debtors and the Canadian Debtors. Alternatively, if the Alternate Canadian Transactions are implemented, the reorganization of the Canadian Debtors will be accomplished through the transfer of the businesses of the Canadian Debtors as going concerns to one or more direct or indirect subsidiaries of Reorganized PSI, with certain claims and causes of action and other assets being retained by PSC and the other Canadian Debtors, subject to the Lenders' security interests and Reorganized PSI will emerge from chapter 11 as the ultimate parent company of the Reorganized Debtors. In addition, the precise treatment of certain classes of Claims and Interests under the Plan may differ if the Debtors waive the condition to the Effective Date of this Plan that either the Canadian Reorganization Plan has been sanctioned or the Alternate Canadian Transactions have been implemented and thus this Plan becomes effective before the outcome of the Canadian Debtors' CCAA proceedings has been determined. The Debtors believe that there will not be a material economic impact on the nature or value of the distributions to be made under this Plan as a result of which of these alternatives are implemented.

     All holders of Claims and all holders of Interests are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and Article XI of this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.


                                   ARTICLE I.

                      DEFINITIONS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.   SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

     For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.   DEFINITIONS

     I.1 "Account Intermediaries" means (a) CIBC in its capacity as the provider of the CIBC Bank Account Services, (b) Comerica and its affiliates in their respective capacities as the providers of Comerica Bank Account Services and (c) for purposes of Articles IV.I.1 and IV.I.2, includes Royal Bank of Canada in its capacity as the former provider of bank account services to one or more of the Canadian Debtors.

     I.2 "Administrative Agent" means CIBC or its successor as administrative agent for the Lenders under the Pre-Petition Credit Agreement.

     I.3 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. Section 1930 and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A)of the Bankruptcy Code.

     I.4 "Agreed LC Claim" means $20 million.

     I.5 "Allowed Canadian Impaired Unsecured Claim" means (a) with respect to a Canadian Impaired Unsecured Claims the holder of which has made the U.S. Plan Election, if the Alternate Canadian Transactions are implemented, (1) a claim as to which no objection to allowance or request for estimation has been interposed on or before the Effective Date or the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, (2) as to which any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, and (3) that has been allowed by a Final Order and (b) with respect to a Canadian Impaired Unsecured Claim if the Canadian Reorganization Plan is sanctioned, a claim that has been allowed pursuant to the Canadian Reorganization Plan.

     I.6 "Allowed Claim" means a Claim (a) as to which no objection to allowance or request for estimation has been interposed on or before the Effective Date or the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, (b) as to which any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, (c) that has been allowed by a Final Order or (d) that is expressly allowed in a liquidated amount in the Plan; provided, however, that, with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim allowed in accordance with Article XIV.A of this Plan; provided further, however, that all Class 1, 2, 3 and 4 Claims, if any, shall, except as otherwise provided herein or in Orders of the Bankruptcy Court, be treated for all purposes as if the Chapter 11 Cases were not filed, and the determination of whether any such Claims shall be allowed and/or the amount of any such Claims (as to which no proof of Claim need be filed) shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced.

     I.7 "Allowed" means, when used in reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

     I.8 "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

     I.9 "Allowed Class . . . Interest" means an Interest in the particular Class described (a) that has been allowed by a Final Order, (b) for which (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or (c) that is expressly allowed in the Plan.

     I.10 "Allwaste Lock-up Agreement" means the Term Sheet executed as of July 8, 1999 by Kornitzer Capital Management, Inc. and Great Plains Trust Company.

     I.11 "Alternate Canadian Transactions" means, if the Canadian Reorganization Plan is not sanctioned, the series of transactions pursuant to which the Lenders will enforce the remedies available to them under Canadian law against one or more of PSC or the other Canadian Debtors; the businesses of the Canadian Debtors will be transferred as going concerns to one or more direct or indirect subsidiaries of Reorganized PSI; and the proceeds of such transfers will be distributed in accordance with the priorities under Canadian law of the claims against the transferred assets.

     I.12 "Amended and Restated Term Credit Agreement" means collectively, the agreement, together with ancillary documents, to be entered into among Reorganized PSC and/or Reorganized PSI and holders of Secured Lender Claims as of the Effective Date, pursuant to which the New Senior Secured Term Debt and New Secured PIK Debt will be governed, which agreement shall be substantially in the form included in the Plan Supplement, and which shall be incorporated into the Exit Facility if the Alternate Canadian Transactions are implemented.

     I.13 "Amended Certificates of Incorporation and Bylaws" means the Reorganized Debtors' certificates of incorporation and bylaws, as amended by the Plan.

     I.14 "Assumed Indemnification Obligations" means (a) the obligations of PSC pursuant to section 7.02 of its bylaws to indemnify current and former directors and officers, on the terms and subject to the limitations described therein, if and to the extent that such indemnification is permissible under the Ontario Business Corporations Act or such other applicable governing corporate statute and (b) the obligations of the Debtors other than PSC to indemnify current and former directors and officers under their respective bylaws to the extent such indemnification obligations are not more expansive than those of PSC under section 7.02 of its bylaws if and to the extent such indemnification is permissible under the applicable governing corporate statute of the applicable Debtor, in each case, including any affirmative obligation of the Debtors to indemnify current and former directors and officers in connection with any governmental, regulatory or enforcement investigation or action and in each case solely with respect to such officer or director actions subsequent to becoming an officer or director of PSC or of a direct or indirect subsidiary or affiliate of PSC. Notwithstanding anything herein to the contrary, Assumed Indemnification Obligations shall not include any Excluded Indemnification Obligations.

     I.15 "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims and/or Interests entitled to vote under Article II hereof in connection with the solicitation of acceptances of the Plan.

     I.16 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended.

     I.17 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

     I.18 "Bankruptcy Rules" means collectively the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

     I.19 "BTCo" means Bankers Trust Company.

     I.20 "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing Proofs of Claim or Interest against the Debtors.

     I.21 "Bonding Lien Order" means the Stipulation and Order Authorizing Debtors to Obtain Post-Petition Surety Bonds and to Enter into Indemnity Agreement and Intercreditor Agreement, dated June 28, 1999.

     I.22 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

     I.23 "Canadian Bankruptcy Court" means the Ontario Superior Court of
Justice.

     I.24 "Canadian Claim" means (a) a claim of a Canadian resident against a Canadian Debtor that has not also been asserted against a United States Debtor and (b) a claim of a United States resident against a Canadian Debtor other than PSC that has not also been asserted against a United States Debtor.

     I.25 "Canadian Class Action" means the putative class action entitled Menegon v. Philip Services Corp., et al., File No. 4166 CP 98 (Ontario Court, General Division).

     I.26 "Canadian Class 8B Holder" means a Canadian resident that is a holder of a claim that would be classified in Class 8B if such holder was not a Canadian resident.

     I.27 "Canadian Class 8C Holder" means a Canadian resident that is a holder of a claim that would be classified in Class 8C if such holder was not a Canadian resident.

     I.28 "Canadian Debtors" means PSC and the Subsidiaries that have commenced proceedings in the Canadian Bankruptcy Court under the CCAA.

     I.29 "Canadian Impaired Unsecured Claims" means those Canadian Claims listed on Exhibit C hereto, as amended or supplemented from time to time.

     I.30 "Canadian Plan Condition" means the condition to the Effective Date contained in Article X.B.6.

     I.31 "Canadian Proof of Claim and Election" means the form to be received by Logan & Company Inc. by the Voting Deadline by a holder of a Canadian Impaired Unsecured Claim or Canadian Class 8C Holder (a) voluntarily and irrevocably electing to submit to the personal and subject matter jurisdiction of the Bankruptcy Court for purposes of participating in distributions under this Plan, (b) voluntarily and irrevocably consenting to have the allowance and priority of such holder's claim determined in accordance with the provisions of the Bankruptcy Code, (c) voluntarily and irrevocably agreeing to be bound by the provisions of the Plan in all respects and (d) asserting the amount of such holder's claim, a copy of which shall be included in the solicitation materials distributed to holders of Canadian Impaired Unsecured Claims and Canadian Class 8C Holders.

     I.32 "Canadian Reorganization Plan" means the Plan of Compromise and Arrangement proposed by the Canadian Debtors in their CCAA proceedings providing for the reorganization of PSC and the other Canadian Debtors, as may be amended from time to time.

     I.33 "Cash" means legal tender of the United States or equivalents thereof.

     I.34 "Cash Collateral Order" means the Amended Final Stipulation and Order Authorizing and Restricting Use of Cash Collateral and Granting Adequate Protection of Secured Claims, dated July 29, 1999.

     I.35 "CCAA" means the Companies' Creditors Arrangement Act (Canada).

     I.36 "Chapter 11 Cases" means the jointly administered Chapter 11 cases of the Debtors.

     I.37 "Chazen Actions" means the actions filed by a group of former shareholders of the Southern-Foundry Supply group of companies captioned Gary D. Chazen, Robert G. Chazen, Julius L. Chazen and Ruth E. Chazen v. Philip Metals Inc., et al., Case No:99 Civ. 2797 (MBM) (dismissed); and Stephen M. Chazen v. Philip Metals Inc., previously known as Philip Metals (Ohio) Inc., Philip Services Corp., Allen Fracassi, and Robert Waxman, No: CV9801642, in the Circuit Court of Jefferson County, Alabama (subsequently dismissed in favor of arbitration), and any and all actions that could be asserted by such Plaintiffs based upon the facts that have been or could be alleged in these actions or any other facts arising out of the acquisition by PSC of the Southern-Foundry Supply group of companies.

     I.38 "Chazen Claims" means any Claims arising out of the Chazen Actions.

     I.39 "CIBC" means Canadian Imperial Bank of Commerce.

     I.40 "CIBC Bank Account Services" means "CIBC Bank Account Services" as defined in the Pre-Petition Credit Agreement.

     I.41 "Claim" means a claim, as such term is defined by section 101(5) of the Bankruptcy Code, against the Debtors, or any of them, whether or not asserted.

     I.42 "Claims Objection Deadline" means the last day for filing objections to Claims (other than Claims set forth in Article 1.82), which day shall be established by an order of the Bankruptcy Court.

     I.43 "Claims Estimation Deadline" means the last day for filing a request for estimation of a Disputed Class 7 Claim (and if the Alternate Canadian Transactions are implemented, a Disputed Canadian Impaired Unsecured Claim the holder of which has made the U.S. Plan Election if the Alternate Canadian Transactions are implemented), for the purpose of establishing the Disputed Claims Reserve, which day shall be 15 days after the Confirmation Date.

     I.44 "Class" means a category of holders of Claims or Interests, as described in Article II below.

     I.45 "Class 6 Additional Distribution" means, if the Alternate Canadian Transactions are implemented (a) an amount of Reorganized PSI Common Shares equivalent to the aggregate amount of New Common Shares after the Reverse Stock Split to which holders of Canadian Impaired Unsecured Claims that do not make the U.S. Plan Election would have been entitled if the Canadian Reorganization Plan had been sanctioned as of the Effective Date (based on the Debtors' estimate of the Allowed amount of such claims) and (b) an amount of New Unsecured PIK Notes equal to the aggregate amount to which holders of Canadian Impaired Unsecured Claims that do not make the U.S. Plan Election would have been entitled if they had each made the U.S. Plan Election (based on the Debtors' estimate of the Allowed amount of such claims).

     I.46 "Class 7 Election" means that election to be made by Qualifying Class 7 Creditors on the Ballot to be submitted on or before the Voting Deadline as to a distribution of New Unsecured PIK Notes or New Unsecured Convertible Notes pursuant to Article III.C.2.

     I.47 "Class 8 Solicitation Order" means a Final Order of the Bankruptcy Court or other court of competent jurisdiction in form and substance satisfactory to PSC providing that Class 8 is not entitled to vote on the Plan and Class 8 is deemed to have rejected the Plan.

     I.48 "Collateral" means any property or interest in the property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

     I.49 "Comerica Bank Account Services" means "Comerica Bank Account Services" as defined in the Pre-Petition Credit Agreement.

     I.50 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

     I.51 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

     I.52 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

     I.53 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

     I.54 "Credit Documents" means the "Credit Documents" as defined in the Pre-Petition Credit Agreement.

     I.55 "Creditor" means any Person who holds a Claim against any of the Debtors.

     I.56 "Creditors' Committee" means the committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

     I.57 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable nonbankruptcy law.

     I.58 "Debtor(s)" means individually PSI, PSC and each of the Subsidiary Debtors, and collectively, PSI, PSC and the Subsidiary Debtors, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

     I.59 "Deloitte & Touche" means Deloitte & Touche, its successors and affiliates.

     I.60 "Dilution" means dilution subsequent to the Effective Date (a) to the extent necessary to give effect to the convertibility of the New Secured PIK Debt, the New Unsecured Convertible Notes and the exercise of the Management Options or (b) otherwise as a result of the issuance of common shares, implementation of other management incentive programs or other action taken by the board of directors of Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived).

     I.61 "DIP Agent" means BTCo, in its capacity as administrative agent under the DIP Facility Agreement.

     I.62 "DIP Co-Arrangers" means BTCo and CIBC, in their capacities as co-arrangers of the DIP Facility.

     I.63 "DIP Facility" means the debtor-in-possession credit facility provided to the Debtors during the Chapter 11 Cases in the principal amount of $100 million of available credit, pursuant to the DIP Facility Agreement.

     I.64 "DIP Facility Agreement" means the Credit Agreement between PSC and PSI as borrowers, the Subsidiary Debtors as guarantors, certain other Subsidiaries as guarantors, the DIP Agent, and the DIP Co-Arrangers, and the other lender signatories thereto.

     I.65 "DIP Facility Claim" means a Claim arising under or as a result of the DIP Facility.

     I.66 "DIP Order" means the Interim Order Authorizing Debtors to Obtain Post-Petition Financing Pursuant to 11 U.S.C. Sections 364(c) and 364(d), dated July 27, 1999.

     I.67 "Disbursing Agent" means Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) or any party designated by Reorganized PSC or PSI as applicable, to serve as a disbursing agent under the Plan and, with respect to the Old Debentures, shall mean the indenture trustee under the Old Indenture.

     I.68 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

     I.69 "Disputed Canadian Impaired Unsecured Claim" means a Canadian Impaired Unsecured Claim that has not become an Allowed Canadian Impaired Unsecured Claim or been estimated pursuant to the Plan, the Confirmation Order, Stipulation or a Final Order of the Bankruptcy Court.

     I.70 "Disputed Class 7 Claim" means any Impaired Unsecured Claim which has not become an Allowed Claim, or been estimated pursuant to the Plan, the Confirmation Order, Stipulation or a Final Order of the Bankruptcy Court.

     I.71 "Disputed Class 7 and Canadian Impaired Unsecured Claim Amount" means
(a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Class 7 Claim (or a Disputed Canadian Impaired Unsecured Claim the holder of which has made the U.S. Plan Election if the Alternate Canadian Transactions are implemented), (i) the liquidated amount set forth in such Proof of Claim; (ii) an amount agreed to by the Debtors and the holder of such Claim or Disputed Canadian Impaired Unsecured Claim; or (iii) if a request for estimation is filed by the Debtors or other parties in interest by the Claims Estimation Deadline, the amount at which such Claim or Canadian Impaired Unsecured Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Class 7 Claim (or a Disputed Canadian Impaired Unsecured Claim the holder of which has made the U.S. Plan Election if the Alternate Canadian Transactions are implemented),
(i) an amount agreed to by the Debtors and the holder of such Disputed Class 7 Claim or Disputed Canadian Impaired Unsecured Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Class 7 Claim or Disputed Canadian Impaired Unsecured Claim, provided, however, that the Debtors, the claimant or other parties in interest must file a request for estimation of such Disputed Class 7 Claim or Disputed Canadian Impaired Unsecured Claim no later than the Claims Estimation Deadline; (c) if the Claim was listed on the Impaired Unsecured Claims List as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero; (d) if the Alternate Canadian Transactions are implemented the Debtors' estimate of the maximum aggregate liability for Disputed Canadian Impaired Unsecured Claims the holders of which have not made the U.S. Plan Election or (e) if the Canadian Reorganization Plan is sanctioned, the maximum aggregate liability for Canadian Impaired Unsecured Claims as determined under the Canadian Reorganization Plan.

     I.72 "Disputed Distribution Reserve" means the reserve, if any, established and maintained by the Disbursing Agent, into which the Reorganized Debtors shall deposit the amount of New Unsecured PIK Notes and New Common Shares (or Reorganized PSI Common Shares if applicable) determined pursuant to Article IX.C hereof.

     I.73 "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made by the Reorganized Debtors, provided that (a) distributions to holders of Allowed DIP Facility, Allowed Administrative, Allowed Priority Tax and Allowed Class 6 Claims shall be made within thirty (30) Business Days after the Effective Date and (b) distributions to holders of (i) Allowed Class 7 Claims and (ii) if the Alternate Canadian Transactions are implemented, on account of Canadian Impaired Unsecured Claims that make the U.S. Plan Election and with respect to the Class 6 Additional Distribution, shall not occur prior to the estimation of Disputed Class 7 Claims and Disputed Canadian Impaired Unsecured Claims for the purpose of establishing the Disputed Distribution Reserve as set forth in Article IX.C.

     I.74 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims or Interests, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

     I.75 "Effective Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Article X.B hereof have been satisfied or waived as provided in Article X.C hereof and is the effective date of the Plan.

     I.76 "Estate(s)" means individually the estate of each Debtor in the Chapter 11 Cases, and, collectively, the estates of all Debtors in the Chapter 11 Cases, created pursuant to section 541 of the Bankruptcy Code.

     I.77 "Excess Proceeds Account" means a separate interest-bearing account established by the DIP Agent into which Net Asset Sale Proceeds of all asset sales of PSC and the Subsidiaries consummated on or after the Petition Date are deposited and into which all proceeds at any time deposited into the Pre-Petition Proceeds Account (without giving effect to any disbursements from the Pre-Petition Proceeds Account prior to the Petition Date) in excess of $93,000,000 (after post-closing adjustments of no greater than $4,000,000 deposited into the Pre-Petition Proceeds Account with respect to the sale of certain assets of PSC's aluminum division prior to the Petition Date) shall also be deposited, which funds shall be held by the DIP Agent to be distributed in accordance with this Plan on the Effective Date.

     I.78 "Excluded Indemnification Obligations" means (i) the obligations of the Debtors to indemnify any current or former officers, directors or employees solely as to claims actually asserted as of the Petition Date, or claims asserted after the Petition Date in the following actions or in actions initiated after the Petition Date, in each case arising out of or related to the same nucleus of operative facts alleged in the following actions as of the Petition Date or when such actions were filed: (A) the consolidated, putative class action entitled In re Philip Services, Corp Securities Litigation, 98 CV 835 (MBM), previously pending against PSC in the United States District Court for the Southern District of New York, and the putative class action entitled Menegon v. Philip Services Corp., et al., File No. 4166 CP 98 (Ontario Court, General Division), (B) the action filed by a group of former shareholders of the Steiner-Liff Metals group of companies on October 6, 1998, with the American Arbitration Association captioned In re Liff Arbitration, Case No. 39 Y 1680012 98 and the litigation styled Liff v. Chodos, Case No. 99 Civ. 1322 (dismissed and pending appeal), (C) the actions filed by a group of former shareholders of the Southern-Foundry Supply group of companies captioned Gary D. Chazen, Robert
G. Chazen, Julius L. Chazen and Ruth E. Chazen v. Philip Metals Inc., et al., Case No:99 Civ. 2797 (MBM) (S.D.N.Y.) (dismissed); and Stephen M. Chazen v. Philip Metals Inc., previously known as Philip Metals (Ohio) Inc., Philip Services Corp., Allen Fracassi, and Robert Waxman, No: CV9801642, in the Circuit Court of Jefferson County, Alabama (subsequently dismissed in favor of arbitration) and (D) the action captioned Great Plains Trust Company and Kornitzer Capital Management, Inc. v. Robert M. Christe, R.L. Nelson, Jr., T. Wayne Wren, Jr., Michael W. Ramirez, David E. Fanta, James E. Rief, William L. Fiedler, Michael A. Baker, John U. Clarke, Frank A. Rossi, Thomas J. Tierney and
T. Michael Young, No. 1999-38771, in the District Court of Harris County, Texas;
(ii) any claims for reimbursement, contribution or indemnity that may be asserted by Robert Waxman, Greg Madesker, Rik Barrese, Drew Luntz, Andrew Luntz and John Luntz; (iii) any claims for reimbursement, contribution or indemnity asserted by present or former professionals or advisors of the Debtors or Subsidiaries, including, without limitation, Deloitte & Touche, any insurance brokers retained by the Debtors, accountants, auditors, financial consultants, underwriters or attorneys as to claims arising out of the matters alleged in the Securities Actions, the Chazen Actions, the Liff Actions, the Great Plains Action, or in any action initiated after the Petition Date based upon similar factual allegations or alleging similar causes of action, including, but not limited to, any third party complaint or claim by Deloitte & Touche in connection with any action commenced after the Petition Date by or on behalf of the Debtors, the Reorganized Debtors or the Lenders relating to accounting or audit work performed by Deloitte & Touche for the Debtors, and any indemnification obligation of such professionals or advisors (including, without limitation, obligations and claims described above) of the kind described in section 510(b) of the Bankruptcy Code or subject to subordination pursuant to section 510(c) of the Bankruptcy Code and (iv) any reimbursement, contribution or indemnity obligations to current or former directors or officers of any Debtor that are more expansive than those contained in section 7.02 of PSC's bylaws or which are not permissible under the applicable governing corporate statute of the applicable Debtor; provided, however, that "Excluded Indemnification Obligations" shall not impact the setoff rights, if any, of any party, and shall not include Assumed Indemnification Obligations in connection with any governmental, regulatory or enforcement investigation or action or Assumed Indemnification Obligations to pay the reasonable defense costs of any individual who was a director, officer or employee of a Debtor as of the Petition Date in connection with any third party complaint or claim by Deloitte & Touche and/or Robert Waxman against such officer, director or employee in connection with any action commenced by the Debtors, the Reorganized Debtors or the Lenders against Deloitte & Touche arising out of the same nucleus of operative facts alleged in the Securities Actions, the Chazen Actions or the Liff Actions.

     I.79 "Exit Facility" means the new senior secured credit facility in an aggregate principal amount of approximately $125 million, which the Reorganized Debtors anticipate entering into as a condition to the consummation of the Plan.

     I.80 "Exit Lender(s)" means the lender(s) under the Exit Facility.

     I.81 "Final Order" means an order or judgment of the Bankruptcy Court, as entered on the docket in the Chapter 11 Cases, or the order or judgment of any other court of competent jurisdiction, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

     I.82 "General Unsecured Claim" means a Claim against the Debtors, that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Intercompany Claim of a Non-Debtor, Secured Lender Claim, Unsecured Lender Claim, Impaired Unsecured Claim, Securities Claim, Other Securities Claim or Excluded Indemnification Obligation.

     I.83 "Great Plains Action" means the action captioned Great Plains Trust Company and Kornitzer Capital Management, Inc. v. Robert M. Christe, R.L. Nelson, Jr., T. Wayne Wren, Jr., Michael W. Ramirez, David E. Fanta, James E. Rief, William L. Fiedler, Michael A. Baker, John U. Clarke, Frank A. Rossi, Thomas J. Tierney and T. Michael Young, No. 1999-38771, in the District Court of Harris County, Texas.

     I.84 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     I.85 "Impaired Trade Claims" means Claims in excess of $50,000 of trade vendors who do not agree to continue to provide trade credit to the Debtors in accordance with terms provided prior to the Petition Date or who have not actually provided such terms during the Chapter 11 Cases.

     I.86 "Impaired Unsecured Claims" means collectively the Claims listed on the Impaired Unsecured Claims List, the Unsecured Lender Claims, the Old Debenture Claims, Impaired Trade Claims and Claims of parties to executory contracts and leases that are rejected in the Chapter 11 Cases.

     I.87 "Impaired Unsecured Claims List" means the list of Impaired Unsecured Claims attached hereto as Exhibit B as amended or supplemented from time to time.

     I.88 "Indenture Trustee" means First Union National Bank or its successor, in either case in its capacity as indenture trustee for the Old Debentures.

     I.89 "Intercompany Claim" means, as the case may be, any Claim of (a) any Subsidiary against a Debtor, (b) any Subsidiary against any other Subsidiary, or
(c) PSC against any Subsidiary.

     I.90 "Interest" means (a) the legal, equitable, contractual and other rights of any Person (including any 401K plan or plan participant) with respect to Old Common Shares, Old Stock Options or any Other Equity Securities of any Debtor and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

     I.91 "LC Lenders" means the "LC Lenders" as defined in the Pre-Petition Credit Agreement.

     I.92 "Lender" means a "Lender" as defined in the Pre-Petition Credit Agreement, CIBC as Administrative Agent, BTCo as syndication agent, CIBC and BTCo as co-arrangers, and their individual successors and assigns.

     I.93 "Lender Claim" means a Claim of a Lender arising under or as a result of the Pre-Petition Credit Facility Agreements.

     I.94 "Lender Lock-up Agreement" means the letter agreement dated as of April 5, 1999, as amended and restated as of June 21, 1999, and as may be amended further subsequent to the date hereof, among PSC and the lenders signatories thereto with respect to the principal terms and conditions of this Plan.

     I.95 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

     I.96 "Liff Actions" means the action filed by a group of former shareholders of the Steiner-Liff Metals group of companies on October 6, 1998, with the American Arbitration Association captioned In re Liff Arbitration, Case No. 39 Y 168 00112 98, the litigation styled Liff v. Chodos, Case No. 99 Civ. 1322 (MBM) (S.D.N.Y.) (dismissed and pending appeal) and any and all actions that could be asserted by such Plaintiffs based upon the facts that have been or could be alleged in this action or any other facts arising out of the acquisition by PSC of the Steiner-Liff Metals group of companies.

     I.97 "Liff Claims" means any Claims arising out of the Liff Actions.

     I.98 "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Article IV.F of this Plan.

     I.99 "Management Option Agreement(s)" means the stock option agreement(s) to be entered into by Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) and the Management Option Plan Participants, pursuant to which the Management Options will be granted.

     I.100 "Management Option Plan" means a stock option plan to be adopted by the Board of Directors of Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) on or after the Effective Date.

     I.101 "Management Option Plan Participants" means the employees of Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) entitled to participate in the Management Option Plan.

     I.102 "Management Options" means the options to be issued by Reorganized PSC or PSI, as applicable, to the Management Option Plan Participants to purchase PSC Common Shares (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI Common Shares (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) pursuant to the provisions of the Management Option Agreement to be entered into under the Management Option Plan, subject to Dilution.

     I.103 "Net Asset Sale Proceeds" means the cash proceeds of asset sales of PSC and the Subsidiaries net only of reasonable costs and expenses and the payment of Other Secured Claims (excluding the Secured Claims of the Account Intermediaries) secured by Liens on such assets senior to the Liens securing the Secured Lender Claims on such assets.

     I.104 "Net Asset Sale Proceeds Pool" means the amount of cash in the Excess Proceeds Account equal to sixty-six and two-thirds percent (66-2/3%) of the first $200,000,000 of any Net Asset Sale Proceeds of the U.S. Ferrous division, if the US Ferrous division is sold, plus seventy-five percent (75%) of all other Net Asset Sale Proceeds in the Excess Proceeds Account.

     I.105 "New Common Shares" means common shares of Reorganized PSC to be authorized under Article IV.C.1 of the Plan (if the Canadian Reorganization Plan is sanctioned), and for the purposes of the Reverse Stock Split, shall include the common shares of Reorganized PSC, if any, to be retained by holders of Allowed Class 8A Interests under the Plan.

     I.106 "New Debt Securities" means collectively the New Secured PIK Debt, the New Unsecured PIK Notes and the New Unsecured Convertible Notes.

     I.107 "New Guaranties" means collectively the secured guaranties of the Reorganized Subsidiary Debtors (in existence after giving effect to the Restructuring Transactions) and the other Restricted Subsidiaries to be entered into as of the Effective Date to guaranty and secure the New Senior Secured Term Debt and the New Secured PIK Debt.

     I.108 "New Securities" means collectively the New Common Shares (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI Common Shares (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived), New Secured PIK Debt, New Unsecured PIK Notes, New Unsecured Convertible Notes and Management Options.

     I.109 "New Secured PIK Debt" means the 10% Secured Convertible PIK Debt due 2004 of Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) in the aggregate principal amount of $100 million, to be issued and distributed pursuant to the Plan on the Distribution Date and governed by the terms of the Amended and Restated Term Credit Agreement, the original face amount of which are convertible until maturity at the option of the holders into twenty-five percent (25%) of (i) the PSC Common Shares (if the Canadian Reorganization Plan is sanctioned) or (ii) Reorganized PSI Common Shares (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived), in the aggregate, not subject to Dilution, as of the Effective Date and having usual anti-dilution provisions applicable in a public offering of convertible debt, including giving effect to the issuance of any New Common Shares, PSC Common Shares or Reorganized PSI Common Shares under the Shareholder Rights Plan.

     I.110 "New Senior Secured Term Debt" means the secured term debt of Reorganized PSI due 2004, to be governed by the terms of the Amended and Restated Term Credit Agreement, to be distributed under the Plan on the Distribution Date in the aggregate principal amount of $250 million minus an amount equal to the portion of the Net Asset Sale Proceeds Pool distributed to the holders of the Class 6 Secured Lender Claims on the Effective Date.

     I.111 "New Unsecured Convertible Notes" means the 3% Unsecured Convertible Notes due 2019 of Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived), to be governed by the terms of the New Unsecured Convertible Notes Indenture, in an aggregate face amount not to exceed $18 million, to be issued and distributed pursuant to the Plan on the Class 7 Distribution Date and governed by the terms of the New Unsecured Convertible Notes Indenture; provided, however, that no New Unsecured Convertible Notes will be issued if Class 7 votes to reject the Plan.

     I.112 "New Unsecured Convertible Notes Indenture" means the indenture to be entered into between Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) and an entity to be selected prior to the Effective Date, as indenture trustee, under which the New Unsecured Convertible Notes shall be issued, which indenture shall be substantially in the form included in the Plan Supplement.

     I.113 "New Unsecured PIK Notes Indenture" means the indenture to be entered into between Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) and an entity to be selected prior to the Effective Date, as indenture trustee, under which the New Unsecured PIK Notes shall be issued, which indenture shall be substantially in the form included in the Plan Supplement.

     I.114 "New Unsecured PIK Notes" means the 6% Unsecured PIK Notes due 2009 of Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) in the aggregate principal amount not to exceed $60 million, to be issued and distributed pursuant to the Plan on the Class 7 Distribution Date and governed by the terms of the New Unsecured PIK Notes Indenture; provided, however, that no New Unsecured PIK Notes will be issued (i) if the Canadian Reorganization Plan is sanctioned, and Class 7 votes to reject the Plan and the class of holders of Canadian Impaired Unsecured Claims votes to reject the Canadian Reorganization Plan or (ii) if the Alternate Canadian Transactions are implemented and Class 7 votes to reject the Plan.

     I.115 "Old Common Shares" means the common shares of PSC issued and outstanding as of the Petition Date.

     I.116 "Old Debentures" means the 73% Convertible Subordinated Debentures due 2014, issued and outstanding under the Old Indenture.

     I.117 "Old Indenture" means the Indenture, dated June 1, 1989, between Allwaste, Inc. and TCT, as trustee, as modified by the First Supplemental Indenture, dated as of July 30, 1997, between Allwaste, Inc., PSC and TCT, as trustee, pursuant to which the Old Debentures were issued and are outstanding.

     I.118 "Old Securities" means collectively the Old Common Shares, the Other Equity Securities and the Old Debentures.

     I.119 "Old Stock Options" means the outstanding options to purchase Old Common Shares, as of the Petition Date.

     I.120 "Ordinary Course Professionals' Order" means an order entered by the Bankruptcy Court authorizing the Debtors, or any of them, to retain, employ and pay certain professionals, as specified in the order, which are not involved in the administration of the Chapter 11 Cases, in the ordinary course of business, without further order of the Bankruptcy Court.

     I.121 "Other Equity Securities" means collectively the Old Stock Options, together with any other options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Old Common Shares or other ownership interests in any Debtor or of an affiliate of any Debtor, and any contracts, subscriptions, commitments or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares, securities or other ownership interests in any Debtor, excluding Subsidiary Interests.

     I.122 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, a Priority Tax Claim or an Administrative Claim.

     I.123 "Other Secured Claims" means collectively the Secured Claims of the Account Intermediaries, the issuers of letters of credit issued under the Permitted LC Facility established pursuant to Amending Agreement No. 3 to the Pre-Petition Credit Agreement and all other Secured Claims against the Debtors, as the case may be, other than the Secured Lender Claims included in Class 6.

     I.124 "Other Securities Claims" means (a) the Chazen Claims, Liff Claims, Claims arising out of the Great Plains Action and any and all Claims arising from the recission or right of recission of a purchase or sale of a security or Interest of any Debtor or of an affiliate of any Debtor, or for damages arising from the purchase or sale of such a security or Interest (excluding the Securities Claims classified in Class 8B); (b) claims for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of (i) such Claims, (ii) the Securities Actions, (iii) any actions initiated after the Petition Date that may be subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code or (iv) any actions associated with or arising out of the facts or alleged facts relating to any of the aforementioned claims or actions in each case that may be subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code; and (c) claims relating to Excluded Indemnification Obligations, in each case to the extent not disallowed pursuant to Article IV.K; provided, however, that "Other Securities Claims" shall not include Assumed Indemnification Obligations or Claims against PSC held by Canadian residents.

     I.125 "Person" means Person as defined in section 101 (41) of the Bankruptcy Code.

     I.126 "Petition Date" means the dates on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

     I.127 "Phencorp" means Phencorp International Finance Inc.

     I.128 "Plan" means this chapter 11 reorganization plan and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time with the consent of the Required Lenders, and to the extent of any modification to the treatment of the Account Intermediaries as holders of Other Secured Claims, the consent of the Account Intermediaries.

     I.129 "Plan Supplement" means the compilation of documents and forms of documents specified in the Plan which will be filed with the Bankruptcy Court not later than five (5) Business Days prior to date of the commencement of the Confirmation Hearing.

     I.130 "Pre-Petition Credit Agreement" means the Credit Agreement dated as of August 11, 1997, among PSC, as borrower in Canada, PSI, as borrower in the United States, the Lenders, CIBC, as administrative agent for the Lenders, BTCo, as syndication agent, and CIBC and BTCo, as co-arrangers, as amended by amending agreements dated as of October 31, 1997, February 19, 1998, June 24, 1998, October 20, 1998, and December 4, 1998.

     I.131 "Pre-Petition Credit Facility Agreements" mean the Pre-Petition Credit Agreement, the Credit Documents and the Lender Lock-up Agreement.

     I.132 "Pre-Petition Proceeds Account" means the account established under the Proceeds Agreement into which proceeds of certain asset sales were deposited prior to the Petition Date.

     I.133 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

     I.134 "Proceeds Agreement" means the Proceeds Agreement dated April 5, 1999, as amended, made by and among PSC, the Subsidiaries and the Lenders.

     I.135 "Professional" means any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

     I.136 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

     I.137 "Proof of Claim" means collectively (i) the proof of claim that must be filed by certain holders of Impaired Unsecured Claims pursuant to an Order of the Bankruptcy Court entered on June 28, 1999, and (ii) any other proof of claim filed in the Chapter 11 Cases as required by the Plan, the Bankruptcy Code, the Bankruptcy Rules or any order of the Bankruptcy Court.

     I.138 "Protocol" means the Cross-Border Insolvency Protocol entered in the Chapter 11 Cases and the CCAA cases of the Canadian Debtors.

     I.139 "PSC Common Shares" means (if the Canadian Reorganization Plan is sanctioned) the common shares of Reorganized PSC outstanding after giving effect to the issuance of the New Common Shares and the Reverse Stock Split, if applicable.

     I.140 "Qualifying Class 7 Creditors" means the holders of Class 7 Impaired Unsecured Claims that as of the Voting Record Date are holders of Allowed Impaired Unsecured Claims (or a portion of a Disputed Class 7 Claim the portion of which is not disputed) entitled to a distribution.

     I.141 "Registration Rights Agreement" means an agreement to be entered into between Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) and certain holders of Allowed Lender Claims with respect to rights of registration as to the New Common Shares or Reorganized PSI Common Shares in substantially the form included in the Plan Supplement.

     I.142 "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; or (d) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that, except as to the Other Secured Claims of the Account Intermediaries, any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

     I.143 "Reorganized PSC" means PSC or its successor, on and after the Effective Date.

     I.144 "Reorganized PSI" means PSI, on and after the Effective Date.

     I.145 "Reorganized PSI Common Shares" means shares of common stock of Reorganized PSI to be authorized under Article IV.C.1 of the Plan (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived).

     I.146 "Reorganized Debtor(s)" means individually any Debtor and collectively all Debtors, on or after the Effective Date.

     I.147 "Reorganized Subsidiary Debtor(s)" means individually any Debtor and collectively all Debtors, on or after the Effective Date.

     I.148 "Required Lenders" means the "Required Lenders" as defined in the Pre-Petition Credit Agreement.

     I.149 "Restricted Subsidiaries" means "Restricted Subsidiaries" as defined in the Pre-Petition Credit Agreement.

     I.150 "Restructuring Transactions" has the meaning ascribed thereto in
Article IV.B.4 hereof.

     I.151 "Reverse Stock Split" means (if the Canadian Reorganization Plan is sanctioned by the Effective Date) the reverse stock split of Reorganized PSC to be implemented only if Class 7 votes to accept the Plan, which if so implemented shall be done simultaneously with the Effective Date pursuant to which each 273 New Common Shares shall be consolidated into one PSC Common Share and as a result 24,000,000 shares of PSC Common Shares will be issued and outstanding.

     I.152 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by the Debtors as such schedules or statements as may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

     I.153 "Secured Claim" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

     I.154 "Secured Lender Claim" means a Secured Claim of a Lender arising under or as a result of the Pre-Petition Credit Facility Agreements other than any Other Secured Claims.

     I.155 "Securities Act" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

     I.156 "Securities Actions" means collectively (i) the U.S. Class Action and
(ii) the Canadian Class Action.

     I.157 "Securities Claim" means a Claim of any Person (other than a Claim against PSC held by a Canadian resident) as to causes of action asserted in the Securities Actions or Claims arising out of the ownership of Old Common Shares, excluding the Other Securities Claims.

     I.158 "Security Agent" means the "Security Agent" as defined in the Pre-Petition Credit Agreement.

     I.159 "Shareholder Rights Plan" means the Shareholder Rights Plan to be implemented on the Effective Date for Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived) substantially in the forms included in the Plan Supplement.

     I.160 "Subsidiaries" means collectively all of the direct and indirect subsidiaries of PSC, Reorganized PSC and/or Reorganized PSI, whether organized prior to, on, or after the Effective Date.

     I.161 "Subsidiary Debtors" means the direct and indirect subsidiaries of PSC listed on Exhibit A.

     I.162 "Subsidiary Interests" means collectively the issued and outstanding shares of stock of the Subsidiaries as of the Petition Date.

     I.163 "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases pursuant to section 503(b)(3),(4) or (5) of the Bankruptcy Code.

     I.164 "TCT" means Texas Commerce Trust Company of New York.

     I.165 "Unfunded LC Claim" means the amount, if any, by which the Agreed LC Claim exceeds the amount actually drawn from the Petition Date through the Effective Date (or, if the Canadian Plan Condition is waived, through the date that the Alternate Canadian Transactions are implemented) on letters of credit issued pursuant to the Pre-Petition Credit Agreement, which for greater certainty do not include letters of credit issued under the Permitted LC Facility established pursuant to Amending Agreement No. 3 to the Pre-Petition Credit Agreement.

     I.166 "Unimpaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

     I.167 "Unimpaired Claim" means a Claim that is not an Impaired Claim.

     I.168 "United States Debtors" means the Debtors in these jointly administered Chapter 11 proceedings, other than PSC.

     I.169 "Unsecured Lender Claim" means a Claim of a Lender arising under or as a result of the Pre-Petition Credit Facility Agreements that is not a Secured Lender Claim, other than Lender Claims in respect of letters of credit issued pursuant to the Pre-Petition Credit Agreement that are contingent as of the Effective Date.

     I.170 "U.S. Class Action" means the consolidated, putative class action entitled In re Philip Services, Corp Securities Litigation, 98 CV 835 (MBM), previously pending against PSC in the United States District Court for the Southern District of New York.

     I.171 "U.S. Plan Election" means (a) the election to receive distributions under this Plan by holders of Canadian Impaired Unsecured Claims or Canadian Class 8C Holders made by filing by the Voting Deadline the Canadian Proof of Claim and Election and (b) the election to receive distributions under this Plan by Canadian Class 8B Holders (i) that have opted out of the Canadian Class Action class if the settlement of the Canadian Class Action is approved and implemented or (ii) by filing by a date to be determined by the Debtors prior to the Effective Date a form substantially similar to the Canadian Proof of Claim and Election if the settlement of the Canadian Class Action is not approved and implemented, provided that such elections shall only become effective if the Alternate Canadian Transactions are implemented.

     I.172 "Voting Deadline" means the voting deadline on the Plan as set by an order of the Bankruptcy Court.

     I.173 "Voting Record Date" means the voting record date as to the Plan as set by an order of the Bankruptcy Court.

C.   RULES OF INTERPRETATION

     For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document's being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan; (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.   COMPUTATION OF TIME

     In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.


                                   ARTICLE II.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

A.   INTRODUCTION

     The Plan is premised on the substantive consolidation of the Debtors only with respect to the treatment of Class 6, 7 and 8 Claims, as provided in Article IV.J. The Plan does not contemplate the substantive consolidation of the Debtors with respect to the other Classes of Claims or Interests. All Claims and Interests, except DIP Facility Claims, Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

     A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

B.   UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

     1.  DIP Facility Claims

     2.  Administrative Claims

     3.  Priority Tax Claims

C.   SUMMARY OF CLASSIFIED CLAIMS AND INTERESTS

         Class                                                Status
         -----                                                ------
Class 1 - Other Priority Claims                               Unimpaired - not entitled to vote

Class 2 - Other Secured Claims                                Unimpaired - not entitled to vote

Class 3 - General Unsecured Claims                            Unimpaired - not entitled to vote

Class 4 - Intercompany Claims of Non-Debtors                  Unimpaired (except for Intercompany Claims of
                                                              Phencorp against PSI, Luntz Acquisition (Delaware)
                                                              Corporation, RESI Acquisition (Delaware)
                                                              Corporation and Industrial Services Technology,
                                                              Inc.) - not entitled to vote (Phencorp deemed
                                                              to accept)

Class 5 - Subsidiary Interests                                Unimpaired - not entitled to vote

Class 6 - Secured Lender Claims                               Impaired - entitled to vote

Class 7 - Impaired Unsecured Claims                           Impaired - entitled to vote

Class 8A - Old Common Shares                                  Impaired - entitled to vote, unless the Class 8 Solicitation
                                                              Order is entered, in which case deemed to reject

Class 8B - Securities Claims in the Securities Actions        Impaired - entitled to vote, unless the Class 8 Solicitation
                                                              Order is entered, in which case deemed to reject

Class 8C - Other Securities Claims                            Impaired - entitled to vote unless the Class 8
                                                              Solicitation Order is entered, in which case
                                                              deemed to reject

Class 9 - Other Equity Securities                             Impaired - deemed to reject

D. CLASSIFICATION OF UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS (DEEMED TO HAVE ACCEPTED THE PLAN AND THEREFORE NOT ENTITLED TO VOTE)

     1.  Class 1:  Other Priority Claims

     Class 1 consists of all Other Priority Claims.

     2.  Class 2:  Other Secured Claims

     Class 2 consists of separate subclasses for each Other Secured Claim secured by a Lien upon property in which an Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

     3.  Class 3:  General Unsecured Claims

     Class 3 consists of all General Unsecured Claims.

     4.  Class 4:  Intercompany Claims of Non-Debtors

     Class 4 consists of all Intercompany Claims of all Non-Debtors against Debtors.

     5.  Class 5:  Subsidiary Interests

     Class 5 consists of the Subsidiary Interests.

E. CLASSIFICATION OF IMPAIRED CLASSES OF CLAIMS AND INTERESTS. (Classes 6 and 7 are entitled to vote on the Plan. If the Class 8 Solicitation Order is entered, then Classes 8A, 8B and 8C will be deemed to have rejected the Plan and, therefore, will not be entitled to vote. If the Class 8 Solicitation Order is not entered, then Classes 8A, 8B and 8C will be entitled to vote.)

     1.  Class 6:  Secured Lender Claims

     Class 6 consists of all Secured Lender Claims. Notwithstanding anything contained in this Plan to the contrary, the Secured Lender Claims shall be deemed Allowed Class 6 Claims in an amount to be determined by the Bankruptcy Court.

     2.  Class 7:  All Impaired Unsecured Claims

     Class 7 consists of all Impaired Unsecured Claims.

     3.  Class 8A:  Old Common Shares

     Class 8A consists of the Interests of holders of Old Common Shares.

     4.  Class 8B:  Securities Claims in the Securities Actions

     Class 8B consists of all the Securities Claims of the putative plaintiffs in the Securities Actions.

     5.  Class 8C:  Other Securities Claims

     Class 8C consists of all Other Securities Claims.

     6.  Class 9:  Other Equity Securities

     Class 9 consists of the Interests of holders of Other Equity Securities.


                                  ARTICLE III.

                        TREATMENT OF CLAIMS AND INTERESTS

A.   UNCLASSIFIED CLAIMS

     1.  DIP Facility Claims

     On the Effective Date or the date such DIP Facility Claim becomes payable pursuant to any agreement between the Debtors and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (a) Cash equal to the unpaid portion of such Allowed DIP Facility Claim or (b) such other treatment as to which the Debtors, with the consent of the Required Lenders and the Account Intermediaries, and such holder shall have agreed upon in writing.

     2.  Administrative Claims

     Except as otherwise provided for herein, and subject to the requirements of
Article XIV.A hereof, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the applicable Debtor, with the consent of the Required Lenders, and such holder shall have agreed upon in writing; provided, however, that Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

     3.  Priority Tax Claims

     On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim (a) with the consent of the Required Lenders, Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) Cash payments over time in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim plus simple interest on the unpaid portion thereof at the rate of seven percent (7%) per annum from the Effective Date through the date of payment thereof, or

(c) such other treatment as to which a Debtor, with the consent of the Required Lenders, and such holder shall have agreed upon in writing. Cash payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on or before the first anniversary of the Effective Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon thereafter as is practicable, together with any accrued and unpaid interest to the date of payment; and provided further that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and provided further that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

B.   UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS

     1.  Class 1:  Other Priority Claims

     On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class 1 Other Priority Claim becomes an Allowed Class 1 Other Priority Claim, or (iii) the date such Class 1 Other Priority Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Class 1 Other Priority Claim, each holder of an Allowed Class 1 Other Priority Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 1 Other Priority Claim
(a) Cash equal to the unpaid portion of such Allowed Class 1 Other Priority Claim or (b) such other treatment as to which a Debtor, with the consent of the Required Lenders, and such holder shall have agreed upon in writing.

     2.  Class 2:  Other Secured Claims

     Each holder of a Class 2 Other Secured Claim shall be treated as a separate class for all purposes under this Plan, and each holder of an Allowed Class 2 Other Secured Claim shall receive the treatment set forth below in Option A or
B. Except as to the Liens and security interests of the Account Intermediaries, the Debtors specifically reserve all rights to challenge the validity, nature and perfection of any purported Liens and security interests of the holders of Other Secured Claims.

     Option A: Allowed Class 2 Other Secured Claims with respect to which the applicable Debtor or the applicable Reorganized Debtor selects Option A will, subject to the consent of the Required Lenders, be paid in cash, in full, by the Reorganized Debtors, unless the holder of such Claim agrees to less favorable treatment.

     Option B: Allowed Class 2 Other Secured Claims with respect to which the applicable Debtor or Reorganized Debtor selects Option B will be Reinstated.

     The applicable Debtor or Reorganized Debtor will be deemed to have elected Option B in respect of the Other Secured Claims of the Account Intermediaries and all other Allowed Class 2 Other Secured Claims except those with respect to those other Allowed Class 2 Other Secured Claims which the applicable Debtor, with the consent of the Required Lenders, elects Option A in writing prior to the Confirmation Hearing.

     3.  Class 3:  General Unsecured Claims

     Each holder of an Allowed Class 3 General Unsecured Claim shall, at the option of the Debtors, (a) have its Claim Reinstated or (b) receive such other treatment as to which the applicable Debtor or Reorganized Debtor, with the consent of the Required Lenders, and such holder shall have agreed upon in writing.

     4.  Class 4:  Intercompany Claims of Non-Debtors

     Except as provided herein, each holder of an Allowed Class 4 Intercompany Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 4 Intercompany Claim, shall, in the sole discretion of the applicable Debtor or Reorganized Debtor, (a) have its Claim Reinstated or (b) receive such other treatment as the applicable Debtor or Reorganized Debtor, with the consent of the Required Lenders, and such holder have agreed upon in writing.

     5.  Class 5:  Subsidiary Interests

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

     Subject to the Restructuring Transactions, all Class 5 Subsidiary Interests will be deemed Allowed Interests and Reinstated on the Effective Date, but the holders of the Class 5 Subsidiary Interests shall receive no distribution under the Plan on account of such Interests; provided, however, if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived, then the Interests in PSI and Luntz Corporation owned by Philip Enterprises, Inc. shall be deemed cancelled and extinguished as of the Effective Date.

C.   IMPAIRED CLASSES OF CLAIMS AND INTERESTS

     1.  Class 6:  Secured Lender Claims

         (a) Treatment if the Canadian Reorganization Plan Is Sanctioned. On the Effective Date, the Pre-Petition Credit Facility Agreements shall be amended and restated by the Amended and Restated Term Credit Agreement without any further action by any party. Subject to the adjustment described in the immediately succeeding paragraph, each holder of an Allowed Class 6 Secured Lender Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 6 Secured Lender Claim, shall receive on or as soon as practicable after the Distribution Date its pro rata share of (A) the Net Asset Sale Proceeds Pool, (B) the New Secured PIK Debt, (C) the New Senior Secured Term Debt and (D) (i) if Class 7 votes to accept the Plan, 5,967,052,592 shares of the New Common Shares which shall be ninety-one percent (91%) of the PSC Common Shares issued and outstanding as of the Effective Date (which shall equal 21,840,000 PSC Common Shares after giving effect to the Reverse Stock Split), subject to Dilution or (ii) if Class 7 votes to reject the Plan, 22,800,000 shares of the PSC Common Shares which shall be ninety-five percent (95%) of the PSC Common Shares issued and outstanding as of the Effective Date plus an amount of PSC Common Shares equal to the aggregate number of New Common Shares that would have been available for distribution to Class 7 had Class 7 voted to accept the Plan (based on the Debtors' estimate of the aggregate amount of Allowed Class 7 Claims), subject to Dilution, and an amount of New Unsecured PIK Notes equal to the amount that would have been distributed to Class 7 had Class 7 voted to accept the Plan (based on the Debtors' estimate of the aggregate amount of Allowed Class 7 Claims).

         Except as provided below, each LC Lender will fund its pro rata share of the Unfunded LC Claim (a) in Cash, or (b) by forgoing distributions that it would otherwise receive in respect of a Claim in the amount of its pro rata share of the Unfunded LC Claim. If the distributions that would otherwise be received by an LC Lender are insufficient to fund its pro rata share of the Unfunded LC Claim, such deficiency may be paid by forgoing distributions to the extent necessary by any Lender that is an Affiliate of such LC Lender. Furthermore, any LC Lender that holds only contingent Class 6 Secured Lender Claims in respect of undrawn letters of credit issued under the Pre-Petition Credit Agreement may satisfy its obligations in respect of its Unfunded LC Claim by paying Cash in an amount equal to 50% of its Unfunded LC Claim and foregoing all distributions in respect of its claims under the Pre-Petition Credit Agreement. Any such Cash paid or distributions forgone shall be reallocated pro rata among the holders of Allowed Class 6 Secured Lender Claims.

         On the Effective Date, Reorganized PSC shall record such holders of Allowed Class 6 Lender Claims as holders of record of such New Common Shares. Each holder of an Allowed Class 6 Secured Lender Claim shall vote the New Common Shares distributed to it under the Plan in favor of each of the matters set forth in Article IV.B.7 hereof.

         (b) Treatment if the Alternate Canadian Transactions Are Implemented. On the Effective Date, the Pre-Petition Credit Facility Agreements shall be amended and restated by the Amended and Restated Term Credit Agreement, except as provided in the last sentence of this paragraph, without any further action by any party. Subject to the adjustments described in the next two succeeding paragraphs, each holder of an Allowed Class 6 Secured Lender Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 6 Secured Lender Claim against the Debtors other than PSC and in exchange for the assignment to PSI of certain claims against the Canadian Debtors, shall receive on or as soon as practicable after the Distribution Date its pro rata share of (A) that portion of the Net Asset Sale Proceeds Pool not otherwise reserved by PSC, with the consent of and upon terms approved by the Required Lenders, for purposes of realizing on the assets of PSC and the other Canadian Debtors retained and not transferred in connection with the Alternate Canadian Transactions, (B) the New Secured PIK Debt, (C) the New Senior Secured Term Debt and (D) (i) if Class 7 votes to accept the Plan, ninety-one percent (91%) which shall equal 21,840,000 Reorganized PSI Common Shares as of the Effective Date, plus the Class 6 Additional Distribution or (ii) if Class 7 votes to reject the Plan, one hundred percent (100%) which shall equal 24,000,000 shares of the Reorganized PSI Common Shares as of the Effective Date, subject to Dilution. The claims assigned by the holders of Allowed Class 6 Secured Lender Claims to PSI will be the portion of their claims against the Canadian Debtors that will be repaid from the proceeds of the Alternate Canadian Transactions. Such assignment shall be deemed to occur immediately prior to the distribution of the proceeds of the Alternate Canadian Transactions to which the Lenders are entitled. The holders of Allowed Class 6 Secured Lender Claims shall retain such claims against PSC and the other Canadian Debtors and security interests in assets of PSC and the other Canadian Debtors retained and not

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

transferred in connection with the Alternate Canadian Transactions and such claims shall continue to be governed by the Pre-Petition Credit Facility Agreements.

         Except as provided for below, each LC Lender will fund its pro rata share of the Unfunded LC Claim (a) in Cash, or (b) by forgoing distributions that it would otherwise receive in respect of a Claim in the amount of its pro rata share of the Unfunded LC Claim. If the distributions that would otherwise be received by an LC Lender are insufficient to fund its pro rata share of the Unfunded LC Claim, such deficiency may be paid by forgoing distributions to the extent necessary by any Lender that is an Affiliate of such LC Lender. Furthermore, any LC Lender that holds only contingent Class 6 Secured Lender Claims in respect of undrawn letters of credit issued under the Pre-Petition Credit Agreement may satisfy its obligations in respect of its Unfunded LC Claim by paying Cash in an amount equal to 50% of its Unfunded LC Claim and foregoing all distributions in respect of its Claims under the Pre-Petition Credit Agreement. Any such Cash paid or distributions forgone shall be reallocated pro rata among the holders of Allowed Class 6 Secured Lender Claims.

         If the Canadian Plan Condition is waived, there shall be reserved from the Effective Date distribution in respect of the Allowed Class 6 Secured Lender Claims consideration equivalent to the distribution that would have been made in respect of undrawn letters of credit issued under the Pre-Petition Credit Agreement to support obligations of the Canadian Debtors if such letters of credit had been drawn on or before the Effective Date. Subject to the immediately preceding paragraph, on the date that the Alternate Canadian Transactions are implemented, such reserve shall be distributed first, to the LC Lenders in respect of any such letters of credit drawn subsequent to the Effective Date until such LC Lenders shall have received distributions in respect of such Claims equivalent to the distributions made on the Effective Date in respect of the Claims of the holders of Allowed Class 6 Secured Lender Claims (other than LC Lenders), and thereafter, pro rata to the holders of Allowed Class 6 Secured Lender Claims (including Claims in respect of letters of credit issued under the Pre-Petition Credit Agreement on account of the Canadian Debtors which were drawn subsequent to the Effective Date).

     2.  Class 7:  Impaired Unsecured Claims

     On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Class 7 Claim becomes an Allowed Class 7
Claim:

         (a)  Treatment if the Canadian Reorganization Plan Is Sanctioned.

              (i) If the holders of Allowed Class 7 Claims vote to accept the Plan then each holder of an Allowed Class 7 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 7 Claim, its pro rata share of (a) subject to the Class 7 Election, $60 million of New Unsecured PIK Notes to be issued pursuant to
Article IV.C.1 of the Plan and (b) 327,860,033 New Common Shares which shall be five percent (5%) of the PSC Common Shares issued and outstanding as of the Effective Date, (which shall equal 1,200,000 PSC Common Shares after giving effect to the Reverse Stock Split), subject to Dilution, in each case which distribution shall be shared pro rata with the holders of allowed Canadian Impaired Unsecured Claims under the Canadian Reorganization Plan. The holders of Unsecured Lender Claims shall be deemed to have waived any and all distributions to which they would be entitled under the Plan as holders of Unsecured Lender Claims, including the benefits of any and all contractual subordination provisions in respect of the Old Debentures and shall receive no distributions on account of such Unsecured Lender Claims; or

              (ii) if the holders of Allowed Class 7 Claims vote to reject the Plan, then the holders of such Claims shall not receive or retain any property on account of such Claims.

         (b)  Treatment if the Alternate Canadian Transactions Are Implemented.

              (i) If the holders of Allowed Class 7 Claims vote to accept the Plan then each holder of an Allowed Class 7 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 7 Claim, its pro rata share of (a) subject to the Class 7 Election, $60 million of New Unsecured PIK Notes to be issued pursuant to
Article IV.C.1 of the Plan and (b) five percent (5%) which shall equal 1,200,000 Reorganized PSI Common Shares as of the Effective Date, subject to Dilution and to the provisions of Article III.F. The holders of Unsecured Lender Claims shall be deemed to have waived any and all distributions to which they would be entitled under the Plan as holders of Unsecured Lender Claims, including the benefits of any and all contractual subordination provisions in respect of the Old Debentures and shall receive no distributions on account of such Unsecured Lender Claims; provided, however, that the holders of the Allowed Unsecured Lender Claims shall retain such Claims against PSC and the Subsidiaries other than the Debtors in the assets retained and not transferred in connection with the Alternate Canadian Transactions and such claims shall continue to be governed by the Pre-Petition Credit Facility Agreement; or

              (ii) if the holders of Allowed Class 7 Claims vote to reject the Plan, then the holders of such Claims shall not receive or retain any property on account of such Claims.

         (c)  Other Provisions Applicable to Class 7.

         Qualifying Class 7 Creditors shall have the right to make the Class 7 Election if Class 7 votes to accept the Plan. The Class 7 Election shall entitle Qualifying Class 7 Creditors to elect to forgo their pro rata distribution of New Unsecured PIK Notes and instead receive New Unsecured Convertible Notes. If Class 7 votes to accept the Plan, Qualifying Class 7 Creditors electing New Unsecured Convertible Notes shall receive, in exchange for every $1.00 in face amount of New Unsecured PIK Notes that such Qualifying Class 7 Creditor would have received under the Plan, $1.50 in face amount of New Unsecured Convertible Notes. The aggregate of New Unsecured Convertible Notes shall not exceed $18 million. Holders of Old Debentures that do not make an affirmative Class 7 Election or that do not vote on the Plan shall be deemed to have elected to receive the New Unsecured Convertible Notes. All other Qualifying Class 7 Creditors that do not make an affirmative Class 7 Election or that do not vote on the Plan shall be deemed to have elected to receive the New Unsecured PIK Notes.

         If Qualifying Class 7 Creditors elect to convert more than $12 million in aggregate face amount of New Unsecured PIK Notes into New Unsecured Convertible Notes, then each Qualifying Class 7 Creditor shall be entitled to its pro rata share of $18 million in face amount of New Unsecured Convertible Notes (with such pro rata determination to include only Claims of the Qualifying Class 7 Creditors electing or that have been deemed to have elected the New Unsecured Convertible Notes), and such holders shall be deemed not to have made the Class 7 Election with respect to the balance of their Class 7 Claims.

         On the Effective Date, the Old Debentures, the Old Indenture and any agreement with respect to Impaired Unsecured Claims shall be terminated automatically without any further action by any party and shall no longer be of any force or effect, except that, as between the Indenture Trustee and the holders of the Old Debentures, provisions relating to any indemnification of the Indenture Trustee by the holders of Old Debentures, any payment of the Indenture Trustee's compensation, expenses (including, but no limited to, the Indenture Trustee's professional fees and expenses), disbursements and advances, and for any lien prior to the claims of holders of Old Debentures to secure such compensation, fees, expenses, disbursements and advances, shall remain in full force and effect.

     3.  Class 8A: Old Common Shares

     On the Effective Date, in full satisfaction, settlement, release and discharge of and in exchange for Class 8A Interests, holders of Allowed Class 8A Interests shall be entitled to (a) if the Canadian Reorganization Plan is sanctioned, retain their Old Common Shares, which after giving effect to the issuance of New Common Shares shall be two percent (2.0%) of the PSC Common Shares issued and outstanding as of the Effective Date (which shall equal 480,000 of the PSC Common Shares after giving effect to the Reverse Stock Split) subject to Dilution or (b) if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived, receive two percent (2.0%) which shall equal 480,000 Reorganized PSI Common Shares as of the Effective Date, subject to Dilution.

     Notwithstanding any provision contained herein to the contrary, if Class 7 votes to reject the Plan, then the holders of Class 8A Interests shall not receive or retain any property on account of such Interests. In such case, the Reorganized Debtors will take all such corporate actions as are necessary or required on and after the Effective Date to cancel such Interests.

     4.  Class 8B: Securities Claims in the Securities Actions

         (a)  Treatment if the Canadian Reorganization Plan Is Sanctioned.

         On or as soon as reasonably practicable after the later of the Distribution Date or the date such Class 8B Claim becomes an Allowed Class 8B Claim, in full satisfaction, settlement, release and discharge and in exchange for Class 8B Claims, each holder of an Allowed Class 8B Claim will receive its
(a) pro rata share of 98,358,010 shares of the New Common Shares, which shall be in the aggregate, one and one-half percent (1.5%) of the PSC Common Shares issued and outstanding as of the Effective Date (which shall equal 360,000 PSC Common Shares after giving effect to the Reverse Stock Split) subject to Dilution, which distributions shall be shared with members of the Canadian Class Action class if the settlement of the Canadian Class Action is approved and implemented.

         (b)  Treatment if the Alternate Canadian Transactions Are Implemented.

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

         On or as soon as reasonably practicable after the later of the Distribution Date or the date such Class 8B Claim becomes an Allowed Class 8B Claim, in full satisfaction, settlement, release and discharge and in exchange for Class 8B Claims, each holder of an Allowed Class 8B Claim will receive its pro rata share of one and one-half percent (1.5%) which shall equal 360,000 Reorganized PSI Common Shares as of the Effective Date, subject to Dilution and to the provisions of Article III.F, which distributions shall be shared with members of the Canadian Class Action class if the settlement of the Canadian Class Action is approved and implemented.

         (c)  Other Provisions Applicable to Class 8B.

         Notwithstanding any provision contained herein to the contrary, if Class 7 votes to reject the Plan, then the holders of Class 8B Claims shall not receive or retain any property on account of such Claims.

     5.  Class 8C: Other Securities Claims

         (a)  Treatment if the Canadian Reorganization Plan Is Sanctioned.

         On the Effective Date, in full satisfaction, settlement, release and discharge of and in exchange for Class 8C Claims, each holder of an Allowed Class 8C Claim shall receive its pro rata share of 32,786,003 shares of the New Common Shares, which shall be one-half of one percent (0.5%) of the PSC Common Shares issued and outstanding as of the Effective Date (which shall equal 120,000 shares of the PSC Common Shares after giving effect to the Reverse Stock Split) subject to Dilution.

         (b)  Treatment if the Alternate Canadian Transactions Are Implemented.

         On the Effective Date, in full satisfaction, settlement, release and discharge of and in exchange for Class 8C Claims, each holder of an Allowed Class 8C Claim shall receive its pro rata share of one-half of one percent (0.5%) which shall equal 120,000 Reorganized PSI Common Shares issued and outstanding as of the Effective Date, subject to Dilution and to the provisions of Article III.F.

         (c)  Other Provisions Applicable to Class 8C.

         Notwithstanding any provision contained herein to the contrary, if Class 7 votes to reject the Plan, then the holders of Class 8C Claims shall not receive or retain any property on account of such Claims.

     6.  Class 9: Other Equity Securities

     The holders of Other Equity Securities shall not receive or retain any property under the Plan on account of such Interests. On the Effective Date, all of the Other Equity Securities shall be deemed cancelled and extinguished.

D.   SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

     Except as otherwise provided in the Plan, the Cash Collateral Order, the DIP Order or the Bonding Lien Order, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims. Notwithstanding the substantive consolidation of the Debtors, the Unimpaired Claims of any particular Debtor shall remain the obligations solely of such Debtor and shall not become obligations of any other Debtor or Reorganized Debtor. Letters of credit issued pursuant to the Pre-Petition Credit Agreement that remain outstanding and undrawn on the Effective Date shall be replaced or, with the consent of the issuers of such letters of credit, supported by letters of credit issued under the Exit Facility. The terms and provisions of the Bonding Lien Order shall continue in full force and effect post-Confirmation with respect to any surety bonds issued and outstanding pursuant thereto.

E.   SPECIAL PROVISION REGARDING CANADIAN CLASS 8B AND CLASS 8C HOLDERS

     If the Alternate Canadian Transactions are implemented, and in the event that a Canadian Class 8B or 8C Holder that makes the U.S. Plan Election obtains an order of the Bankruptcy Court determining that such claim is improperly classified or that such claim is not subject to subordination pursuant to section 510(b) or 510(c) of the Bankruptcy Code or disallowance pursuant to section 502(e)(1)(B) of the Bankruptcy Code, such claim shall be deemed to be a Canadian Impaired Unsecured Claim that has filed the Canadian Proof of Claim and Election. The Debtors shall have 30 days to file objections to the proof

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

of Claim, if any. Only if no objection to the Proof of Claim is filed within the required time period, including any extensions granted by the Bankruptcy Court or agreed to by the Debtors and the holder, or if the Bankruptcy Court enters an order allowing such a claim as other than a subordinated claim, shall such claim be deemed an Allowed Canadian Impaired Unsecured Claim that has filed the U.S. Plan Election. In no event shall the holder of such Claim be a Qualifying Class 7 Creditor.

F. DISTRIBUTIONS TO CERTAIN HOLDERS OF CANADIAN IMPAIRED UNSECURED CLAIMS AND CANADIAN CLASS 8B AND 8C HOLDERS

     Each holder of a Canadian Impaired Unsecured Claim and each Canadian Class 8B or 8C Holder may make the U.S. Plan Election, entitling such holder to receive distributions as provided in this Article III.F if the Alternate Canadian Transactions are implemented. If the Alternate Canadian Transactions are implemented, any holder of an Allowed Canadian Impaired Unsecured Claim that makes the U.S. Plan Election shall receive a distribution of New Unsecured PIK Notes and Reorganized PSI Common Shares identical to that which a holder of an Allowed Class 7 Claim of equal amount would be entitled. If the Alternate Canadian Transactions are implemented, any Canadian Class 8B or 8C Holder that make the U.S. Plan Election shall receive the distribution to which such holder would be entitled pursuant to Article III.C.4 or III.C.5, as applicable, if such holder's claim were a Class 8B or 8C Claim, respectively. Any distribution to which a holder of a Canadian Impaired Unsecured Claim or a Canadian Class 8B or 8C Holder is entitled under this Article III.F is subject to the application of the provisions of this Plan governing distributions generally and application of the provisions of this Plan, the Bankruptcy Code and other laws of the United States regarding the determination of allowance and priority of such claims.

     If the Alternate Canadian Transactions are implemented, the Lenders will enforce remedies available to them against PSC and the other Canadian Debtors. The proceeds paid on the transfer of the assets of PSC and the other Canadian Debtors will be distributed pursuant to the priorities under Canadian law of the claims against such assets. Canadian Impaired Unsecured Claims will not be compromised pursuant to the Alternate Canadian Transactions, but it is expected that no distributions will be made to the holders of such claims. The distributions that would have been made available under the Canadian Reorganization Plan, if the Canadian Reorganization Plan had been sanctioned, for distribution to the holders of Canadian Impaired Unsecured Claims that do not make the U.S. Plan Election, will instead comprise the Class 6 Additional Distribution and be distributed to the holders of Class 6 Lender Claims pursuant to Article III.C.1.

     Holders of Canadian Impaired Unsecured Claims entitled to receive a distribution pursuant to this Article III.F shall not be entitled to vote on the Plan.

G.   DISTRIBUTIONS TO CLASSES 6, 7, 8B AND 8C IF CANADIAN PLAN CONDITION
     IS WAIVED

     If the Canadian Plan Condition is waived, distributions to holders of Claims in Classes 6 and 7 shall initially be made pursuant to the provisions of Articles III.C.1.(b) and III.C.2.(b), respectively. If the Canadian Plan Condition is waived, an amount of New Unsecured PIK Notes and the amount of Reorganized PSI Common Shares equivalent to the amount of New Common Shares that would be distributed to the holders of Canadian Impaired Unsecured Claims under the Canadian Reorganization Plan (assuming all such Claims will be allowed) shall be held by the Disbursing Agent pending the implementation of the Canadian Reorganization Plan or the Alternate Canadian Transactions. If the Canadian Reorganization Plan is implemented, such securities shall be deposited into the Disputed Distribution Reserve and shall be distributed to holders of Allowed Class 7 Claims under this Plan and Allowed Canadian Impaired Unsecured Claims in accordance with the Canadian Reorganization Plan. If the Alternate Canadian Transactions are implemented, such securities shall be distributed pursuant to Articles III.F and III.C.1.(b) respectively, subject to the provisions of the Plan governing distributions generally. The time, nature and amount of distributions to holders of Claims in Classes 8B and 8C and Canadian Class 8B and 8C Holders that make the U.S. Plan Election shall be determined upon the approval of the Canadian Reorganization Plan or the Alternate Canadian Transactions, respectively.

H.   ACCRUAL OF POST-PETITION INTEREST

     Interest on and fees and expenses, if any, with respect to Allowed Class 2 Other Secured Claims, shall be paid when due under the contract, agreement, or other instrument governing the terms and conditions of the obligation comprising such Allowed Claim, together with any additional amounts required to be paid with respect to Unimpaired Claims pursuant to section 1124 of the Bankruptcy Code. Except as otherwise provided above, elsewhere in this Plan, or in an order of the Bankruptcy Court, no holder of an Allowed Claim that is not an Other Secured Claim shall be entitled to the accrual of post-petition interest or the payment by the Debtors or Reorganized Debtors of post-petition interest on account of such Claim for any purpose.

                                   ARTICLE IV.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.   CONTINUED CORPORATE EXISTENCE

     Subject to the Restructuring Transactions, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and bylaws in effect prior to the Effective Date, except (i) to the extent such certificates or articles of incorporation and bylaws are amended by this Plan or (ii) if the Canadian Reorganization Plan is sanctioned, Reorganized PSC, with the consent of the Required Lenders, continues under the laws of the Province of New Brunswick, which continuance is hereby expressly authorized by this Plan. Notwithstanding anything to the contrary in this Plan, including Article IV.J hereof as to substantive consolidation, subject to the Restructuring Transactions, the Unimpaired Claims of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of the Plan, the Chapter 11 Cases or otherwise.

B.   CORPORATE ACTION

     1.  Asset Transfer Pursuant to the Alternate Canadian Transactions

     On the Effective Date, if the Alternate Canadian Transactions are implemented, PSC, the other Canadian Debtors and PSI shall take any and all steps necessary on their part to implement the Alternate Canadian Transactions. PSC, PSI and the Reorganized Debtors are expressly authorized to take any and all steps necessary to implement the Alternate Canadian Transactions, including without limitation, PSC obtaining approval of the Alternate Canadian Transactions by the Canadian Bankruptcy Court, entering into any and all agreements necessary on their part to effectuate the Alternate Canadian Transactions, and directing the other Canadian Debtors to obtain approval of the Alternate Canadian Transactions by the Canadian Bankruptcy Court and to enter into any and all agreements necessary to effectuate the Alternate Canadian Transactions. The automatic stay of section 362(a) of the Bankruptcy Code shall be deemed lifted on the Effective Date so that the Alternate Canadian Transactions may be effectuated and shall be deemed lifted on or prior to the Effective Date to the extent necessary to permit any required notices to be issued or proceedings to be taken which may be necessary prior to the Effective Date so that the transfer of assets pursuant to the Alternate Canadian Transactions on or after the Effective Date may be made in compliance with applicable law.

     2.  Cancellation of Old Securities and Agreements

     On the Effective Date, except as otherwise provided for herein, (i) the Old Debentures, Other Equity Securities, any other note, bond (with the exception of surety bonds outstanding), indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor (except as provided in Article III.C.2.(c)), except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated or amended and restated under the Plan, shall be canceled, and (ii) the obligations of the Debtors under any agreements, indentures or certificates of designations governing the Old Debentures and Other Equity Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated or amended and restated under the Plan, as the case may be, shall be discharged. As of the Effective Date, all Old Common Shares that have been authorized to be issued but that have not been issued shall be deemed cancelled and extinguished without any further action of any party.

     3.  Certificate of Incorporation and Bylaws

     The certificate or articles of incorporation and bylaws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of nonvoting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code.

     4.  Restructuring Transactions

     On or after the Effective Date, the applicable Reorganized Debtors with the consent of the Required Lenders (to the extent such actions are taken on the Effective Date) may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to simplify otherwise the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated. Such restructuring is contemplated to include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

     5.  Shareholder Rights Plan

     On the Effective Date, Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or if the Canadian Plan Condition is waived) shall implement the Shareholder Rights Plan.

     6.  Reverse Stock Split

     If the Canadian Reorganization Plan is sanctioned, and if Class 7 has voted to accept the Plan, on the Effective Date Reorganized PSC shall take all steps necessary to implement the Reverse Stock Split.

     7.  Shareholder Approval

     If the Canadian Reorganization Plan is sanctioned, on or immediately after the Effective Date and the distribution of New Common Shares to the holders of Allowed Class 6 Secured Lender Claims, Reorganized PSC shall hold a meeting of its shareholders for the purposes of: (i) ratifying and approving the Shareholder Rights Plan; (ii) electing the directors of Reorganized PSC set out in the Plan Supplement; (iii) amending the articles of incorporation of Reorganized PSC to allow for the implementation of the Reverse Stock Split; (iv) authorizing the continuance of Reorganized PSC under the laws of New Brunswick; and (v) if Class 7 votes to reject the Plan, canceling the Old Common Shares.

C.   PLAN TRANSACTIONS

     1.  New Securities

         (a) Authorization

         If the Canadian Reorganization Plan is sanctioned, the issuance by Reorganized PSC of $100 million in principal amount of New Secured PIK Debt, up to $60 million in principal amount of New Unsecured PIK Notes, up to $18 million in principal amount of New Unsecured Convertible Notes, up to 6,426,056,637 shares of New Common Shares, and Management Options to purchase the PSC Common Shares according to the terms of the Management Option Plan to be adopted by the Board of Directors of Reorganized PSC on or after the Effective Date, subject to Dilution (except with respect to the New Secured PIK Debt) as of the Effective Date, is hereby authorized without further act or action under applicable law, regulation, order or rule.

         If the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived, as of the Effective Date, the issuance by Reorganized PSI of $100 million in principal amount of New Secured PIK Debt, up to $60 million in principal amount of New Unsecured PIK Notes, up to $18 million in principal amount of New Unsecured Convertible Notes, up to 24,000,000 shares of Reorganized PSI Common Shares, and Management Options to purchase Reorganized PSI Common Shares according to the terms of the Management Option Plan to be adopted by the Board of Directors of Reorganized PSI on or after the Effective Date, as of the Effective Date, is hereby authorized without further act or action under applicable law, regulation, order or rule.

         (b)  Issuance

         The New Securities authorized pursuant to Article IV.C.1 hereof shall be issued pursuant to the Plan without further act or action under applicable law, regulation, order or rule other than the application for and receipt of discretionary rulings of certain of the applicable Canadian provincial securities regulatory authorities for the issuance of New Securities. Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or if the Canadian Plan Condition is waived) shall use its reasonable best efforts to list the New Unsecured PIK Notes and the New Unsecured Convertible Notes on an American stock exchange.

     2.  New Senior Secured Debt

     On the Effective Date, Reorganized PSC and Reorganized PSI (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or if the Canadian Plan Condition is waived) shall execute and deliver the Amended and Restated Term Credit Agreement to govern the New Senior Secured Term Debt and the New Secured PIK Debt.

     3.  New Guaranties

     On the Effective Date, the Reorganized Subsidiary Debtors (in existence after giving effect to the Restructuring Transactions) and the other Restricted Subsidiaries shall enter into the New Guaranties and related security documents.

     4.  Exit Facility

     The Debtors, together with the Subsidiaries, expect to enter into a post-confirmation loan facility, the Exit Facility, in order to (a) refinance amounts outstanding on the Effective Date under the DIP Facility, (b) make other payments required to be made on the Effective Date or the Distribution Date, and
(c) provide the additional borrowing capacity required by the Reorganized Debtors and the Subsidiaries following the Effective Date to maintain their operations.

     5.  Tax Related Transactions

     Immediately prior to implementation of the Plan, each holder of a Claim under the Pre-Petition Credit Agreement shall be deemed to have exchanged such Claim for an undivided co-ownership interest in all of the Claims under the Pre-Petition Credit Agreement in the same aggregate principal amount as the Claim so exchanged.

D.   DIRECTORS AND OFFICERS

     Subject to the requirements of section 1129(a)(5) of the Bankruptcy Code, the Debtors intend to announce prior to the Confirmation Date the identities of the individuals proposed to serve as officers of the Reorganized Debtors and the directors of Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived). To the extent possible, the identities of such individuals will be announced by inclusion of a list of proposed directors and/or officers in the Plan Supplement, which will be filed with the Bankruptcy Court at least five (5) Business Days prior to the commencement of the Confirmation Hearing. The new board of directors for Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or if the Canadian Plan Condition is waived) will consist of nine (9) directors, who will be nominated by holders of Lender Claims. The nominees of the holders of Lender Claims shall include two
(2) members of the existing PSC board of directors and will include two (2) members nominated by High River Limited Partnership ("High River") provided that High River and any holders of Lender Claims acting in concert with it beneficially own at least twenty-five percent (25%) of the Lender Claims. If one or both of the nominees from the existing board is a nominee on that board of High River or persons acting in concert with it, that person will be counted as a High River nominee on the slate for the new board of directors. The boards of directors of the Reorganized Debtors shall have the responsibility for the management, control, and operation of the Reorganized Debtors on and after the Effective

Date; provided, however, (i) if the Alternate Canadian Transactions are implemented, then PSC shall be governed pursuant to the terms of the Alternate Canadian Transactions or as otherwise determined by the Canadian Bankruptcy Court and (ii) if the Canadian Plan Condition is waived, PSC shall continue to be governed in accordance with its existing bylaws and by its existing board of directors.

E.   REVESTING OF ASSETS; RELEASES OF LIENS

     The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date. Thereafter, each Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of each Debtor shall be free and clear of all Liens, Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional fees and expenses.

     Notwithstanding anything to the contrary set forth in the foregoing paragraph, if the Alternate Canadian Transactions are implemented then the vesting of the property of PSC shall occur pursuant to the Alternate Canadian Transactions and any order of the Canadian Bankruptcy Court or other applicable Canadian Court.

F.   PRESERVATION OF RIGHTS OF ACTION

     Except as otherwise provided in this Plan (including this Article IV.F and Article IV.I.1) or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

     Notwithstanding anything to the contrary in this Plan and without limiting the right of PSC or any other Canadian Debtor in respect of any other claim, if the Alternate Canadian Transactions are implemented, then any claim, rights or causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that PSC and/or the Canadian Debtors may hold against Deloitte & Touche, Robert Waxman, Greg Madesker and/or Rik Barrese shall remain property of such entities and shall remain subject to the Lenders' Claims to the extent such claims have not been satisfied in full as a result of distributions pursuant to the Plan.

G.   EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

     The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of PSC, PSI or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of PSC, PSI or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

H.   EXEMPTION FROM CERTAIN TRANSFER TAXES

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

I.   RELEASES AND RELATED MATTERS

     1.  Releases by Debtors

         As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors in their individual capacities and as debtors in possession and the Subsidiaries will be deemed to release forever, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the parties released pursuant to this Article IV.I.1, the Chapter 11 Cases, the Lender Lock-up Agreement or the Plan, and that could have been asserted by or on behalf of the Debtors or their Estates, the Reorganized Debtors or their Subsidiaries against
(i) the directors, officers and employees of the Debtors or the Subsidiaries in each case as of the Petition Date or that have become officers and/or directors thereafter but prior to the Effective Date (other than for indebtedness owed by any such directors, officers or employees to any of the Debtors or their Subsidiaries) and the Debtors' or Subsidiaries' agents and professionals (excluding Deloitte & Touche and any insurance brokers retained by the Debtors),
(ii) the Lenders (other than any entity specifically excluded from the releases granted in this Article IV.I.1 that has become a Lender), (iii) the ad hoc steering committee and any other committee of holders of Lender Claims, (iv) CIBC, as Administrative Agent and co-arranger under the Pre-Petition Credit Agreement, (v) BTCo as Syndication Agent and co-arranger under the Pre-Petition Credit Agreement, (vi) any official committees appointed in the Chapter 11 Cases, (vii) the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims (other than any entity specifically excluded from the releases granted in this Article IV.I.1 that has become a holder of a DIP Facility Claim), (viii) the Security Agent, (ix) the Account Intermediaries (and their professionals, current and former officers, directors, employees, agents and shareholders), (x) any individual, corporation or other entity that was at any time formerly one of the foregoing released parties identified in subclauses (ii) - (viii) of this
Article IV.I.1, and (xi) the respective affiliates, current and former officers, directors, employees, agents, shareholders and professionals (excluding Deloitte & Touche, Robert Waxman, Greg Madesker, Rik Barrese and any insurance brokers retained by the Debtors) (including the current and former officers, directors, employees, agents, shareholders and professionals of the released professionals) of the entities released in subclauses (ii) - (viii) of this Article IV.I.1 acting in such capacity; provided, however, that the releases provided to any director, officer or employee of the Debtors described in clause (i) of this
Article IV.I.1 may be revoked by the Reorganized Debtors if the Canadian Reorganization Plan is sanctioned or by the Administrative Agent if the Alternate Canadian Transactions are implemented, by written notice to such director, officer or employee in the event that the Reorganized Debtors reasonably determine that such director, officer or employee has failed to provide factual information as reasonably requested by the Reorganized Debtors or by the Administrative Agent in connection with any claim against Deloitte & Touche, Robert Waxman, Greg Madesker and/or Rik Barrese arising out of or related to the same nucleus of operative facts alleged as of the Petition Date in the Securities Actions, the Chazen Actions or the Liff Actions, including, without limitation, providing information and documents, attendance at meetings and interviews, assisting counsel, attendance at discoveries, if required, assistance in pre-trial preparation and attendance at trial, including as a witness, but subject in the case of any person who is at the relevant time no longer a director, officer or employee of any of the Reorganized Debtors, to reimbursement of that person's foregone income and reasonable expenses.

     2.  Releases by Holders of Lender Claims, Claims and Interests

         (a) Holders of Lender Claims. As of the Effective Date, in consideration for the obligations of the Debtors, the Reorganized Debtors and the Subsidiaries under the Plan and the Lender Lock-up Agreement and the Cash, securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each of the holders of Lender Claims, the ad hoc steering committee and any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Pre-Petition Credit Agreement, BTCo as Syndication Agent and co-arranger under the Pre-Petition Credit Agreement, the DIP Agent, the DIP Co-Arrangers, the holders of DIP Facility Claims, the Security Agent, the Account Intermediaries, and any individual, corporation or other entity that was at any time formerly one of the foregoing releasing parties will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors or Subsidiaries, the Reorganized Debtors, the Chapter 11 Cases, the Lender Lock-up Agreement or the Plan against (i) the Debtors, the Subsidiaries and the Reorganized Debtors; provided, however, if the Canadian Reorganization Plan is not sanctioned, the holders of Allowed Secured Lender Claims and Allowed Unsecured Lender Claims shall not be deemed to have released PSC or any Subsidiary other than the Debtors from such claims or their security interests against any assets of PSC or any Subsidiary other than the Debtors retained and not transferred in connection with the Alternate Canadian Transactions, provided further, however, any such claims the Lenders hold shall be reduced by the value of any distributions the Lenders receive by the Lenders pursuant to the Plan, provided, further, that this release in this clause (i) shall not be given by any Account Intermediary who is a current Bank Account Service Provider, (ii) the directors, officers and employees of the Debtors or the Subsidiaries in each case as of the Petition Date (and in addition, those who become officers and/or directors thereafter prior to the Effective Date), excluding, however, Allen Fracassi, (iii) the Lenders (other than any entity specifically excluded from the releases granted in this Article IV.I.2.(a) that has become a Lender), (iv) the ad hoc steering committee and any other committee of holders of Lender Claims, (v) CIBC, as Administrative Agent and co-arranger under the Pre-Petition Credit Agreement,
(vi) BTCo as Syndication Agent and co-arranger under the Pre-Petition Credit Agreement, (vii) any official committees appointed in the Chapter 11 Cases,
(viii) the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims (other than any entity specifically excluded from the releases granted in this Article IV.I.2.(a) that has become a holder of a DIP Facility Claim), (ix) the Security Agent, (x) the Account Intermediaries (and their professionals),
(xi) any individual, corporation or other entity that was at any time formerly one of the foregoing released parties identified in subclauses (iii) - (ix) of this Article IV.I.2.(a) and (xii) the respective current and former professionals of the entities in subclauses (i) - (ix) of this Article IV.I.2.(a) (excluding Deloitte & Touche and any insurance brokers retained by the Debtors) (including the current and former officers, directors, employees, shareholders and professionals of the released professionals), acting in such capacity; provided, however, that the releases provided to any director, officer or employee of the Debtors described in clause (ii) of this Article IV.I.2(a) may be revoked by the Administrative Agent, or its successor, by written notice to such director, officer or employee, in the event that the Administrative Agent or its successor reasonably determines that any such director, officer or employee has failed to provide factual information reasonably requested by the Administrative Agent or its successor in connection with any claim against Deloitte & Touche, Robert Waxman, Greg Madesker and/or Rik Barrese arising out of or related to the same nucleus of operative facts alleged as of the Petition Date in the Securities Actions, the Chazen Actions or the Liff Actions, including, without limitation, providing information and documents, attendance at meetings and interviews, assisting counsel, attendance at discoveries, if required, assistance at pre-trial preparation and attendance at trial, including as a witness, but subject in the case of any person who is at the relevant time no longer a director, officer or employee of any of the Reorganized Debtors, to reimbursement of that person's foregone income and reasonable expenses, provided further, that nothing contained herein shall affect the rights and obligations of the parties designated in clauses (iii), (v), (vi), (ix) and (x) of this
Article IV.I.2.(a) under the Priority and Subordination Agreement, dated as of December 4, 1998, the Security Sharing Agreement, dated as of November 30, 1998 and the Intercreditor Agreement, dated as of June 25, 1999.

         (b) Holders of Claims and Interests. As of the Effective Date, to the fullest extent permitted under applicable law, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, and the benefits provided by the Lenders and the Account Intermediaries under the Plan, each present and former holder of a Claim or Interest (other than the releasing parties identified in Article IV.I.2(a) above or any individual, corporation or other entity that was at any time formerly one of the foregoing releasing parties) will be deemed to release forever, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors or Subsidiaries, the parties released pursuant to this Article IV.I.2(b), the Reorganized Debtors the Chapter 11 Cases, the Lender Lock-up Agreement or the Plan against (i) the Debtors, the Subsidiaries and the Reorganized Debtors, (ii) the Lenders as of September 15, 1999 or an entity that subsequently becomes a Lender subject to the Debtors' consent, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Pre-Petition Credit Agreement, BTCo as Syndication Agent and co-arranger under the Pre-Petition Credit Agreement, any official committees appointed in the Chapter 11 Cases, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims as of September 15, 1999 or an entity that subsequently becomes a holder of a DIP Facility Claim subject to the Debtors' consent, and the Security Agent, (iii) the Account Intermediaries (and their professionals, current and former officers, directors, employees, agents and shareholders),
(iv) any individual, corporation or other entity that was at any time formerly one of the foregoing released parties identified in subclause (ii) of this
Article IV.I.2(b) and (v) the respective affiliates, current and former officers, directors, employees, agents, shareholders and professionals of the entities listed in subclause (ii) of this Article IV.I.2.(b) (excluding Deloitte & Touche and any insurance brokers retained by the Debtors) acting in such capacity. Under the Plan, holders of Claims (other than the Lenders) and Interests are not deemed to have released any non-Debtor third party other than the Lenders and those parties explicitly listed in subsections (ii), (iii), (iv) and (v) above.

     3.  Injunction Related to Releases

     As further provided in Article XIV.F, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

     4.   Reinstatement of Certain Releases

     The revocation of any release of any director, officer or employee pursuant to Articles IV.I.1 or 2(a) hereof shall be void ab initio to the extent that a court of competent jurisdiction, including, but not limited to the Bankruptcy Court, determines that such director, officer or employee has provided the factual information reasonably requested by the Reorganized Debtors if the Canadian Reorganization Plan is sanctioned or by the Administrative Agent or its successor if the Alternate Canadian Transactions are implemented.

J.   SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING IMPAIRED CLAIMS

     The Plan is premised upon the substantive consolidation of the Debtors only for purposes of treating Class 6, 7 or 8 Claims under the Plan, including for voting, confirmation and distribution purposes. The Plan does not contemplate the substantive consolidation of the Debtors with respect to the other Classes of Claims or Interests set forth in the Plan. On the Effective Date, (a) all guaranties of any Debtor of the payment, performance or collection of another Debtor with respect to Class 6, 7 or 8 Claims shall be deemed eliminated and cancelled; (b) any obligation of any Debtor and all guaranties with respect to Class 6, 7 or 8 Claims thereof executed by one or more of the other Debtors shall be treated as a single obligation and any obligation of two or more Debtors, and all multiple Impaired Claims against such entities on account of such joint obligations, shall be treated and Allowed only as a single Impaired Claim against the consolidated Debtors; and (c) each Class 6, 7 or 8 Claim filed in the Chapter 11 Cases of any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed one Class 6, 7 or 8 Claim against and obligation of the consolidated Debtors. Except as set forth in this Article IV.J, such substantive consolidation shall not (other than for purposes related to the Plan) (a) affect the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions as provided in Article IV.B.3 hereof, (b) cause any Debtor to be liable for any Impaired Claim or Unimpaired Claim under the Plan, for which it otherwise is not liable, and the liability of any Debtor for any such Claim shall not be affected by such substantive consolidation, (c) affect Intercompany Claims of Debtors against Debtors, and (d) affect Interests in the Subsidiary Debtors. On the Effective Date, the Intercompany Claims of Debtors against Debtors shall be Reinstated or discharged and satisfied, at the option of the Reorganized Debtors with the consent of the Required Lenders, by contributions, distributions or otherwise as determined by the Reorganized Debtors. On the Effective Date, to the extent a Subsidiary Debtor is not dissolved or merged as part of the Restructuring Transactions or except as otherwise expressly provided for in the Plan, the Interests in such Subsidiary Debtor shall remain outstanding.

K. CONTRIBUTION AND INDEMNITY CLAIMS OTHER THAN ASSUMED INDEMNIFICATION OBLIGATIONS

     Any Claim other than the Assumed Indemnification Obligations against any Debtor for reimbursement, contribution, indemnity or setoff that is subject to section 510(b) and/or 510(c) of the Bankruptcy Code or related to or arising from the facts surrounding, allegations or actions resulting in a Claim that is subject to section 510(b) and/or 510(c) of the Bankruptcy Code or arising out of such facts or alleged facts, and any Excluded Indemnification Obligation, shall be deemed rejected for all purposes under the Plan and shall be deemed disallowed under the Plan upon entry of the Confirmation Order pursuant to section 502(e)(1)(B) of the Bankruptcy Code to the fullest extent permitted by law; provided, however, to the extent that any such Claim is not so disallowed and becomes an Allowed Claim against any Debtor, then such Allowed Claim shall be treated as an Allowed Class 8C Claim pursuant to sections 510(b) and/or 510(c) of the Bankruptcy Code.

L.   ASSUMED INDEMNIFICATION OBLIGATIONS

     The Assumed Indemnification Obligations shall be deemed assumed by the Reorganized Debtors as of the Effective Date without any further action by any party and in the event the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived, the Assumed Indemnification Obligations of PSC shall be deemed assumed by Reorganized PSI.


                                   ARTICLE V.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.   CLASSES ENTITLED TO VOTE

     Classes 6 and 7 are entitled to vote to accept or reject the Plan. If the Class 8 Solicitation Order is entered, Classes 8A, 8B and 8C will be deemed to have rejected the Plan and therefore will not be entitled to vote. If the Class 8 Solicitation

Order is not entered, then Classes 8A, 8B and 8C will be entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. By operation of law, Class 9 is deemed to have rejected the Plan and therefore is not entitled to vote to accept or reject the Plan.

B.   ACCEPTANCE BY IMPAIRED CLASSES

     An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

C.   CRAMDOWN

     The Debtors will seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code in view of the deemed rejection by Class 9. Subject to
Article XI hereof, the Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.


                                   ARTICLE VI.

               SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

     On the Effective Date, Reorganized PSC and Reorganized PSI (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or if the Canadian Plan Condition is waived) shall issue for distribution in accordance with the provisions of the Plan all of the New Secured PIK Debt, New Unsecured PIK Notes, New Unsecured Convertible Notes and New Common Shares (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI Common Shares (if the Alternate Canadian Transactions are implemented or if the Canadian Plan Condition is waived), pursuant to the provisions of the Plan. All securities to be issued will be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. The form of the Amended and Restated Credit Agreement governing the New Secured PIK Debt shall be in substantially the form attached in the Plan Supplement. The form of indenture governing the New Unsecured PIK Notes shall be in substantially the form attached to the Plan Supplement. The form of the New Convertible Notes Indenture governing the New Unsecured Convertible Notes shall be substantially in the form attached to the Plan Supplement.


                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

     Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made not later than the Distribution Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Articles III, VII and IX of this Plan. Notwithstanding the date on which any distribution of securities is actually made to a holder of a Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, as of the date of the distribution such holder shall be deemed to have the rights of a holder of such securities distributed as of the Effective Date.

B.   INTEREST ON CLAIMS

     Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

C.   DISTRIBUTIONS BY DISBURSING AGENT AND THE INDENTURE TRUSTEE

     The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III, VII and IX hereof). Distributions provided for in the Plan on account of Allowed Old Debenture Claims shall be made to the Indenture Trustee, as Disbursing Agent for Old Debenture Claims, for further distribution to holders of Allowed Old Debenture Claims. Any such further distributions shall be made pursuant to the Old Indenture and the Plan, particularly to the Indenture Trustee (i) to itself as Indenture Trustee for application of any unpaid fees, compensation, expenses (including the Indenture Trustee's professional fees and expenses) disbursements and advances; (ii) to itself as escrow agent holding an expense fund of approximately $92,000 for the Great Plains Action (the determination of such amount, the valuation and allocation of New Unsecured PIK Notes, New Unsecured Convertible Notes, and New Common Shares to create such expense fund in an amount of approximately $92,000, the allocation of responsibility for such amount among the class represented by the plaintiffs in such action, and the funding of such amount from the distributions otherwise to be made to the class represented by the plaintiffs in such action shall all be done exclusively by and at the sole discretion of the Indenture Trustee), and thereafter (iii) on account of Allowed Claims of holders of Old Debentures.

     If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

D.   RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF LENDER CLAIMS AND
     OLD DEBENTURES

     At the close of business on the Distribution Record Date, the transfer records for the Old Debentures and Lender Claims shall be closed, and there shall be no further changes in the record holders of the Old Debentures or Lender Claims. The Reorganized Debtors, the Disbursing Agent, and the Administrative Agent for the Lenders shall have no obligation to recognize any transfer of such Old Debentures or Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

E.   MEANS OF CASH PAYMENT

     Cash payments made pursuant to this Plan shall be in U.S. funds for creditors located in the United States and in Canadian funds for creditors located in Canada, unless such creditors in Canada have previously agreed, or contracted for, payment in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

F.   CALCULATION OF DISTRIBUTION AMOUNTS

     1.  New Common Shares

     No fractional shares of New Common Shares or Reorganized PSI Common Shares shall be issued or distributed under the Plan. Each Person entitled to receive New Common Shares will receive the total number of whole shares of New Common Shares or Reorganized PSI Common Shares to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Shares or Reorganized PSI Common Shares, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions 2 or greater shall be rounded to the next higher whole number, and (b) fractions of less than 2 shall be rounded to the next lower whole number. The total number of shares of New Common Shares to be distributed to a Class of Claims or Interests shall be adjusted as necessary to account for the rounding provided for in this Article VII.F. No consideration shall be provided in lieu of fractional shares that are rounded down.

     2.  New Debt Securities

     New Debt Securities will be issued in denominations of $1,000 and such fractions thereof as is necessary.

     3.  Conversion Rate

     Canadian dollar ("CDN") Claims will be converted to United States dollars for purposes of distributions by applying the June 25, 1999 Dow Jones Canadian to United States exchange rate of .68254855.

G.   DELIVERY OF DISTRIBUTIONS

     Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) in the case of the holder of an Allowed Old Debenture Claim, at the addresses contained in the official records of the indenture trustee under the Old Indenture, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. No undeliverable distributions will go back to the Reorganized Debtors. All claims for undeliverable distributions in respect of Allowed Class 7 Claims (or Canadian Impaired Unsecured Claims for which the U.S. Plan Election is made if the Alternate Canadian Transactions are implemented) must be made on or before the expiration of the eighteenth (18th) month following the Effective Date, after which date all unclaimed property shall be distributed pro rata to the holders of the other Allowed Class 7 Claims (and Canadian Impaired Unsecured Claims for which the U.S. Plan Election is made if the Alternate Canadian Transactions are implemented) and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors, any Disbursing Agent or the indenture trustee to attempt to locate any holder of an Allowed Claim or Allowed Interest. All distributions pursuant to the Plan shall be at the Reorganized Debtors' expense.

H.   SURRENDER OF SECURITIES AND INSTRUMENTS

     1.  Notes and Old Debentures

     Except as provided in Article VII.H.2 for lost, stolen, mutilated or destroyed Old Debentures, each holder of an Allowed Claim evidenced by a note or Old Debenture shall tender such note or Old Debenture to the Disbursing Agent in accordance with written instructions to be provided in a letter of transmittal to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such notes or Old Debentures will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such notes or Old Debentures with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable note or Old Debenture to act and the authenticity of any signatures required on the letter of transmittal. All surrendered notes and Old Debentures shall be marked as canceled and delivered to the Reorganized Debtors.

     2.  Lost, Mutilated or Destroyed Notes or Old Debentures

     In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the applicable Debtor, any holder of a Claim or an Interest evidenced by a note or Old Debenture that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such note or Old Debenture, deliver to the Disbursing Agent (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a note or Old Debenture. Upon compliance with this
Article VII.H.2 by a holder of a Claim or an Interest evidenced by a note or Old Debenture, such holder shall, for all purposes under the Plan, be deemed to have surrendered a note or Old Debenture, as applicable.

     3.  Failure to Surrender Canceled Note or Old Debentures

     Any note or Old Debenture holder that fails to surrender or be deemed to have surrendered such note or Old Debenture within the second anniversary after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such note or Old Debenture discharged and shall be forever barred from asserting any such claim against any Reorganized Debtor or its respective property.

I.   WITHHOLDING AND REPORTING REQUIREMENTS

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

     In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan (i) each holder of an Allowed Claim or Interest that is to receive a distribution of New Securities pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Securities to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Article VII.G. It is the Debtors' intent that distributions under the Plan to holders of Claims are in respect of, and to be applied to principal first and then interest.

J.   SETOFFS

     The Reorganized Debtors may, but shall not be required to, set off against any Claim (or Canadian Impaired Unsecured Claim the holder of which has made the U.S. Plan Election if the Alternate Canadian Transactions are implemented), and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim (or Canadian Impaired Unsecured Claim the holder of which has made the U.S. Plan Election if the Alternate Canadian Transactions are implemented); provided, however, that neither the failure to do so nor the allowance of any Claim (or Canadian Impaired Unsecured Claim the holder of which has made the U.S. Plan Election if the Alternate Canadian Transactions are implemented) hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder. Notwithstanding anything to the contrary, the Debtors and Reorganized Debtors will not exercise any right of setoff against any Lender, any agents under the Pre-Petition Credit Agreement or the DIP Facility Agreement, the Account Intermediaries or the DIP Lenders.


                                  ARTICLE VIII.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.   ASSUMED CONTRACTS AND LEASES

     Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or
(iii) is otherwise set forth in the schedule to be filed in the Plan Supplement as being an executory contract or unexpired lease to be rejected, provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend the schedule to be filed in the Plan Supplement to delete any unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

B.   PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure,
(ii) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.   REJECTED CONTRACTS AND LEASES

     Except as otherwise provided in the Plan and subject to Article VIII.A hereof or as otherwise provided in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, none of the executory contracts and unexpired leases to which the Debtors, or any of them, are a party shall be rejected under the Plan.

D.   COMPENSATION AND BENEFIT PROGRAMS

     Except and to the extent previously assumed or rejected by an order of the Bankruptcy Court on or before the Confirmation Date, all employment agreements and employee compensation and benefit programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Article VIII.A of the Plan and in the event the Alternate Canadian Transactions are implemented or the Canadian Plan Condition is waived, assumed and assigned to PSI, except for (i) executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.


                                   ARTICLE IX.

                       PROCEDURES FOR RESOLVING DISPUTED,
           CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS

A.   PROSECUTION OF OBJECTIONS

     After the Confirmation Date, only the Debtors, the Reorganized Debtors (subject to Article XIV.G), the Creditors' Committee and the Indenture Trustee shall have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims (and Canadian Impaired Unsecured Claims the holders of which have made the U.S. Plan Election if the Alternate Canadian Transactions are implemented) and Interests and, from and after the Effective Date, may settle or compromise, withdraw or litigate to judgment objections to any Disputed Class 7 Claim, Disputed Canadian Impaired Unsecured Claim the holder of which has made the U.S. Plan Election if the Alternate Canadian Transactions are implemented or Disputed Interest, without approval of the Bankruptcy Court.

B.   NO DISTRIBUTIONS PENDING ALLOWANCE

     Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Class 7 Claim or Disputed Canadian Impaired Unsecured Claim unless and until some portion thereof has become an Allowed Claim or Allowed Canadian Impaired Unsecured Claim, respectively.

C. DISPUTED DISTRIBUTION RESERVE; RESERVE FOR SUBSEQUENT DISTRIBUTIONS TO QUALIFYING CLASS 7 CREDITORS

     On the Effective Date (or as soon thereafter as is practicable) if holders of Allowed Class 7 Claims are to receive distributions in accordance with
Article III.C, the Disbursing Agent shall establish the Disputed Distribution Reserve by withholding from the initial distribution on account of Allowed Class 7 Claims, Allowed Canadian Impaired Unsecured Claims and the Class 6 Additional Distribution (as applicable) an amount of New Unsecured PIK Notes and New Common Shares (or Reorganized PSI Common Shares as applicable) calculated as if all Class 7 Claims and Canadian Impaired Unsecured Claims were Allowed Class 7 Claims and Allowed Canadian Impaired Unsecured Claims as of such date, in an amount equal to one hundred percent (100%) of their Disputed Class 7 and Disputed Canadian Impaired Unsecured Claim Amount. The Disbursing Agent shall also establish a reserve for subsequent distributions to Qualifying Class 7 Creditors containing the maximum amount of New Unsecured Convertible Notes distributable under the Plan, if necessary, less the amount of New Unsecured Convertible Notes distributed to Qualifying Class 7 Creditors on the Distribution Date.

D. DISTRIBUTIONS AFTER ALLOWANCE OF CLASS 7 CLAIMS AND CANADIAN IMPAIRED UNSECURED CLAIMS

     The Disbursing Agent shall make payments and distributions from the Disputed Distribution Reserve to each holder of a Disputed Class 7 Claim that has become an Allowed Class 7 Claim and each holder of a Disputed Canadian Impaired Unsecured Claim that has become an Allowed Canadian Impaired Unsecured Claim, in each case in accordance with the provisions of this Plan or the Canadian Reorganization Plan, respectively. On the next succeeding interim distribution date after the date that the order or judgment of the Bankruptcy Court or the Canadian Bankruptcy Court allowing such Claim or claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim or claim any New Unsecured PIK Notes and New Common Shares (or Reorganized PSI Common Shares, as applicable) in the Disputed Distribution Reserve that would have been distributed on the Distribution Date had such Claim been an Allowed Class 7 Claim or an Allowed Canadian Impaired Unsecured Claim on the Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each of the Disputed Class 7 Claims and Disputed Canadian Impaired Unsecured Claims, any New Unsecured PIK Notes, New Unsecured Convertible Notes, and New Common Shares or Reorganized PSI Common Shares that remain in the Disputed Distribution Reserve and the reserve for subsequent distributions to Qualifying Class 7 Creditors shall be distributed, as applicable, pro rata to holders of (i) Allowed Claims in Class 7, (ii) Allowed Canadian Impaired Unsecured Claims and (iii) holders of the Class 6 Secured Lender Claims on account of the Class 6 Additional Distribution, if applicable (based on an estimate of the allowed Canadian Impaired Unsecured Claims of holders who did not make the U.S. Plan Election); provided however, that only Qualifying Class 7 Creditors shall be entitled to receive distributions of New Unsecured Convertible Notes from the reserve for subsequent distributions to Qualifying Class 7 Creditors. All distributions made under this
Article IX.D of the Plan on account of an Allowed Class 7 Claim and Allowed Canadian Impaired Unsecured Claim, shall be made together with any payments or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Class 7 Claim or Allowed Canadian Impaired Unsecured Claim had been an Allowed Class 7 Claim or Allowed Canadian Impaired Unsecured Claim on the Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under Article IX.D more frequently than once every 180 days or to make any individual payments in an amount less than $25.00. Notwithstanding anything herein to the contrary, if the Canadian Reorganization Plan is sanctioned, disbursements to holders of Canadian Impaired Unsecured Claims shall be made in compliance with the Canadian Reorganization Plan.

E.   DISTRIBUTION PROCEDURES FOR CLASS 8 CLAIMS AND INTERESTS

     A description of the procedure for the distribution to holders of Class 8 Claims and Interests, as well as the procedure for the establishment of a reserve for the benefit of holders of Class 8 Claims and Interests on account of Class 8 Claims and Interests that have not become Allowed, if any, and the procedure for distribution to holders of Class 8 Claims and Interests that have not become Allowed, if any, after such Claims or Interests, become Allowed Claims or Interests will be included in the Plan Supplement.


                              ARTICLE X.

        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

A.   CONDITIONS TO CONFIRMATION

     The following are conditions precedent to the occurrence of the Confirmation Date: (i) the entry of an order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code and (ii) the proposed Confirmation Order shall be in form and substance acceptable to the Debtors and the Required Lenders.

B.   CONDITIONS TO EFFECTIVE DATE

     The following are conditions precedent to the occurrence of the Effective Date, each of which must be (i) satisfied or (ii) waived in accordance with
Article X.C below:

         1. The Confirmation Order confirming the Plan, as such Plan may have been modified, shall have been entered in form and substance reasonably satisfactory to the Debtors and the Required Lenders, shall not have been stayed and shall provide that:

              (a) the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

              (b) the provisions of the Confirmation Order are nonseverable and mutually dependent;

              (c) Reorganized PSC or Reorganized PSI, or both, as applicable is authorized to issue the New Unsecured PIK Notes, New Unsecured Convertible Notes, New Common Shares, Reorganized PSI Common Shares and Management Options and incur the New Senior Secured Term Debt and New Secured PIK Debt; and

              (d) the New Secured PIK Debt, New Unsecured PIK Notes, New
                  Unsecured Convertible Notes and New Common Shares (or Reorganized PSI Common Shares, as applicable) issued under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of the New Secured PIK Debt, New Unsecured PIK Notes, New Unsecured Convertible Notes and New Common Shares (or Reorganized PSI Common Shares, as applicable) are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code.

         2. The Reorganized Debtors shall have credit availability under the Exit Facility, in amount, form and substance acceptable to the Reorganized Debtors and the Required Lenders, to provide the Reorganized Debtors and the Subsidiaries with sufficient working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

         3. The following agreements, in form and substance satisfactory to the Reorganized Debtors and the Required Lenders (and, in addition, the Creditors' Committee and the Indenture Trustee shall retain the authority to approve the specific agreements in subclauses (b) and (c)), shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

              (a) Amended Certificates of Incorporation and Bylaws of the
                  Reorganized Debtors and the other Restricted Subsidiaries;

              (b) New Unsecured PIK Notes Indenture;

              (c) New Unsecured Convertible Notes Indenture;

              (d) Amended and Restated Term Credit Agreement;

              (e) New Guaranties and related security documents;

              (f) Registration Rights Agreement;

              (g) Exit Facility;

              (h) Shareholder Rights Plan; and

              (i) Agreements evidencing sufficient bonding to meet the Debtors'
                  projected bonding requirements.

         4. The Amended Certificates of Incorporation and Bylaws of the Reorganized Debtors, as necessary, shall have been filed with the applicable authority of each entity's jurisdiction of incorporation in accordance with such jurisdiction's corporation laws.

         5. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         6. (a) The Canadian Bankruptcy Court shall have entered an order under the CCAA sanctioning the Canadian Reorganization Plan and all conditions to the effectiveness of the Canadian Reorganization Plan shall have been satisfied other than the condition that this Plan shall have become effective or
(b) the Alternate Canadian Transactions shall have been authorized to be implemented in accordance with Canadian law and all conditions to the implementation of the Alternate Canadian Transactions shall have been satisfied or waived by the Required Lenders other than the condition that this Plan shall have become effective, and the Alternate Canadian Transactions shall be capable of being implemented on the Effective Date and the only unsatisfied condition to the transactions shall be the effectiveness of this Plan.

         7. The new Board of Directors of Reorganized PSC (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI (if the Alternate Canadian Transactions are implemented or if the Canadian Plan Condition is waived) shall have been appointed.

C.   WAIVER OF CONDITIONS

         1. Each of the conditions set forth in Article X.B above may be waived in whole or in part by the Debtors with the written consent of the Required Lenders, without any other notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

         2. If the Canadian Plan Condition is waived, (a) all New Securities shall be issued by Reorganized PSI, (b) PSC and the other Canadian Debtors will continue to be managed by PSC's current Board of Directors and current management and (c) until either the Canadian Reorganization Plan is sanctioned or the Alternate Canadian Transactions are implemented, all assets of PSC and the other Canadian Debtors will continue to be owned and operated by PSC and the other Canadian Debtors, respectively. If the Canadian Plan Condition is waived, it is contemplated that substantially all equity interests and/or assets of PSC and the other Canadian Debtors ultimately will be transferred as going concerns to Reorganized PSI and/or a newly formed or existing direct or indirect subsidiary or subsidiaries of Reorganized PSI.

                                   ARTICLE XI.

                          MODIFICATIONS AND AMENDMENTS

     Subject to the consent of the Required Lenders, after giving notice to the Creditors' Committee and the Indenture Trustee, and to the extent of any modification to the treatment of the Account Intermediaries as holders of Other Secured Claims, the consent of the Account Intermediaries, the Debtors may alter, amend or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as they have obtained the prior approval of the Required Lenders and such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan (it being specifically understood that any settlement of a claim of the Estates against any party specifically excluded from the releases provided in Article IV.I shall be deemed to have a material adverse affect on the treatment of holders of Claims and Interests); provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.


                                  ARTICLE XII.

                            RETENTION OF JURISDICTION

     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, subject to the Protocol, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

         (i) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise Allowed under the Plan (or any Canadian Impaired Unsecured Claim or claim held by a Canadian Class 8B or 8C Holder that has made the U.S. Plan Election), resolve any counterclaim with respect thereto, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

         (ii) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

         (iii) Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

         (iv) Effectuate performance of and payments under the provisions of the Plan;

         (v) Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

         (vi) Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         (vii) Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

         (viii) Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (ix) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation or enforcement of the Plan or the Confirmation Order;

         (x) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

         (xi) Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         (xii) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

         (xiii) Except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

         (xiv) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

         (xv) Hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge;

         (xvi) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         (xvii) Enter a final decree closing the Chapter 11 Cases.

     Notwithstanding the jurisdiction retained in this Article XII, from and after the Confirmation Date, the Bankruptcy Court shall not have the power to issue any order in the Chapter 11 Cases which modifies the provisions of the Amended and

Restated Term Credit Agreement or the rights of holders of the New Senior Secured Term Debt, the New Secured PIK Debt or the New Common Shares (if the Canadian Reorganization Plan is sanctioned) or Reorganized PSI Common Shares (if the Alternate Canadian Transactions are implemented).


                                  ARTICLE XIII.

                           COMPROMISES AND SETTLEMENTS

     Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors, subject to the prior approval of the Required Lenders, expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against the Debtors and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors pursuant to Articles IV.E and IV.F of the Plan.


                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

A.   BAR DATES FOR CERTAIN POST-PETITION CLAIMS

     1.  Administrative Claims; Substantial Contribution Claims


     The Confirmation Order will establish an Administrative Claims Bar Date for filing of Administrative Claims that have not been paid, released or otherwise settled (excluding Administrative Claims arising from the sale of goods or services to a Debtor, after the Petition Date, in the ordinary course of business), including Substantial Contribution Claims (but not including claims for Professional Fees or the expenses of the members of any creditors' committee), which date will be 30 days after the Effective Date. Holders of asserted Administrative Claims, other than claims for Professional Fees or the expenses of the members of any creditors' committee, not paid prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Effective Date to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors or Reorganized Debtors, as the case may be, shall have 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

     2.  Professional Fee Claims

     All final requests for compensation or reimbursement of Professional Fees pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or any creditors' committee prior to the Effective Date (other than Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtors and their counsel no later than 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

B.   PAYMENT OF STATUTORY FEES

     All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation, shall be paid on or before the Effective Date.

C.   SEVERABILITY OF PLAN PROVISIONS

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor with the consent of the Required Lenders, and to the extent of any modification to the treatment of the Account Intermediaries as holders of Other Secured Claims, the consent of the Account Intermediaries, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.   SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

E.   RELEASES AND SATISFACTION OF SUBORDINATION RIGHTS

     All Claims of the holders of the Lender Claims and the Old Debentures against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights or otherwise shall be deemed satisfied by the distributions under, described in, contemplated by and/or implemented in Article III.C of this Plan. All other claimed subordination rights against the holders of Old Debentures, other than the subordination of the claims of holders of Old Debentures to the claims of or payments to the Indenture Trustee under the Old Indenture, are deemed satisfied by this Plan. Distributions under, described in, contemplated by and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim, including, but not limited to, holders of Lender Claims and Old Debenture Claims, by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

F.   DISCHARGE OF THE DEBTORS; INJUNCTION

     1.  Discharge

     Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims (other than those Reinstated under the Plan) of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall
(i) be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all Interests of the holders of (A) Other Equity Securities and (B) if Class 7 votes to reject the Plan, Old Common Shares.

     As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors or the Reorganized Debtors, their successors or their property any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date; provided however, that nothing in this Plan shall be deemed to preclude any third party (other than the releasing parties in Article IV.I.2.(a) to the extent provided therein) from asserting claims, debts, rights, causes of action, liabilities or equity interests that are not property of the Estates under section 541 of the Bankruptcy Code against any current or former officers, directors or employees of the Debtors or Reorganized Debtors; provided further, that notwithstanding anything contained in the Plan to the contrary, rights and claims of the United States under environmental laws or regulations shall not be discharged, impaired or otherwise affected by the Plan and the Chapter 11 Cases, shall survive the Chapter 11 Cases as if the Chapter 11 Cases had not been commenced and shall be determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the bankruptcy cases had not been commenced. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests of the holders of (i) Other Equity Securities and (ii) if Class 7 votes to reject the Plan, Old Common Shares, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

     2.  Injunction

         (a)  Injunction Related to Discharged Claims and Terminated Interests

         Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is Impaired or terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors and (e) commencing or continuing any action in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         (b)  Released Claims

         As of the Effective Date, all entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to Article IV.I or XIV.H are permanently enjoined from taking any of the following actions on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance: (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         (c)  Consent of Injunction

         By accepting a distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Article XIV.F.

G.   COMMITTEES

     After the Confirmation Date, the Creditors' Committee shall continue to exist as provided in this paragraph and shall be an active participant in the Claims review process. The Creditors' Committee shall have the right to file objections to Class 7 Claims (and Canadian Impaired Unsecured Claims that have made the U.S. Plan Election) and, if the Canadian Reorganization Plan is sanctioned, Canadian Impaired Unsecured Claims. The Creditors' Committee shall be reduced to three members as they shall select and be represented by counsel and other professionals retained by the Committee prior to the Effective Date ("Committee Professional"). Until all Distributions to Class 7 Claims have been made pursuant to Plan, the Creditors' Committee will continue to exist and may:
(i) file such pleadings with the Bankruptcy Court as it deems appropriate or necessary concerning implementation of the Plan; (ii) consult with the Reorganized Debtors concerning objections to, settlements of or litigation over Disputed Class 7 Claims; (iii) monitor, analyze and reconcile the Distributions to holders of Class 7 Claims; and (iv) provide such other services that the Creditors' Committee deems reasonably necessary to protect and enforce the rights and interests of the holders of Class 7 Claims consistent with the provisions of this Plan. Following the Effective Date, the reasonable out of pocket fees and expenses of all Committee Professionals, and the expenses of Committee members, shall be paid by the Reorganized Debtors within ten days after receipt of monthly invoices from such Committee Professionals, provided, however, that the Reorganized Debtors shall be entitled to dispute the reasonableness of any such fees and expenses and further provided that the Reorganized Debtors' aggregate liability for post-Confirmation fees and expenses of the Creditors' Committee and the Creditors' Committee professionals shall not exceed $50,000 in the event the Canadian Reorganization Plan is sanctioned, and $75,000 in the event the Alternate Canadian Transactions are implemented. Any unresolved, disputed fees and expenses shall be presented to the Bankruptcy Court for resolution. If the Canadian Reorganization Plan is sanctioned, the Canadian Counsel retained by the Creditors' Committee may incur post-confirmation fees and expenses payable by the Reorganized Debtors up to an aggregate $50,000.

H.   EXCULPATION AND LIMITATION OF LIABILITY; INDEMNITY

     Neither the Debtors, the Subsidiaries, the Reorganized Debtors, the Lenders, any individual, corporation or other entity that was at any time formerly a Lender, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Pre-Petition Credit Agreement, BTCo as Syndication Agent and co-arranger under the Pre-Petition Credit Agreement, any official committees appointed in the Chapter 11 Cases, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the Lender Lock-up Agreement or the Allwaste Lock-up Agreement, the solicitation of acceptances of the Plan or the Lender Lock-up Agreement, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the

Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Debtor, Subsidiary or Reorganized Debtor, any Lender or any individual, corporation or other entity that was at any time formerly a Lender, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Pre-Petition Credit Agreement, BTCo as Syndication Agent and co-arranger under the Pre-Petition Credit Agreement, any official committees appointed in the Chapter 11 Cases, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the Lender Lock-up Agreement or the Allwaste Lock-up Agreement, the solicitation of acceptances of the Plan, the Lender Lock-up Agreement or the Allwaste Lock-up Agreement, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

     The Debtors, the Reorganized Debtors and the Subsidiaries hereby jointly and severally fully indemnify each of the Lenders, any individual, corporation or other entity that was at any time a Lender, a member of the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Pre-Petition Credit Agreement, BTCo as Syndication Agent and co-arranger under the Pre-Petition Credit Agreement, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, and their respective agents, affiliates, directors, officers, employees, and representatives, including counsel (collectively, the "Indemnitees") against any manner of actions, causes of action, suits, proceedings, liabilities and claims of any nature, costs and expenses (including reasonable legal fees) which may be incurred by such Indemnitee or asserted against such Indemnitee arising out of or during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan, other than any liabilities to the extent arising from the gross negligence or willful or intentional misconduct of any Indemnitee as determined by a final judgment of a court of competent jurisdiction. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from any of the Reorganized Debtors or any of the Subsidiaries, the Indemnitee shall promptly notify the Reorganized Debtors in writing, and the Reorganized Debtors may assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all costs and expenses. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to consult with the Reorganized Debtors in the defense thereof and the fees and expenses of such counsel shall be at the expense of the Reorganized Debtors unless and until the Reorganized Debtors shall have assumed the defense of such claim, action or proceeding. If the named parties to any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and any of the Reorganized Debtors or Subsidiaries, and the Indemnitee reasonably believes that the joint representation of such entity and the Indemnitee may result in a conflict of interest, the Indemnitee may notify the Reorganized Debtors in writing that it elects to employ separate counsel at the expense of the Reorganized Debtors, and the Reorganized Debtors shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee. In addition, the Reorganized Debtors shall not effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from the Reorganized Debtors, unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee satisfactory in form and substance to the Indemnitee.

I.   BINDING EFFECT

     The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors and all other parties-in-interest in these Chapter 11 Cases.

J.   REVOCATION, WITHDRAWAL OR NON-CONSUMMATION

     Subject to the approval of the Required Lenders, the Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the

Plan, or if Confirmation or Consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (b) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

K.   PLAN SUPPLEMENT

     Any and all exhibits, lists or schedules not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with
Article XIV.K of the Plan.

L.   NOTICES

     Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     PHILIP SERVICES (DELAWARE), INC., et al.
     100 King St. W.
     P. O. Box 2440, LCD #1
     Hamilton, Ontario L8N4J6
     Att'n: Colin Soule, Esq.
     Telephone: (905) 521-1600
     Facsimile: (905) 521-9160

     with a copy to:

     SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
     333 West Wacker Drive
     Chicago, Illinois  60606-1285
     Att'n: David S. Kurtz, Esq.
     Telephone:   (312) 407-0700
     Facsimile:   (312) 407-0411

M.   PAYMENT OF CERTAIN FEES AND EXPENSES

     On the Effective Date, so long as the signatories to the Allwaste Lock-up Agreement have performed their obligations thereunder, the Reorganized Debtors shall reimburse (a) First Union National Bank for its reasonable legal fees (determined on an hourly basis) and expenses in connection with the Debtors' restructuring and the Chapter 11 Cases, (b) the Indenture Trustee's reasonable fees and expenses as trustee, paying agent, registrar and authentication agent as to the Old Debentures, (c) the reasonable fees of Chanin, Kirkland & Messina
(i) not to exceed $75,000 per month plus expenses for the two-month period commencing on April 25, 1999, and then (ii) not to exceed $37,500 per month for the period commencing on June 25, 1999 and ending on the earliest of (1) October 25, 1999, (2) the date on which Chanin, Kirkland & Messina is retained as financial advisor to the Creditors' Committee and (3) the occurrence of a "Termination Event" as defined in the Lender Lock-up Agreement and (d) unreimbursed travel expenses of the holders of Old Debentures serving on the ad-hoc committee of holders of Old Debentures not to exceed $2,500 prior to June 25, 1999 and $2,500 subsequent to June 25, 1999.

N.   PREPAYMENT

     Except as otherwise provided in this Plan, any ancillary documents entered into in connection herewith, or the Confirmation Order, the Debtors, with the consent of the Required Lenders, shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the classes of Claims.

O.   TERM OF INJUNCTIONS OR STAYS

     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

P.   GOVERNING LAW

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

Dated:  September 21, 1999

                                       PHILIP SERVICES CORP.
                                       (for itself and on behalf of the Debtors)



                                        By:    /s/  Phillip C. Widman
                                            -----------------------------------
                                        Name:       Phillip C. Widman
                                        Title:      Chief Financial Officer

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)

David S. Kurtz
Jeffrey W. Linstrom
J. Gregory St. Clair
Timothy R. Pohl
333 W. Wacker Drive
Chicago, Illinois 60606-1285
(312) 407-0700

          -and-

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP


By:     /s/  Gregg M. Galardi
    -----------------------------

Gregg M. Galardi (I.D. #2991)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

Attorneys for Philip Services (Delaware), Inc., et al.

                                    EXHIBIT A

                           LIST OF SUBSIDIARY DEBTORS


                                    EXHIBIT A

                           LIST OF SUBSIDIARY DEBTORS

RESI Acquisition (Delaware) Corporation
Philip Services (Delaware), Inc.
21st Century Environmental Management, Inc. of Nevada
21st Century Environmental Management, Inc. of Puerto Rico
21st Century Environmental Management, Inc. of Rhode Island
21st Century Environmental Management, Inc.
Ace/Allwaste Environmental Services of Indiana, Inc.
Advanced Environmental Systems, Inc.
Advanced Energy Corporation
All Safety and Supply, Inc.
Allies Staffing, Inc.
Allquest Capital, Inc.
AllScaff, Inc.
Allwaste Asbestos Abatement, Inc.
Allwaste Tank Cleaning, Inc.
Allwaste Services of El Paso, Inc.
Allwaste Asbestos Abatement Holdings, Inc.
Allwaste Asbestos Abatement of New England, Inc.
Allwaste Environmental Services/North Central, Inc.
Allwaste Railcar Cleaning, Inc.
Allwaste Recovery Systems, Inc.
Allwaste Texquisition Inc.
Allworth Inc.
ALRC, Inc.
APLC, Inc.
BEC/Philip, Inc.
Burlington Environmental Inc.
Burlington Environmental Inc.
Butco Inc.
Cappco Tubular Products USA, Inc.
Chem-Fab, Inc.
Chem-Freight, Inc.
Chemical Pollution Control, Inc. of Florida
Chemical Pollution Control, Inc. of New York
Chemical Reclamation Service, Inc.
Cousins Waste Control Corporation
CyanoKEM, Inc.
Deep Clean, Inc.
DM Acquisition Corporation
Gasoline Tank Service Company Inc.
Georgia Recovery Systems
GRS/Lake Charles, Ltd.
Hartney Corporation
Hydro-Engineering & Service, Inc.
Industrial Construction Services Co., Inc.
Industrial Services Technologies, Inc.
Intermetco US Inc.
Intermetco USA Ltd.
IST Holding Corp.
James & Luther Services, Inc.
Jesco Industrial Service, Inc.
Luntz Acquisition (Delaware) Corporation
Luntz Corporation
Mac-Tech, Inc.
Northland Environmental Inc.
Nortru, Inc.
Oneida Asbestos Removal, Inc.
Oneida Asbestos Abatement, Inc.
Philip Automotive, Ltd.
Philip Chemi-Solv, Inc.
Philip Chemisolv Holdings, Inc.
Philip Corrosion Services, Inc.
Philip Enterprise Service Corporation
Philip Environmental of Idaho Corporation
Philip Environmental Services Corporation
Philip Environmental Services, Inc.
Philip Environmental Washington Inc.
Philip Industrial Services (Delaware), Inc.
Philip Industrial Services (USA), Inc.
Philip Industrial Services Group, Inc.
Philip Industrial Services of Texas, Inc.
Philip/J.D. Meagher, Inc.

Philip Mechanical Services of Louisiana, Inc.
Philip Metals (New York) Inc.
Philip Metals (USA), Inc.
Philip Metals Inc.
Philip Metals Recovery (Delaware), Inc.
Philip Metals Recovery (USA) Inc.
Philip Mid-Atlantic, Inc.
Philip Oil Recycling, Inc.

Philip Petro Recovery Systems, Inc.
Philip Plant Services, Inc.
Philip Reclamation Services, Houston, Inc.
Philip Refractory and Corrosion Corporation
Philip Refractory Services, Inc.
Philip Scaffold Corporation
Philip/SECO Industries, Inc.
Philip Services (Pennsylvania), Inc.
Philip Services/Atlanta, Inc.
Philip Services Corp.
Philip Services Hawaii, Ltd.
Philip Services/Louisiana, Inc.
Philip Services/Missouri, Inc.
Philip Services/Mobile, Inc.
Philip Services/North Atlantic, Inc.
Philip Services/North Central, Inc.
Philip Services/Ohio, Inc.
Philip Services/Oklahoma, Inc.
Philip Services South Central, Inc.
Philip Services/Southwest, Inc.
Philip ST, Inc.
Philip ST Piping, Inc.
Philip Technical Services, Inc.
Philip Transportation and Remediation, Inc.
Philip West Industrial Services, Inc.
Philip/Whiting, Inc.
Piping Holdings Corp.
Piping Mechanical Corp.
Piping Companies, Inc.
PRS Holding, Inc.
PSC Enterprises, Inc.
Republic Environmental Systems (Pennsylvania), Inc.
Republic Environmental Recycling (New Jersey), Inc.
Republic Environmental Systems (Transportation Group), Inc.
Republic Environmental Systems (Technical Services Group) Inc.
Resource Recovery Corporation
Rho-Chem Corporation
RMF Global, Inc.
RMF Industrial Contracting, Inc.
RMF Environmental, Inc.
Serv-Tech Construction and Maintenance, Inc.
Serv-Tech Engineers, Inc.
Serv-Tech EPC, Inc.
Serv-Tech International Sales, Inc.
Serv-Tech of New Mexico, Inc.
Serv-Tech Services, Inc.
Solvent Recovery Corporation
Southeast Environmental Services, Inc.
Termco Corporation
Terminal Technologies, Inc.
ThermalKEM, Inc.
TIPCO Acquisition Corp.
Total Refractory Systems, Inc.
United Industrial Materials, Inc.
United Drain Oil Service, Inc.

                                    EXHIBIT B

                        LIST OF IMPAIRED UNSECURED CLAIMS


                                    EXHIBIT B

                        LIST OF IMPAIRED UNSECURED CLAIMS


                                                             SCHEDULED
        CREDITOR                                               AMOUNT
        --------                                            ----------
        II-VI, Inc., Transit Manufacturing, Inc.,                   $0
        Carrier Corporation, Cytec Industries,
        Inc., Environmental Services of America,
        Inc., and Solvents & Petroleum Service

        62 Land, Inc.                                                0

        Aalborg Keystone, Inc.                                       0

        ABN Amro Bank                                                0

        Advanta Business Services Corp.                         26,808

        Allen, Leslie                                                0

        Allwaste Debentures                                 27,500,000

        Alonzo, San Juanita, et al.                                  0

        AMBAC International Corporation                              0

        Arroyo, Krystela Yasmeen, et al.                             0

        Bader, Alfred                                          126,000

        Barnes, Donald                                          25,000

        Big "R" Towing                                          25,000

        Bloomberg, L.P.                                         25,000

        Blue Box of Building and Construction                   12,000

        Bramblatt, Jennifer                                     25,000

        Bryan, J.J.                                            139,000

        BTM Capital Corporation                              1,497,000

        Buck, Sam                                               42,000

        C&S Associates, VIII                                    64,000

        Cadence Environmental Energy, Inc.                     180,000

                                                             SCHEDULED
        CREDITOR                                               AMOUNT
        --------                                            ----------
        Caven Point Realty, Inc.                                     0

        Chazen, Gary                                           503,000

        Chazen, Bob                                            201,000

        Chiste, Robert                                         771,000

        Chiste, Robert                                         435,000

        Comdisco, Inc.                                               0

        Commercial Portfolio Management                         21,000
        Corporation

        Cormier, Carl. B.                                            0

        Credit Suisse First Boston Corporation                       0

        DA Consulting Group Inc.                                50,000

        Daerr, Richard                                         250,000

        Dalton G., Karen A., Glen E., Nancy,                    25,000
        Kirby., and Barbara Jane Rinehart et al.

        Daniels, et al., Williams, Marty, et al.,                    0
        and Adams, Virgie and Charles, et al.

        Driver, James                                          140,000

        Electric Systems, Inc.                                 250,000

        Emtech                                                   9,000

        Envetech Inc.                                           25,000

        F.C. Schaffer, Geralyn Graphia, Marian                       0
        Schaffer-Whitaker, Jose de Spinoso,
        Marlan J. Mitch, Robert Miller, and
        Harold Birkett

        F.C. Schaffer, Geralyn Graphia, Marian                       0
        Schaffer-Whitaker, Jose de Spinoso,
        Marlan J. Mitch, Robert Miller, and
        Harold Birkett

        Fanta, David                                           109,000

        FC Schaffer Shareholders                                     0

        Ferreira, Fred                                         151,000

        Fifth Third Leasing Company                            250,000

        Fillmore Partnership                                   222,000

                                                             SCHEDULED
        CREDITOR                                               AMOUNT
        --------                                            ----------
        Fleet Business Credit Corporation                    1,139,000

        Foster, Norman                                       1,400,000

        Franklin Iron and Metal Recycling, Inc.                 25,000

        Ginsky, Victor                                         437,000

        Gooden, Howard P.                                       97,750

        Group Dekko International, Inc.                              0

        Group Dekko International, Inc.                        397,000

        Hanson, Stefani                                         30,000

        Harbison-Walker Refractories Company                 1,000,000
        (Newminco Joint Venture)

        Hernandez, Elias                                        25,000

        Hixson, Dale                                           353,000

        Horlacher, Dale                                        300,000

        IBS Incorporated                                             0

        Industrial Finishing Service, Inc.                     230,000

        Ivey, Cecil                                            562,000

        Jadoobirisingh, Wayne                                        0

        Jay Alix and Associates                                      0

        John Adams Transportation                              150,000

        Jones, Dean                                             25,000

        Jones, Henry L.                                         20,000

        Kelly, Oliver H.                                             0

        Kilntech Environmental Services Inc; Rick              500,000
        W. Davenport(4)

        Kleingueti, Edward                                      20,000

        Lee, Dwayne                                                  0

---------------
(4) Pursuant to an agreement between the Debtors and Kilntech Environmental Services Inc. and Rick W. Davenport (collectively, "Kilntech"), Kilntech has withdrawn its claims in these bankruptcy cases.

                                                             SCHEDULED
        CREDITOR                                               AMOUNT
        --------                                            ----------
        Lentz,  Allen D., as successor  trustee of                   0
        the August 31, 1990 Liff  Irrevocable Life
        Insurance Trust

        Liberty Mutual Insurance Company/Liberty               316,000
        Mutual Fire Insurance

        Liff,  Noah;  Liff,  Adam;  Liff,  Daniel;                   0
        Liff,   Jan;   Liff,   Terence  D.;  Liff,
        Zachary;   Wilson,   Robert  H.;  Gellman,
        Herman; Gellman,  Robert; Shapiro, Daniel;
        Bierman,    Leonard;    Baisley,   Albert;
        Baisley, Elizabeth

        Ludwig Bauch; TMT Industries                                 0

        Luntz, Greg                                                  0

        Luntz, Michelle                                              0

        Luntz, Greg (Shareholders' Representative)                   0

        Luntz, Drew (Andrew)                                         0

        Mains Sr., Gilbert                                     150,000

        Mains Jr., Gilbert                                     600,000

        Mallen, Michael                                        353,000

        McCombs, Ernest                                        500,000

        MDS Reading, Inc.                                      544,000

        Meier, Frank                                           100,000

        Meltzer, Morton                                        254,000

        Mertz, Forrest                                          18,000

        Metals USA, Inc.                                             0

        National City Leasing                                        0

        Nelson, Pamela                                          25,000

        Nelson, Raymond                                      1,498,000

        New Par d/b/a Airtouch Cellular                              0

        Nicholson, Mrs.                                         42,000

        P.A. Pipe, Inc.                                              0

        Pardo, Felix                                           984,000

                                                             SCHEDULED
        CREDITOR                                               AMOUNT
        --------                                            ----------
        Pitney Bowes Credit Corp.                                8,000

        Plasma Processing Corporation/Chem First,            2,417,000
        Inc.

        PNC Leasing Corp.                                    1,050,000

        Powell, Randell F.                                      30,000

        Ramirez, Michael                                         4,000

        Randazzo, Thomas                                        63,000

        Recra Environmental, Inc.                              200,000

        Reliable Uniform Services Inc.                               0

        Renton Office V Realty, Inc.                           362,000

        Republic Environmental Systems                       7,650,000
        (Brantford) Ltd.

        Republic Environmental Systems Inc.                  4,533,000

        Rief, James                                            648,000

        Roth, Eli                                              148,000

        Roth, Larry                                            100,000

        Rothschild, Sidney                                     130,000

        Shonte Trumbo                                           25,000

        Siemens Westinghouse, Inc./ Siemens                  1,500,000
        Westinghouse Power Corporation

        St. Paul Properties, Inc.                              160,000

        Strata Corporation                                           0

        Strategic Holdings, Inc.; Equus II                           0
        Incorporated; ARTI Partners I, Ltd.; ARTI
        Partners II, LLC; ARI Glass Newco, Inc.;
        and Strategic Materials, Inc.

        Straton, Jeff                                          303,000

        Tennessee Valley Steel Corp, Bankruptcy                 25,000
        Trustee

        Theodore M. Luntz, William L. Luntz,                         0
        Robert A. Luntz, and Joan Luntz Goulder

                                                             SCHEDULED
        CREDITOR                                               AMOUNT
        --------                                            ----------
        Theresa Adams, et al.                                  240,000

        Traylor, Walter J.                                           0

        Unifirst Corporation                                    20,000

        Wallace, Becky                                          50,000

        Wells, Frederick A.                                    249,000

        Westlake PetroChemicals Corp.                          400,000

        Wheeler, Vikki                                          20,000

        Yanarella                                                    0
                                                            ==========
                                                            65,528,558

                                    EXHIBIT C

                   LIST OF CANADIAN IMPAIRED UNSECURED CLAIMS


                                    EXHIBIT C

                   LIST OF CANADIAN IMPAIRED UNSECURED CLAIMS

                                                             SCHEDULED
        CREDITOR                                               AMOUNT
        --------                                            ----------
        1066424 Ontario, Inc.                                  389,640

        1348040 Ontario Inc.                                 1,650,000

        2418711 Canada Inc.                                          0

        2819635 Canada Inc.                                     15,000

        759082 Ontario Inc.                                     26,000

        963767 Ontario, Ltd.                                         0

        Ablack, Krish                                           50,000

        Agglo Venture Inc., Agglo, Inc.                        340,000

        Alexander Brown, Inc.                                  340,000

        B.A.C.C. Capital Corporation                         1,580,828

        Bell Canada Inc.                                       176,800

        Bernadin, Gilles                                        27,000

        Boughton, Marvin                                        27,000

        Canadian Imperial Bank of Commerce                  15,000,000

        Canadian Imperial Bank of Commerce,                          0
        Ontario Teachers' Pension Plan Board,
        1067892 Ontario, Ltd., C.D.P.Q. Venture
        Capital Inc.

        Chesterton Investments Limited &                       683,000
        Morris Investments Limited

        Chodos, Peter                                          476,000

        CIBC Equipment Finance Limited                         665,000

        CIBC Equipment Finance Limited                          51,000

        Cinicorp Holdings Limited                              212,000

        City of Toronto Economic Development                 1,016,000
        Corporation

                                                             SCHEDULED
        CREDITOR                                               AMOUNT
        --------                                            ----------
        Clark, Brad                                              1,360

        Close Quarters Inc.                                    110,666

        Close Quarters Inc. / Tom Close                        506,813

        Comdisco Canada, Ltd.                                        0

        Compagnie de Gestion, M.P.F., Inc. / c/o             1,650,000
        Chaurette Levesque

        Coristine, Bruce                                       563,000

        Coristine, Bruce                                       249,000

        Coristine, Bruce                                        42,000

        Coristine, Bruce / Close Quarters Inc.                 155,789

        Crawford, Kevin                                         61,000

        D'Allessandro, Gino                                          0

        Enterprises Delcapitale Limitee                              0

        FP Commodity Master Trust                           16,897,483

        Fracassi, Philip                                        52,000

        Gallagher, John                                         13,600

        Goldblatt, Marvin                                      827,000

        Gore, Reginald J., Gore, Alma P., Gore,                870,400
        Larry R., Sebele, Sandra P., and Sebele,
        Terry C.

        Green, John, Green, Lilla, Stasiuk, John,               23,800
        Dynamic Industrial Services, Inc.

        GUSO Ltd.                                               21,553

        Hamilton Harbour Commissioners                         561,000

        Hilson, Michael                                          6,800

        Hoey, Graham                                            20,000

        Imperial  Oil, a  partnership  of Imperial                   0
        Oil    Limited    and     McColl-Frontenac
        Petroleum Inc.

        Kimco Steel Sales Limited                                4,000

        Kumer, Sheldon                                         348,000

        Leasing Solutions (Canada), Inc.                             0

        Lethbridge, Thomas                                      20,000

                                                             SCHEDULED
        CREDITOR                                               AMOUNT
        --------                                            ----------
        Lions Wrecking Ltd.; Lions Disposal and                      0
        Excavation; Lions Disposal Excavation &
        Demolition Ltd.; Jose Nunes; Honorina
        Nunes; Olivio Ricardo; Maria Ricardo

        Liquid Cargo Lines Limited                                   0

        McQuillan, Peter                                        21,000

        MD Realty Canada Inc., Abrim 11 Inc., &                 42,000
        132001 Canada Inc, Sitq Inc.

        MDS Environmental Services Limited                     816,000

        MTC Leasing Inc.                                        16,000

        Myrtle Eva Harrington; Harrington                      170,000
        Acquisition Corporation; Nancy Hamilton;
        Myrtle Eva Harrington as Trustee for the
        estate of Frederick John Harrington;
        Bruce Hamilton

        Newcourt Credit Group, Inc./Newcourt                   507,000
        Financial Ltd.

        Nortel Networks Corporation                            692,000

        OE  Leasing,  a division  of OE  Financial                 898
        Services Inc.

        Ontario Paving Inc.; Carmen Alfano                           0

        Palango, Paul                                                0

        Paletta International Corporation                    1,383,800

        PDQ Mechanical                                           9,000

        Perron, Victor                                          21,000

        Poplack, Bernard                                        82,000

        Port of Quebec Authority                                67,206

        Royal Bank of Canada                                 2,500,000

        Teperman and Sons Inc.                                       0

        Utter, Christopher                                           0

        Woodcroft, John                                        716,000

        Woodstock Sufferance Warehouse Ltd.                    184,611

        Xerox Canada Ltd.                                        5,862
                                                            ==========
                                                            52,964,909

                                    EXHIBIT D


                          CANADIAN REORGANIZATION PLAN

                                 PLAN SUPPLEMENT


This Plan Supplement amends and restates the Amended and Restated Plan of Compromise and Arrangement dated September 24, 1999 of Philip Services Corp. and its Canadian subsidiaries listed on Schedule "A" hereto pursuant to the Companies' Creditors Arrangement Act, R.S.C. 1995, c. C-36, as amended.

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1   DEFINITIONS

     In this Amended Plan (including the Schedules hereto), unless otherwise stated or the context otherwise requires:

     "ACCOUNT INTERMEDIARIES" means (a) CIBC in its capacity as the provider of the CIBC Bank Account Services, and (b) Comerica Bank and its affiliates in their respective capacities as the providers of the Comerica Bank Account Services;

     "ADMINISTRATIVE AGENT" means CIBC or its successor as administrative agent for the Lenders under the Credit Agreement;

     "AFFECTED CLAIM" means an Affected Secured Lender Claim;

     "AFFECTED CREDITOR" means a holder of an Affected Claim;

     "AFFECTED SECURED LENDER CLAIM" means a Secured Claim of a Lender against the Applicants arising under or as a result of the Credit Facility Agreements other than any Other Secured Claims;

     "AFFECTED SECURED CREDITOR" means a holder of an Affected Secured Lender Claim;

     "APPLICANTS" means PSC and each of the Canadian Subsidiaries and "APPLICANT" means any one of the Applicants;

     "ASSUMED INDEMNIFICATION OBLIGATIONS" means (a) the obligations of PSC pursuant to section 7.02 of its bylaws to indemnify current and former directors and officers, on the terms and subject to the limitations described therein, if and to the extent that such indemnification is permissable under the Business Corporations Act (Ontario) or such other applicable governing corporate statute and (b) the obligations of the Applicants other than PSC to indemnify current and former directors and officers under their respective bylaws to the extent such indemnification obligations are not more expansive than those of PSC under section 7.02 of its bylaws if and to the extent such indemnification is permissible under the applicable governing corporate statute of the applicable Applicant; in each case, including any affirmative obligation of the Applicants to indemnify current and former directors and officers in connection with any governmental, regulatory or enforcement investigation or action and in each case solely with respect to such officer's or director's actions subsequent to becoming an officer or director of PSC or of a director or indirect subsidiary or affiliate of PSC; provided, however, that Assumed Indemnification Obligations shall not include Excluded Indemnification Obligations;

     "BTCO" means Bankers Trust Company;

     "BUSINESS DAY" means a day which is not (i) a Saturday or a Sunday; or (ii) a day observed as a holiday under the laws of the Province of Ontario or the applicable federal laws of Canada;

     "CANADIAN SUBSIDIARIES" means, collectively, the direct and indirect subsidiaries of PSC listed on Schedule "A" hereto;

     "CCAA" means the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended;

     "CCAA PROCEEDINGS" means the CCAA cases of PSC and the Canadian Subsidiaries before the Court pursuant to the CCAA;

     "CHAPTER 11 CASES" means the jointly administered Chapter 11 cases of PSI, PSC and the U.S. Subsidiaries before the United States Bankruptcy Court pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code;

     "CIBC" means Canadian Imperial Bank of Commerce;

     "CIBC BANK ACCOUNT SERVICES" means "CIBC Bank Account Services" as defined in the Credit Agreement;

     "CLAIM" means any right of any Person against any Applicant in connection with any indebtedness, liability or obligation of any kind of any Applicant whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known, unknown, by guarantee, by surety or otherwise and whether or not such a right is executory in nature, including, without limitation, the right or ability of any person to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action whether existing at present or commenced in the future based in whole or in part on facts which exist prior to or at the time of the first Creditors' Meeting other than (i) a claim of a United States resident against PSC, or (ii) a claim of a Canadian resident against PSC which the holder of the claim has voluntarily agreed is to be subject to and bound by the provisions of the U.S. Plan, and has consented to have the allowance and priority of such claim determined in accordance with the provisions of the U.S. Bankruptcy Code;

     "CLASS" means the Class consisting of all holders of Affected Secured Lender Claims;

     "COMERICA BANK ACCOUNT SERVICES" means "Comerica Bank Account Services" as defined in the Credit Agreement;

     "COMMON SHARES" means common shares in the capital of PSC;

     "CONFIRMATION DATE" means the date that the Confirmation Order is made;

     "CONFIRMATION ORDER" means the order of the Court sanctioning and approving the Amended Plan appointing the Receiver as of the Effective Date and authorizing and directing the Selling Applicants and the Receiver to enter into and perform the Sale Agreement;

     "COURT" means the Ontario Superior Court of Justice;

     "CREDIT AGREEMENT" means the Credit Agreement dated as of August 11, 1997 among PSC, as borrower in Canada, PSI, as borrower in the United States, the Lenders, CIBC, as administrative agent for the Lenders, BTCo, as syndication agent, and CIBC and BTCo, as co-arrangers, as amended by amending agreements dated as of October 31, 1997, February 19, 1998, June 24, 1998, October 20, 1998 and December 4, 1998;

     "CREDIT DOCUMENTS" means the "Credit Documents" as defined in the Credit Agreement;

     "CREDIT FACILITY AGREEMENTS" means the Credit Agreement, the Credit Documents and the Lender Lock-Up Agreement;

     "CREDITOR" means any Person having a Claim and may, if the context requires, mean a trustee, receiver, receiver manager or other Person acting on behalf of such Persons, but a Creditor shall not include a Person having a Claim in respect of an Unaffected Obligation;

     "CREDITORS' MEETING" means the meeting of the Affected Secured Creditors called for the purpose of considering and voting upon this Amended Plan and includes any adjournment of such meeting;

     "CREDITORS' MEETINGS ORDER" means the Order of the Court dated September 23, 1999 establishing procedures for proving Claims and setting the date for the Creditors' Meetings, as amended or supplemented from time to time;

     "DATE OF FILING" means June 25, 1999;

     "DIP AGENT" means BTCo, in its capacity as administrative agent under the DIP Facility

     Agreement;

     "DIP CO-ARRANGERS" means BTCo and CIBC, in their capacities as co-arrangers of the DIP Facility;

     "DIP FACILITY AGREEMENT" means the Credit Agreement between PSC and PSI as borrowers, the Canadian Subsidiaries and U.S. Subsidiaries as guarantors, certain other Subsidiaries as guarantors, the DIP Agent, and the DIP Co-Arrangers, and the other lender signatories thereto;

     "DIP FACILITY" means the debtor-in-possession credit facility to be provided to PSC, PSI, the Canadian Subsidiaries and the U.S. Subsidiaries during the CCAA Proceedings and Chapter 11 Cases in the principal amount of US$100 million of available credit pursuant to the DIP Facility Agreement;

     "DIP FACILITY CLAIM" means a Claim arising under or as a result of the DIP Facility;

     "DIRECTORS AND OFFICERS" means the current and former directors and officers of the Applicants resident in Canada;

     "DISCLOSURE STATEMENTS" means the written disclosure statements that relate to the Plan or the U.S. Plan, as such documents may be amended, supplemented or modified from time to time and "DISCLOSURE STATEMENT" means any one of them;

     "DOLLARS" or "$" means lawful money of Canada unless otherwise indicated;

     "EFFECTIVE DATE" means the Business Day on which all conditions to implementation of the Plan as set forth in Section 5.4 have been satisfied or waived as provided in Section 5.5 and is the effective date of this Amended Plan;

     "EXCLUDED INDEMNIFICATION OBLIGATIONS" means, in the case of PSC, "Excluded Indemnification Obligations" (as defined in the U.S. Plan) of PSC to any Canadian resident and, in the case of any of the Canadian Subsidiaries, means Claims of any Canadian residents against any of the Canadian Subsidiaries that would be "Excluded Indemnification Obligations" under the U.S. Plan if such Canadian Subsidiaries were U.S. Plan Applicants and in each case includes Claims of any Canadian residents against any of the Applicants that are not Assumed Indemnification Obligations. For greater certainty, "Excluded Indemnification Obligations" shall not affect the set-off rights, if any, of any Person;

     "EXIT FACILITY" means the new senior secured credit facility in an aggregate principal amount of approximately US$125 million, which PSI and the Subsidiaries anticipate entering into as a condition to the consummation of the U.S. Plan;

     "INITIAL ORDER" means the Order of the Court dated June 25, 1999, as amended from time to time, pursuant to which, among other things, the Applicants were granted certain relief pursuant to the CCAA;

     "INTERCOMPANY CLAIMS" means, as the case may be, any Claim of (a) any Subsidiary against an Applicant, (b) any Subsidiary against a Subsidiary, or (c) PSC against any Subsidiary;

     "LENDER" means a "Lender" as defined in the Credit Agreement, CIBC as administrative agent, BTCo as syndication agent, CIBC and BTCo as co-arrangers, and their individual successors and assigns;

     "LENDER CLAIM" means a Claim of a Lender arising under or as a result of the Credit Facility Agreements;

     "LENDER LOCK-UP AGREEMENT" means the letter agreement dated as of April 5, 1999, as amended and restated as of June 21, 1999, as may be further amended subsequent to the Date of Filing, among PSC and the Lenders signatories thereto with respect to the principal terms and conditions of this Amended Plan and the U.S. Plan;

     "LENDERS' SECURITY" means the security granted by the Applicants in favour of the Security Agent or the Administrative Agent on behalf of the Lenders;

     "LIEN" means a charge against or interest in property to secure payment of debt or performance of an obligation;

     "MONITOR" means Ernst & Young Inc. and any successor the reto appointed in accordance with the Initial Order or any further Order; "NEW GUARANTEES" means, collectively, the secured guarantees of the Subsidiaries to be entered into as of the Effective Date to guarantee and secure the New Senior Secured Term Debt and the New Secured PIK Debt (as defined in the U.S. Plan);

     "ORDER" means any order of the Court in these proceedings;

     "OTHER SECURED CLAIMS" means, collectively, the Secured Claims of the Account Intermediaries, the issuers of letters of credit issued under the Permitted LC Facility established pursuant to Amending Agreement No. 3 to the Credit Agreement and all other Secured Claims against the Applicants, other than the Affected Secured Lender Claims;

     "PERSON" means any individual, partnership, joint venture, trust, corporation, unincorporated organization, government or any agency or instrumentality thereof, or any other juridical entity howsoever designated or constituted;

     "PLAN" means the amended and restated plan of compromise and arrangement dated September 24, 1999 of all of the Applicants under the CCAA;

     "PROTOCOL" means the Cross-Border Insolvency Protocol entered into by the U.S. Bankruptcy Court in the Chapter 11 Cases and by the Court in respect of the CCAA Proceedings;

     "PROVEN ..... CLAIM" of a Creditor means the amount of the Claim of such
     Creditor as finally determined in accordance with the provisions of the CCAA, any applicable Order or this Plan;

     "PSC" means Philip Services Corp. or its successor;

     "PSI" means Philip Services (Delaware), Inc.;

     "RECEIVER" has the meaning set forth in Section 4.1;

     "REQUIRED LENDERS" means the "Required Lenders" as defined in the Credit Agreement;

     "REQUIRED MAJORITY" means, in respect of the Class, an affirmative vote of two-thirds in value of all Proven Claims of the Class voted in accordance with the voting procedures established hereunder (whether in person or by proxy) and a majority in number of all voting Creditors of the Class;

     "SALE AGREEMENT" has the meaning set forth in Section 4.1;

     "SECURED CLAIM" means a Claim that is secured by a Lien or other interest on property in which an Applicant has an interest, whether the Person with such Claim has a security interest by way of a mortgage, lease, chattel mortgage, conditional sale agreement, debenture, security agreement or other security instrument, to the extent of the value of the Claim holder's interest in the Applicant's interests in such property;

     "SECURITY AGENT" means the "Security Agent" as defined in the Credit Agreement;

     "SELLING APPLICANTS" has the meaning set forth in Section 4.1;

     "SUBSIDIARIES" means, collectively, all of the direct and indirect subsidiaries of PSC and following completion of the Sale Transactions (as defined in Section 4.1) means, collectively, all of the direct and indirect subsidiaries of PSI;

     "SUBSIDIARY INTERESTS" means, collectively, the issued and outstanding shares in the stock of the Subsidiaries as of the Date of Filing;

     "TRANSFERRED ASSETS" means the assets and shares sold under the Sale Agreement;

     "TRANSFERRED SUBSIDIARIES" means the corporations whose shares are included in the Transferred Assets;

     "UNAFFECTED OBLIGATIONS" means Claims that are not Affected Claims;

     "U.S. BANKRUPTCY COURT" means the United States Bankruptcy Court having jurisdiction over the Chapter 11 Cases;

     "U.S. PLAN" means the joint plan of reorganization of the U.S. Plan Applicants as filed with the U.S. Bankruptcy Court, as the same may be amended, modified or supplemented from time to time with the consent of the Required Lenders;

     "U.S. PLAN APPLICANTS" means PSC, PSI and each of the U.S. Subsidiaries;
     and

     "U.S. SUBSIDIARIES" means PSI and the direct and indirect subsidiaries of PSC set forth in the U.S. Plan.

SECTION 1.2   INTERPRETATION, ETC.

     For purposes of the Amended Plan:

     (a) any reference in the Amended Plan to a contract, instrument, release, indenture, or other agreement or document's being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

     (b) any reference in the Amended Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented;

     (c) unless otherwise specified, all references in the Amended Plan to Sections, Articles and Schedules are references to Sections, Articles and Schedules of or to the Amended Plan;

     (d) the words "herein" and "hereto" refer to the Amended Plan in its entirety rather than to a particular portion of the Amended Plan;

     (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Amended Plan;

     (f) where the context requires, a word or words importing the singular shall include the plural and vice versa;

     (g)  the words "includes" and "including" are not limiting;

     (h)  the phrase "may not' is prohibitive and not permissive; and

     (i)  the word "or" is not exclusive.

SECTION 1.3   DATE FOR ANY ACTION

     In the event that any date on which any action is required to be taken under this Plan by any of the parties is not a Business Day, that action shall be required to be taken on the next succeeding day which is a Business Day.

SECTION 1.4   TIME

     All times expressed in this Amended Plan are local time Toronto, Ontario, Canada unless otherwise stipulated.

SECTION 1.5   STATUTORY REFERENCES

     Any reference in this Amended Plan to a statute includes all regulations made thereunder and all amendments to such statute or regulations in force from time to time.

SECTION 1.6   SUCCESSORS AND ASSIGNS

     This Amended Plan shall be binding upon and shall enure to the benefit of the heirs, administrators, executors, legal personal representatives, successors and assigns of any Person named or referred to in this Amended Plan.

SECTION 1.7   SCHEDULES

     The following are the Schedules to this Amended Plan, which are incorporated by reference into this Amended Plan and form part of it:

     Schedule "A" - Canadian Subsidiaries
     Schedule "B" - Sale Agreement

                                   ARTICLE 2
                         PURPOSE AND EFFECT OF THE PLAN

SECTION 2.1   BACKGROUND

     The circumstances and events leading up to the Plan and the U.S. Plan are summarized in the Disclosure Statement that was circulated to Affected Creditors in connection with the Plan and distributed in accordance with the U.S. Bankruptcy Code in connection with the U.S. Plan.

SECTION 2.2   PERSONS AFFECTED

     This Amended Plan and the U.S. Plan provide for a coordinated restructuring of claims and interests against PSC, PSI, the Canadian Subsidiaries and the U.S. Subsidiaries. This Amended Plan will become effective on the Effective Date and shall be binding on and enure to the benefit of the Applicants and the holders of Affected Secured Lender Claims.

SECTION 2.3   PERSONS NOT AFFECTED

     For greater certainty this Amended Plan does not affect the holders of Unaffected Obligations. Nothing shall affect any Applicant's rights and defences, both legal and equitable, with respect to any Unaffected Obligations including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against such Claims. Notwithstanding the substantive consolidation of

Claims against the Applicants for certain purposes under this Amended Plan, Claims which are not Affected Claims of any particular Applicant remain the obligations solely of such Applicant and shall not become obligations of any other Applicant.

                                   ARTICLE 3
      CLASSIFICATION OF CREDITORS, VALUATION OF CLAIMS AND RELATED MATTERS

SECTION 3.1   CLASSES OF CLAIMS

     The only classes of Creditors for the purpose of considering and voting on the Amended Plan shall be Creditors holding Affected Secured Lender Claims.

SECTION 3.2   AFFECTED CLAIMS

     Creditors holding Affected Secured Lender Claims shall prove their Claims, vote in respect of the Amended Plan and receive the rights provided for under and pursuant to this Amended Plan.

SECTION 3.3   CREDITORS' MEETING

     The Creditors' Meeting of holders of Affected Secured Lender Claims shall be held in accordance with this Amended Plan, the Creditors' Meetings Order and any further Order. The only persons entitled to attend the Creditors' Meeting are those persons, including the holders of proxies, entitled to vote at the Creditors' Meeting, their legal counsel and advisors and the officers, directors and legal counsel of the Applicants. Any other Person may be admitted on invitation of the chair of the Creditors' Meeting.

SECTION 3.4   APPROVAL BY CREDITORS

     In order to be approved, the Amended Plan must receive the affirmative vote of the Required Majority of the holders of Affected Secured Lender Claims.

SECTION 3.5   VOTING CLAIMS

     The Claim of the holders of Affected Secured Lender Claims has been accepted as filed.

SECTION 3.6   CLAIMS FOR VOTING PURPOSES

     Each Creditor having an Affected Secured Lender Claim shall be entitled to attend and to vote at the Creditors' Meeting. Each Creditor who is entitled to vote shall be entitled to that number of votes at the Creditors' Meeting as is equal to the dollar value of its Claim for voting purposes as determined in accordance with this Article 3 and the provisions of the Creditors' Meetings Order.

                                   ARTICLE 4
                         TREATMENT OF AFFECTED CREDITORS

SECTION 4.1   AFFECTED SECURED LENDER CLAIMS

     Subject to approval by the Required Majority of holders of Affected Secured Lender Claims,

     (a) The Applicants listed as vendors ("Selling Applicants") in the form of agreement of purchase and sale (the "Sale Agreement") attached as Schedule "B" to this Amended Plan will enter into an agreement to sell their businesses as a going concern to the parties (the "Purchasers") substantially on the terms set out in the Sale Agreement, subject to such amendments as do not materially adversely affect the financial arrangements set out in the Sale Agreement and are approved in the Confirmation Order or other Order (collectively in this section 4.1, the "Order");

     (b) On the Effective Date, the Sale Agreement will be assumed and completed by a receiver and manager or interim receiver (the "Receiver") appointed as of the Effective Date by the Order to convey the assets of the Applicants other than such assets as may be excluded by the terms of the Order. The proceeds of sale will be distributed by the Receiver on the Effective Date in accordance with the legal priorities of the claims against the assets that are to be sold under the Sale Agreement (the "Transferred Assets");

     (c) The holders of Affected Secured Lender Claims consent to the sale of the Transferred Assets substantially on the terms set forth in the Sale Agreement and this Section 4.1 (the "Sale Transactions"), provided that the net proceeds of sale remain subject to the Lenders' Security;

     (d) All assets of the Applicants that are excluded from the Sale Transactions will remain the property of the relevant Applicant. All such assets and the assets of the Applicants other than the Selling Applicants will remain subject to the Lenders' Security;

     (e)  The indebtedness of the Applicants to the Lenders will be reduced;

          (i) on completion of the distribution of proceeds of the Sale Transactions to holders of Affected Secured Lender Claims, by an amount equal to the Purchase Price less the Assumed Senior Liabilities, both as defined under the Sale Agreement;

          (ii) on the first distribution date under the U.S. Plan, by the value of the debt and equity to be distributed to the holders of Class 6

               Claims (as defined in the U.S. Plan) on the implementation of the U.S. Plan), and on each subsequent distribution date under the U.S. Plan, by an amount equal to the value of the Class 6 Additional Distribution, if any, on such date, but, in each case, without duplication (ie. the reduction of indebtedness on account of distributions in one country will only be to the extent that the distributions in such country are not already taken into account in the calculation of the distributions in the other country).

     The balance of the indebtedness of the Applicants to the Lenders will remain outstanding and will continue to be subject to the terms of the Credit Agreement and secured by the Lenders' Security, which will remain in full force and effect. The Lenders will not be deemed to have waived any Default or Event of Default under the Credit Agreement or under the Lenders' Security or any remedies thereunder and following the Effective Date may exercise any remedies they may have under the Credit Agreement or the Lenders' Security.

     (f) The following transactions shall occur immediately prior to implementation of the Amended Plan;

          (i) Each holder of a Claim under the Credit Agreement shall be deemed to have exchanged such Claim for an undivided co-ownership interest in all of the Claims under the Credit Agreement in the same aggregate amount as the Claim so exchanged; and

          (ii) Each holder of an Affected Secured Lender Claim will assign to PSI the portion of its Affected Secured Lender Claim which will be repaid from the proceeds of the Sale Transactions to which the holders of Affected Secured Lender Claims are entitled. This assignment will be part of the exchange of debt and other rights with PSI under the U.S. Plan for the debt and equity to be issued by PSI to the holders of Class 6 Claims in the U.S. Plan, and will be on the terms set out in the U.S. Plan, effective after the step described in clause (f)(i) and immediately prior to the distribution of the proceeds of the Sale Transactions to which the holders of Affected Secured Lender Claims are entitled. From and after the assignment, PSI will be entitled to receive all proceeds from the Sale Transactions that would otherwise be distributed to holders of Affected Secured Lender Claims.

SECTION 4.2   OTHER CLAIMS

     Claims that would have been Affected Unsecured Claims (as defined in the Amended and Restated Plan of Compromise and Arrangement of the Applicants dated

September 24, 1999) will not be compromised. The holders of Affected Unsecured Claims will have the right, but will not be required, to elect to participate in distributions under the U.S. Plan as provided for therein.

SECTION 4.3   SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING AFFECTED CLAIMS

     The Amended Plan is premised upon the substantive consolidation of the Applicants only for purposes of treating Affected Secured Lender Claims under the Amended Plan, including for voting, sanction and distribution purposes. This Amended Plan does not contemplate substantive consolidation of the Applicants with respect to Unaffected Obligations. Except as set forth in this Section 4.3, such substantive consolidation shall not (other than for purposes related to the Amended Plan) (a) affect the legal and corporate structures of the Applicants,
(b) cause any Applicant to be liable for any Claim under the Amended Plan, for which it otherwise is not liable and the liability of any Applicant for any such Claim shall not be affected by such substantive consolidation, (c) affect Intercompany Claims of Applicants against Applicants, or (d) affect Subsidiary Interests.

                                   ARTICLE 5
                                  MISCELLANEOUS

SECTION 5.1   CONFIRMATION OF PLAN

     (a) Provided that the Amended Plan is approved by the Required Majority of holders of Affected Secured Lender Claims, the Applicants will seek the Confirmation Order (which as proposed shall be in form and substance acceptable to the Applicants and the Required Lenders) for the sanction and approval of the Amended Plan; and

     (b) subject only to the Confirmation Order being granted in form and substance reasonably acceptable to the Applicants and the Required Lenders and the satisfaction of those conditions precedent to implementation of the Amended Plan described in Section 5.4, the Amended Plan will be implemented by the Applicants and will be binding upon the Applicants and all holders of Affected Secured Lender Claims.

SECTION 5.2   PARTICIPATION IN DIFFERENT CAPACITIES

     Creditors whose Claims are affected by this Amended Plan are affected only in their capacities as holders of such Claims.

SECTION 5.3   DEEMING PROVISIONS

     In this Amended Plan, the deeming provisions are not rebuttable and are conclusive and irrevocable.

SECTION 5.4   CONDITIONS PRECEDENT TO IMPLEMENTATION OF PLAN

     The implementation of the Amended Plan is subject to the following conditions precedent which may not be waived by the Applicants without the consent of the Required Lenders:

     (a) the Confirmation Order sanctioning the Amended Plan, as such Amended Plan may have been modified, in form and substance reasonably satisfactory to the Applicants and the Required Lenders, shall have been entered and the operation and effect of the Confirmation Order shall not have been stayed, reversed or amended, and shall:

          (i) approve the Sale Transactions and authorize and direct the Applicants to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Amended Plan;

          (ii) declare that the provisions of the Confirmation Order are nonseverable and mutually dependent;

          (iii) appoint the Receiver as of the Effective Date and authorize and direct the Receiver to enter into the Sale Agreement and complete the transactions contemplated thereby; and

          (iv) authorize and direct the Receiver to distribute the shares of the Purchasers to PSI on the Effective Date.

     (b) the following agreements, in form and substance satisfactory to the Applicants, the Purchasers and the Required Lenders shall have been executed and delivered by the Purchasers and the Transferred Subsidiaries, and all conditions precedent thereto shall have been satisfied:

          (i)  New Guarantees and related security documents;

          (ii) If necessary, the Exit Facility;

          (iii) Agreements evidencing sufficient bonding to meet the projected bonding requirements of the Purchasers and the Transferred Subsidiaries;

          (iv) Such other documents and agreements as are required to be executed and delivered by subsidiaries of PSI pursuant to the terms of the U.S. Plan; and

     (c) all actions, documents and agreements necessary to implement the Amended Plan and the Sale Agreement shall have been effected or executed; and

     (d) either (i) the U.S. Bankruptcy Court shall have issued a final order under the U.S. Bankruptcy Code confirming the U.S. Plan and all conditions to the effectiveness of the U.S. Plan shall have been satisfied other than the condition that the Alternate Canadian Transactions shall have been authorized to be implemented in accordance with Canadian law and all conditions to the implementation of the Alternate Canadian Transactions (as defined in the U.S. Plan) shall have been satisfied or waived by the Required Lenders other than the conditions that the Plan shall have become effective, and the Alternate Canadian Transactions shall be capable of being implemented on the Effective Date and the only unsatisfied condition to the transactions shall be the effectiveness of the U.S. Plan or (ii) if the Canadian Plan Condition (as defined in the U.S. Plan) has been waived, the U.S. Plan shall have become effective.

SECTION 5.5   WAIVER OF CONDITIONS

     Each of the conditions set forth in Section 5.4 above, may be waived in whole or in part by the Applicants with the written consent of the Required Lenders, without any other notice to parties in interest or the Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Applicants regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by an Applicant). The failure of an Applicant to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

SECTION 5.6   NOTICES

     Any notices or communication to be made or given hereunder shall be in writing and shall refer to this Amended Plan and may, subject as hereinafter provided, be made or given by personal delivery, by courier, by prepaid mail or by telecopier addressed to the respective parties as follows:

     (a)  if to the Applicants:

          Philip Services Corp.
          100 King Street West
          Hamilton, Ontario
          L8N 4J6
          Attention:  Colin Soule
                      Executive Vice-President, General Counsel and Corporate Secretary
          Telecopier: (905) 521-9160

     (b)  if to a Creditor:

          to the address for such Creditor specified in the Proof of Claim filed by a Creditor or, if no Proof of Claim has been filed, to such other address at which the notifying party may reasonably believe that the Creditor may be contacted.

     (c)  if to the Monitor:

          P.O. Box 251
          Ernst & Young Tower
          222 Bay Street, 21st Floor
          Toronto-Dominion Centre
          Toronto, Ontario
          M5K 1J7
          Attention:  Murray McDonald
                      President
          Telecopier: (416) 943-3300

or to such other address as any party may from time to time notify the others in accordance with this Section 5.6. In the event of any strike, lock-out or other event which interrupts postal service in any part of Canada, all notices and communications during such interruption may only be given or made by personal delivery or by telecopier and any notice or other communication given or made by prepaid mail within the five (5) Business Day period immediately preceding the commencement of such interruption, unless actually received, shall be deemed not to have been given or made. All such notices and communications shall be deemed to have been received, in the case of notice by telecopier or by delivery prior to 5:00 p.m. (local time) on a Business Day, when received or if received after 5:00 p.m. (local time) on a Business Day or at any time on a non-Business Day, on the next following Business Day and, in the case of notice mailed as aforesaid, on the fifth Business Day following the date on which such notice or other communication is mailed. The unintentional failure by the Applicants to give notice contemplated hereunder to any particular Creditor shall not invalidate this Amended Plan or any action taken by any Person pursuant to this Amended Plan.

SECTION 5.7   SEVERABILITY OF PLAN PROVISIONS

     If, prior to the Confirmation Date, any term or provision of the Amended Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of any Applicant, with the consent of the Required Lenders, and to the extent of any modification to the treatment of the Account Intermediaries as holders of Other Secured Claims, the consent of the Account Intermediaries, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Amended Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Amended Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

SECTION 5.8   SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any entity named or referred to in the Amended Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

SECTION 5.9   EXCULPATION AND LIMITATION OF LIABILITY

     Neither the Applicants, the Subsidiaries, the Lenders, any individual, corporation or other entity that was at any time formerly a Lender, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Credit Agreement, BTCo as Syndication Agent and co-arranger under the Credit Agreement, any official committees appointed in the CCAA Proceedings, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of an Affected Secured Lender Claim or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the CCAA Proceedings or the Chapter 11 Cases, formulating, negotiating or implementing the Amended Plan or the Lender Lock-up Agreement, the solicitation of acceptances of the Amended Plan or the Lender Lock-up Agreement, the pursuit of confirmation of the Amended Plan, the confirmation of the Amended Plan, the consummation of the Amended Plan, or the administration of the Amended Plan or the property to be distributed under the Amended Plan, except for their willful misconduct, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Amended Plan.

     The Applicants and the Subsidiaries hereby jointly and severally fully indemnify each of the Lenders, any individual, corporation or other entity that was at any time a Lender, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Credit Agreement, BTCo as Syndication Agent and co-arranger under the Credit Agreement, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, and their respective agents, affiliates, directors, officers, employees, and representatives, including counsel (collectively, the "Indemnitees") against any manner of actions, causes of action, suits, proceedings, liabilities and claims of any nature, costs and expenses (including reasonable legal fees) which may be incurred by such Indemnitee or asserted against such Indemnitee arising out of or during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Amended Plan, other than any liabilities to the extent arising from the gross negligence or willful or intentional misconduct of any Indemnitee as determined by a final judgment of a court of competent jurisdiction. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from any of the Applicants or any of the Subsidiaries, the Indemnitee shall promptly notify the Applicants in writing, and the Applicants may assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all costs and expenses. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to consult with the Applicants in the defense thereof and the fees and expenses of such counsel shall be at the expense of the Applicants unless and until the Applicants shall have assumed the defense of such claim, action or proceeding. If the named parties to any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and any of the Applicants or Subsidiaries, and the Indemnitee reasonably believes that the joint representation of such entity and the Indemnitee may result in a conflict of interest, the Indemnitee may notify the Applicants in writing that it elects to employ separate counsel at the expense of the Applicants, and the Applicants shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee. In addition, the Applicants shall not effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from the Applicants, unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee satisfactory in form and substance to the Indemnitee.

SECTION 5.10  BINDING EFFECT

     The Amended Plan shall be binding upon and inure to the benefit of the Applicants and all present and former holders of Affected Secured Lender Claims.

SECTION 5.11  GOVERNING LAW

     This Amended Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Subject to the Protocol, any questions as to the interpretation or application of this Amended Plan and all proceedings taken in connection with this Amended Plan and its provisions shall be subject to the exclusive jurisdiction of the Court.

                                  SCHEDULE "A"
                              CANADIAN SUBSIDIARIES

2766906 Canada Inc.              ServTech Canada, Inc.

721646 Alberta Ltd.              ST Delta Canada, Inc.

Allwaste of Canada Ltd.          Sablix Inc.

Caligo Reclamation Ltd.          Philip Analytical Services Corporation

Philip Enterprises Inc./         Philip Environmental (Atlantic) Limited
Les Entreprises Philip Inc.

1195613 Ontario Inc.             Philip Environmental (Elmira) Inc.

1233793 Ontario Inc.             Philip Environmental Services Limited

2842-7979 Quebec Inc.            Delsan Demolition Limited

800151 Ontario Inc.              Philip Investment Corp.

842578 Ontario Limited           Philip Plasma Metals Inc.

912613 Ontario Ltd.              PSC/IML Acquisition Corp.

Nortru, Ltd.                     Recyclage d'Aluminium Quebec Inc./Quebec
                                 Aluminium Recycling Inc.

Allies Staffing Ltd.


                                  SCHEDULE "B"
                                 SALE AGREEMENT

                         AGREEMENT OF PURCHASE AND SALE


          THIS AGREEMENT OF PURCHASE AND SALE is made as of the 30th day of November, 1999

B E T W E E N:

          The corporations listed in Schedule "A" which are incorporated under the laws of the jurisdictions set out in Schedule "A"

          (collectively, the "VENDORS")

                                     - and -

          1381648 ONTARIO INC., a corporation incorporated under the laws of Ontario

          (the "CANADIAN PURCHASER")

                                     - and -

          1381649 ONTARIO INC., a corporation incorporated under the laws of Ontario

          (the "ANALYTICAL SERVICES PURCHASER")

                                     - and -

          PHILIP SERVICES INTERNATIONAL INC., a corporation incorporated under the laws of the State of Delaware

          (the "U.S. PURCHASER")

          (collectively, the "PURCHASERS")

WHEREAS:

A. The Vendors commenced proceedings under the Companies Creditors Arrangement Act on June 25, 1999, and Philip Services Corp., Philip Services (Delaware), Inc. and certain of their subsidiaries commenced proceedings under Chapter 11 of the United States Bankruptcy Code on the same date;

B. The Vendors wish to sell the Purchased Assets to complete the reorganization transactions contemplated in the US Plan (as defined below);

C. The Purchasers wish to purchase the Purchased Assets and to assume the liabilities to be assumed hereunder;

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereto covenant and agree with each other as follows:

                                   ARTICLE 1
                                 INTERPRETATION


1.1 DEFINITIONS. In this Agreement, unless the subject matter or context is inconsistent therewith, the following terms shall have the following meanings:

     "ACCOUNT INTERMEDIARIES" means the "Account Intermediaries" as defined in the Plan Supplement;

     "ACCOUNT INTERMEDIARY LIENS" means Liens held by an Account Intermediary;

     "ACCOUNTS RECEIVABLE" means all accounts receivable, bills receivable, trade accounts, book debts and insurance claims of the Vendors together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits;

     "ADMINISTRATIVE AGENT" means Canadian Imperial Bank of Commerce or its successor as administrative agent for the Lenders under the Credit Agreement;

     "AFFECTED UNSECURED CLAIM" has the meaning set out in the Plan;

     "AGREEMENT" means this Agreement, including the Schedules to this Agreement, as it or they may be amended, modified, supplemented or restated from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement;

     "ANALYTICAL SERVICES PURCHASED ASSETS" means all the property, assets and undertaking of PASC;

     "APPLICABLE LAW" means, with respect to any Person, property, transaction, event or other matter, any law, rule, statute, regulation, order, judgment, decree, treaty, guidelines having the force of law or other requirement having the force of law (collectively, the "LAW") relating or applicable to such Person, property, transaction, event or other matter;

     "APPROVAL ORDER" means an order of the Court in form and substance satisfactory to the Vendors, the Purchasers, the Receiver and the Required Lenders approving the transactions contemplated by this Agreement, appointing the Receiver as of the Effective Date and authorizing and directing the Vendors and the Receiver to enter into and perform this Agreement;

     "ASSUMED SENIOR LIABILITIES" means all of the liabilities of a Vendor secured by a Lien which ranks in priority to the Lenders' Security including Account Intermediary Liens and Bonding Security but for greater certainty shall not include the Unassumed Liabilities;

     "BENEFIT PLANS" means the benefit plans of the Vendors listed on Schedule "B";

     "BIA" means the Bankruptcy and Insolvency Act (Canada);

     "BONDING SECURITY" means the Bonding Security as defined in the Initial Order;

     "BOOKS AND RECORDS" means all books, records, files and papers of the Vendors including drawings, engineering information, computer programs (including source code), software programs, manuals and data, sales and advertising materials, sales and purchase correspondence, trade association files, research and development records, lists of present and former customers and suppliers, personnel, employment and other records, and the minute and share certificate books of the Vendors and all copies and recordings of the foregoing;

     "BUSINESS DAY" means any day other than a Saturday, Sunday or statutory holiday on which financial institutions in Toronto, Ontario or New York, New York are required or authorized by law to remain closed;

     "CANADIAN DOLLAR EQUIVALENT" of an amount stated in US Dollars means the Equivalent Amount thereof, expressed in Canadian Dollars on the Effective Date;

     "CANADIAN DOLLARS" means lawful currency of Canada;

     "CHOSES IN ACTION" means all claims and choses in action of the Vendors except those included as part of the Excluded Assets;

     "CIBC" means Canadian Imperial Bank of Commerce;

     "CONTRACTS" means all contracts and agreements entered into by the Vendors other than Unassumed Liabilities;

     "COURT" means the Ontario Superior Court of Justice;

     "CREDIT AGREEMENT" means the credit agreement dated as of August 11, 1997, among Philip Services Corp., as borrower in Canada, PSI, as borrower in the United States, the Lenders, CIBC, as administrative agent for the Lenders, Bankers Trust Company, as syndication agent, and CIBC and Bankers Trust Company, as co-arrangers, as amended by amending agreements dated October 31, 1997, February 19, 1998, June 24, 1998, October 20, 1998 and December
     4, 1998;

     "EFFECTIVE DATE" means the date on which the transactions contemplated in this Agreement will be completed which shall be the Effective Date as defined in the US Plan or such other date as may be agreed upon in writing by the Vendors and the Purchasers;

     "EMPLOYEES" means the employees of the Vendors on the Effective Date;

     "EQUIPMENT" means all equipment, machinery, spare parts, tools, furniture, fixtures and fittings and vehicles of the Vendors;

     "EQUIVALENT AMOUNT" shall mean, with respect to any two currencies, the amount obtained in one such currency when an amount in the other currency is translated into the first currency using the spot wholesale transactions buying rate of the Bank of Canada for the purchase of the applicable amount of the first currency with the other currency in effect as of 12:00 noon on the Business Day with respect to which such computation is required for the purpose of this Agreement or, in the absence of such a buying rate on such date, using such other rate as the Administrative Agent may reasonably select;

     "EXCLUDED ASSETS" means (i) any claim, rights of action, causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that any of the

     Vendors may hold against Deloitte & Touche, its successors or affiliates, Robert Waxman, Greg Madesker, Rik Barrese, Monopol Commodities Inc., Parametal Trading Co. LLC, MIT International LLC, Henry Feder, Fedmax Metal Trading Inc., Mark Schmidt-Fellner, Debra Waxman, any of the directors, officers, employees, agents, advisors or professionals of any of the Vendors to the extent not released under the US Plan or to the extent any release under the US Plan is revoked as provided therein, or against any insurer, any insurance broker (ii) any claim, rights of action, causes of action suits and proceeding whether in law or in equity whether known or unknown that any of the Vendors may hold against any other Person arising out of or related to the same nucleus of operative facts as any of the clauses in (i); (iii) the shares of the Corporations listed in Schedule "A" and Schedule "C" and the partnership interests of the Caligo partnership;
     (iv) unless otherwise agreed between the Vendors, the Required Lenders and the holders of such a claim, assets subject to security which ranks in priority to the Lenders' Security and which secures an obligation where the deficiency would have been an Affected Unsecured Claim; (v) cash collateral held by CIBC until such time as, and only to the extent that, CIBC has agreed to release such cash collateral; (vi) one redeemable Series A preference share of the Canadian Purchaser; (vii) one redeemable Series A preference share of the Analytical Services Purchaser; (viii) any assets of any Vendor in the Province of Newfoundland and (ix) all amounts owing from one Vendor to another Vendor;

     "FOREIGN SUBSIDIARY SHARES" means all shares held by the Vendors in the foreign subsidiaries listed in Schedule "D";

     "INCLUDING" means including without limitation, and "includes" means includes, without limitation;

     "INITIAL ORDER" means the order of the Court dated June 25, 1999 as amended by orders of the Court dated July 12, 1999 and August 5, 1999;

     "INTELLECTUAL PROPERTY" means

          (i)  the registered trademarks listed in Schedule "E";

          (ii) business names, trade names, corporate names, brand names and slogans;

          (iii) any inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs;

          (iv) any copyrights and trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks), registrations and applications for trade-marks and copyrights (and all future income from such trade-marks and copyrights);

          (v) any rights and interests in and to processes, lab journals, notebooks, data, trade secrets, designs, know-how, product formulae and information, manufacturing, engineering and other drawings and manuals, technology, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise or information; and

          (vi) any other intellectual and industrial property rights throughout the world;

     "INVENTORY" means all inventories of stock-in-trade including materials, supplies, work-in-progress and finished goods of the Vendors (including those in possession of suppliers, customers and other third parties.);

     "LENDERS" means the "Lenders" as defined in the Credit Agreement;

     "LENDERS' SECURITY" means the security granted by the Vendors in favour of the Administrative Agent or the Security Agent on behalf of the Lenders;

     "LIEN" means any lien, mortgage, charge, hypothec, pledge, security interest, encumbrance or deemed trust;

     "OTHER ASSUMED LIABILITIES" means (i) all trade debt of the Vendors; (ii) employee liabilities provided for in Article 3; (iii) obligations under Contracts, Personal Property Leases and Real Property Leases included in the Purchased Assets where any required consent to assignment has been obtained; (iv) the Assumed Indemnification Obligations (as defined in the Plan), but for greater certainty paragraphs (i) to (iii) shall not include the Unassumed Liabilities; and (v) any liabilities which any of the Applicants is required to pay pursuant to the Initial Order or is permitted to pay pursuant to paragraphs 12(a), (b), (c), (f) and (g) of the Initial Order which have not been paid by the Time of Closing;

     "PARTY" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; "PARTIES" means every Party;

     "PASC" means Philip Analytical Services Corporation;

     "PENSION PLANS" means the pension plans of the Vendors listed in Schedule "F";

     "PERMITS AND LICENCES" means all permits, licences and certificates of approval of the Vendors;

     "PERMITTED ENCUMBRANCES" means the Liens securing the Assumed Senior Liabilities and rights of way and easements registered against the Real Property prior to the Lenders' Security;

     "PERSON" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity whatsoever and the heirs, executors, administrators or other legal representatives of an individual;

     "PERSONAL PROPERTY LEASES" means all leases of personal property by a Vendor, other than Unassumed Liabilities;

     "PLAN" means the Amended and Restated Plan of Compromise and Arrangement dated September 24, 1999;

     "PLAN SUPPLEMENT" means the plan supplement dated October 27, 1999 amending and restating the Plan;

     "PSI" means Philip Services (Delaware), Inc.;

     "PURCHASED ASSETS" means (i) all of the property, assets and undertaking of the Vendors, including all cash, goodwill, Inventories, Accounts Receivable, Intellectual Property, Choses in Action, Contracts, Equipment, Real Property Leases, Personal Property Leases, Real Property and Books and Records and all proceeds thereof, and (ii) the shares of the corporations listed on Schedule "G"; and (iii) cash collateral held by CIBC which CIBC has agreed to release as contemplated in paragraph (iv) of the definition of "Excluded Assets", but shall not include the Excluded Assets;

     "REAL PROPERTY" means all real and immovable property of the Vendors, including those listed in Schedule "J";

     "REAL PROPERTY LEASES" means all leases of real property of the Vendors other than Unassumed Liabilities;

     "RECEIVER" means any party which is appointed as a receiver or receiver and manager or interim receiver of the Purchased Assets by the Court pursuant to the BIA or the Courts of Justice Act (Ontario), in its capacity as a receiver or receiver and manager or interim receiver and not in any personal capacity;

     "REQUIRED LENDERS" has the meaning set out in the Credit Agreement;

     "RIGHTS" has the meaning set out in Section 4.7(1);

     "SECURITY AGENT" means CIBC or its successor as security agent for the Lenders under the Security Agency Agreement dated March 16, 1998 between CIBC, as Administrative Agent, CIBC, as Security Agent, Philip Services Corp. and PSI et al;

     "TAXES" means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties, imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not;

     "TAX PROVISIONS" has the meaning set out in Section 2.7(4);

     "TIME OF CLOSING" means 1:00 p.m. (Toronto time) on the Effective Date, or such other time on the Effective Date as the Vendors and the Purchasers may mutually determine;

     "UNASSUMED LIABILITIES" means (i) liabilities to the Lenders; (ii) liabilities for Affected Unsecured Claims (including, for greater certainty, Excluded Indemnification Obligations) (as defined in the Plan) or as set out in Schedule "I"; (iii) liabilities of the Vendors for Taxes which are not secured by a Lien that ranks in priority to the Lenders' Security or which are not liabilities which any of the Vendors is required to pay pursuant to the Initial Order or is permitted to pay pursuant to paragraphs 12(a), (b), (c), (f) and (g) of the Initial Order which have not been paid by the Time of Closing; (iv) amounts owing from one Vendor to another Vendor; (v) real property leases of premises which have been abandoned prior to the Time of Closing ; and (vi) claims or contingent claims against any of the Vendors which have not been disclosed to the Lenders;

     "US DOLLAR EQUIVALENT" of an amount stated in Canadian Dollars means the Equivalent Amount expressed in US Dollars on the Effective Date;

     "US DOLLARS" means lawful currency of the United States of America;

     "US PLAN" means the joint plan of reorganization of Philip Services Corp., PSI, and certain of their subsidiaries as set forth in the US Plan, as filed with the United States Bankruptcy Court for the District of Delaware, as the same may be amended, modified or supplemented from time to time with the consent of the Lenders; and

     "VESTING ORDER" means an order of the Court vesting title to the Purchased Assets in the Purchasers free and clear of any Lien other than Permitted Encumbrances.

1.2 HEADINGS. The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental hereto unless something in the subject matter or context is inconsistent therewith, references herein to articles and sections are to articles and sections of this Agreement.

1.3 NUMBER, GENDER AND PERSONS. In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.5  TIME OF ESSENCE.  Time shall be of the essence of this Agreement.

1.6 APPLICABLE LAW. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.7 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect any other provisions of this Agreement which are hereby declared to be separate, severable and distinct.

1.8 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provisions of this Agreement shall constitute a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver unless otherwise provided.

1.9  SCHEDULES. The following Schedules are attached to and form part of this
Agreement:

         Schedule "A"   -   Vendors
         Schedule "B"   -   Benefit Plans
         Schedule "C"   -   Excluded Assets - Shares of Corporations
         Schedule "D"   -   Foreign Subsidiary Shares
         Schedule "E"   -   Registered Trademarks
         Schedule "F"   -   Pension Plans
         Schedule "G"   -   Shares of Corporations Being Purchased
         Schedule "H"   -   Real Property
         Schedule "I"   -   Affected Unsecured Claims

                                   ARTICLE 2
                                PURCHASE AND SALE

2.1 ASSETS TO BE PURCHASED AND SOLD. Subject to the terms and conditions hereof, and by way of Vesting Order, the Vendors hereby agree to sell, assign and transfer to the Purchasers at the Time of Closing all of the right, title and interest of the Vendors, if any, in and to the Purchased Assets as follows:

     (1) CANADIAN PURCHASER - all Purchased Assets except the Analytical Services Purchased Assets and the Foreign Subsidiary Shares.

     (2)  ANALYTICAL SERVICES PURCHASER - all Analytical Services Purchased
          Assets.

     (3)  US PURCHASER - all Foreign Subsidiary Shares.

2.2 PURCHASE PRICE. The purchase price payable to the Vendors shall be an amount equal to US Dollars $132 million, which the Parties agree is the enterprise fair market value of the business (the "PURCHASE PRICE").

2.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price payable by the Purchasers shall be allocated among the Purchased Assets by the Purchasers, acting reasonably, based on the fair market value of the Purchased Assets.

2.4 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by the Purchasers to the Vendors as follows:

     (1)  BY THE CANADIAN PURCHASER

          (a) as to an amount equal to the US Dollar Equivalent of the Assumed Senior Liabilities of the Vendors, other than PASC, by the assumption of the Assumed Senior Liabilities of the Vendors other than the Assumed Senior Liabilities of PASC; and

          (b) as to the balance of the purchase price allocable to the Purchased Assets, other than the Analytical Services Purchased Assets and the Foreign Subsidiary Shares, by the issuance to each Vendor or as the Receiver may direct of one common share of the Canadian Purchaser and that number of redeemable, retractable, voting preference shares of a separate series having an aggregate redemption and retraction price equal to the Canadian Dollar equivalent of an amount equal to the fair market value of such Purchased Assets computed in US Dollars being purchased from such Vendor, less the aggregate of (i) the US Dollar Equivalent of the Assumed Senior Liabilities and the Other Assumed Liabilities of such Vendor; and (ii) the US Dollar Equivalent of $1.00 Canadian Dollar for each Vendor.

     (2)  BY THE ANALYTICAL SERVICES PURCHASER

          (a) as to an amount equal to the US Dollar Equivalent of the Assumed Senior Liabilities of PASC, by the assumption of the Assumed Senior Liabilities of PASC; and

          (b) as to the balance of the purchase price allocable to the Analytical Services Purchased Assets, by the issuance to PASC or as the Receiver may direct of 100,000 common shares of the Analytical Services Purchaser having an aggregate issue price equal to the Canadian Dollar Equivalent of an amount equal to the fair market value of the Analytical Services Purchased Assets computed in US Dollars, less the aggregate of the US Dollar Equivalent of the Assumed Senior Liabilities and Other Assumed Liabilities of PASC; and

     (3) U.S. PURCHASER - As to an amount equal to the purchase price allocable to the Foreign Subsidiary Shares by the issuance to each such Vendor or as the Receiver may direct of one common share of the U.S. Purchaser and that number of redeemable, retractable, voting preference shares of a separate series having an aggregate redemption and retraction price equal to the fair market value of the Foreign Subsidiary Shares being purchased from such Vendor computed in U.S. Dollars minus $1.00 US Dollar for each Vendor.

2.5 OTHER ASSUMED LIABILITIES. From and after the Effective Date, the applicable Purchasers will assume, satisfy, pay and perform the Assumed Senior Liabilities and the Other Assumed Liabilities.

2.6  TAXES.

     (1) Subject to paragraph (2), the Purchasers will be liable for and shall pay all taxes, duties and fees whatsoever which are required to be paid by a Purchaser in connection with the transaction contemplated herein, together with all duties, registration fees or other charges properly payable by the Purchasers upon or in connection with the conveyance or transfer of the Purchased Assets, including, without limitation, all taxes payable pursuant to the Excise Tax Act (Canada), and An act respecting the Quebec sales tax and amending various fiscal legislation, Ontario retail sales tax and any other tax, duty, levy or fee payable in any other jurisdiction.

     (2) The Vendors and the Purchasers shall not be liable for and shall not be required to pay any taxes, duties or fees either of them is exempted from paying under the US Plan.

2.7  ELECTIONS.

     (1) The Vendors and the Canadian Purchaser and the Analytical Services Purchaser will, on or before the Time of Closing, jointly execute an election, in prescribed form and containing the prescribed information, to have subsection 167(1) of the Excise Tax Act (Canada) apply to the sale and purchase of the Purchased Assets hereunder so that no tax is payable in respect of such sale and purchase under Part IX of the Excise Tax Act (Canada). The Canadian Purchaser and the Analytical Services Purchaser will file such election with the Minister of National Revenue within the time prescribed by the Excise Tax Act (Canada).

     (2) The Vendors and the Canadian Purchaser and the Analytical Services Purchaser will if necessary, on or before the Time of Closing, jointly execute an election, in prescribed form and containing the prescribed information, to have section 75 of an Act respecting the Quebec sales tax and amending various fiscal legislation apply to the sale and purchase of the assets hereunder so that no tax is payable in respect of such sale and purchase under section 75 of an Act respecting the Quebec sales tax and amending various fiscal legislation. The Canadian Purchaser and the Analytical Services Purchaser will file such election with the Minister of Finance (Quebec) within the time prescribed by such act.

     (3) The Vendors and the Canadian Purchaser and the Analytical Services Purchaser will jointly complete and execute an election under section 22 of the Income Tax Act (Canada) and under any applicable, analogous provincial legislative provision as to the sale of Accounts Receivable to the Canadian Purchaser and the Analytical Services Purchaser hereunder as soon as practicable following the Effective Date but in any event no later than 30 days prior to the earliest time that either party is required to file its tax return under the Income Tax Act (Canada) or provincial taxing legislation for the taxation year in which the closing of the transactions contemplated in this Agreement occurs. Such elections will designate therein the applicable portion of the Purchase Price as the consideration paid by the Canadian Purchaser and the Analytical Services Purchaser therefor in accordance with the allocation made in Section
2.4 and the Vendors and the Canadian Purchaser and the Analytical Services Purchaser will each file such election with Revenue Canada within the time prescribed in the Income Tax Act (Canada).

     (4) Each Vendor and the Canadian Purchaser and the Analytical Services Purchaser shall, if so requested by the applicable Purchaser, file in mutually agreeable form an election (the "20(24) ELECTION") under subsection 20(24) of the Income Tax Act (Canada) and any analogous legislation of any province of Canada (the "TAX PROVISIONS") in the form and manner and within the time prescribed by the Tax Provisions, with respect to the assumption by the applicable Purchaser of such portion of the Assumed Liabilities as may be specified by the applicable Purchaser in its sole discretion. Notwithstanding the above, (i) the applicable Purchaser shall have the sole responsibility for preparing and filing in a timely fashion the 20(24) Election, and for paying any penalties or interest which may be payable in connection with the 20(24) Election; and (ii) each Vendor's sole obligation under this section shall be to execute any 20(24) Election prepared by the applicable Purchaser.

                                   ARTICLE 3
                                   EMPLOYEES

3.1 OFFERS TO EMPLOYEES. On or before the Effective Date, subject to the closing of the transactions set forth herein, the applicable Purchaser shall offer employment to the Employees to be employed by such Purchaser at the same rate of wages and benefits currently received by each of the Employees and upon other terms and conditions the same as those of his or her current employment with the applicable Vendor, including fixed termination dates included in written agreements with the Vendors, which employment shall commence as at the Effective Date. The Purchaser making the offer of employment shall recognize the seniority and years of service with the applicable Vendor of such Employee.

3.2 REMUNERATION, BENEFITS AND DEDUCTIONS. Until the Effective Date, the Vendors shall be responsible for all wages, statutory deductions, remittances, assessments, bonuses, vacation pay, sick leave, severance pay and other remuneration, benefits and deductions for all of the Employees. Thereafter, the applicable Purchaser shall be responsible for all such remuneration, benefits and deductions of the Employees who accept the offer of employment with such Purchaser. On the Effective Date, the applicable Purchaser shall assume the Vendors' responsibility for all wages, statutory deductions, remittances, assessments, bonuses, vacation pay, sick leave, severance pay and other remuneration, benefits and deductions accrued prior to Closing in respect of all Employees employed by such Purchaser. The Purchaser consents to the payment by the Vendors at the Time of Closing of outstanding severance pay obligations to former employees of the Vendors (other than for severance pay claims which are Affected Unsecured Claims or Class 7 claims under the US Plan) to the extent provided for in the Vendors' severance pay policy as at June 25, 1999.

3.3 ASSUMPTION OF RIGHTS AND OBLIGATIONS. From and after the Effective Date, the applicable Purchaser shall assume all of the rights and obligations of the
Vendors:

          (a) under any collective agreements with trade unions or associations that represent Employees which have accepted such Purchaser's offer of employment; and

          (b) under applicable labour relations legislation in respect of those Employees represented by a trade union or association certified under such legislation to bargain exclusively on their behalf for a collective agreement.

3.4 PENSION AND BENEFIT PLANS. Effective as of the Effective Date, the applicable Purchasers shall assume the obligations of the Vendors under the Benefit Plans and the Pension Plans and all of the Vendors' obligations, liabilities and responsibilities as sponsor and administrator of the Pension Plans and in respect of any funding medium related thereto, provided that any required approvals of trade unions or associations that represent Employees have been obtained. As soon as practicable after the Effective Date, and in any event within 60 days following the Effective Date, the Purchasers shall take, or shall have taken, all such actions as may be required under the terms of the Pension Plans, any funding medium related thereto and Applicable Law, including, without limitation, the completion of any regulatory filings, in order to become the sponsor and administrator of the Pension Plans. The Vendors shall cooperate with the Purchasers and provide the Purchasers with whatever assistance they may reasonably require in order to give effect to their obligations pursuant to this
Section 3.4. Prior to and following the Effective Date, the Vendors shall use their best efforts to provide the Purchasers with such books, records and other relevant data within their control or access relating to the Pension Plans or the Benefit Plans as the Purchasers shall reasonably request.

                                   ARTICLE 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 VENDORS' REPRESENTATIONS AND WARRANTIES. The Vendors represent and warrant to the Purchasers as of the Time of Closing, and acknowledge and confirm that the Purchasers will be relying on such representations and warranties in connection with the purchase of the Purchased Assets, that:

          (a) each Vendor is a corporation duly incorporated, amalgamated or continued, as applicable, and organized and subsisting under its jurisdiction of incorporation, amalgamation or continuance, as applicable;

          (b) subject to the approval of the Court, each Vendor has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by the Vendors contemplated hereunder;

          (c) except as disclosed in Schedule "A" hereto, each Vendor is registered under Part IX of the Excise Tax Act (Canada) with its registration number being set out in Schedule A; and

          (d) each Vendor is not, and as at the Time of Closing, will not be, a non-resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada).

4.2 RECEIVER'S REPRESENTATIONS AND WARRANTIES. The Receiver will represent and warrant to the Purchasers as of the Time of Closing, and will acknowledge and confirm that the Purchasers will be relying on such representations and warranties in connection with the purchase of the Purchased Assets, that:

          (a) the Receiver has been appointed as receiver and manager or interim receiver (as the case may be) of the Purchased Assets with, upon the granting of the Approval Order and Vesting Order, the full right, power and authority to enter into this Agreement, perform its obligations hereunder and convey all the right, title and interest of the Vendors and Receiver in and to the Purchased Assets to the Purchasers;

          (b) the Receiver is not, and as at the Time of Closing, the Receiver will not be, a non-resident of Canada within the meaning of
               Section 116 of the Income Tax Act (Canada); and

          (c)  the Receiver has not done any act to encumber the Purchased
               Assets.

4.3  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     (1) The representations, warranties and covenants set forth in this Agreement will merge on Closing.

     (2) The Purchasers acknowledges that, if the Receiver becomes a party to this Agreement, the Receiver will be acting solely in its capacity as receiver and manager of the property, assets and undertaking of the Vendors and any liability of the Receiver to the Purchasers is limited to the amount of the Purchase Price and the Receiver shall have no personal liability in respect of this Agreement or the transactions contemplated hereby.

4.4 PURCHASERS' REPRESENTATIONS AND WARRANTIES. The Purchasers represent and warrant to the Vendors, and hereby acknowledge and confirm that the Vendors are relying on such representations and warranties in connection with the sale of the Purchased Assets, that:

          (a) each Purchaser is a corporation duly incorporated, organized and subsisting under its jurisdiction of incorporation; and

          (b) each Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by the Purchaser contemplated hereunder and the Purchaser has taken all necessary corporate action to authorize the entering into and performance of this Agreement.

4.5  SURVIVAL OF PURCHASER'S REPRESENTATIONS AND WARRANTIES.

     The representations, warranties and covenants of the Purchasers set forth in this Agreement will merge on Closing.

4.6 "AS IS, WHERE IS". The Purchasers acknowledge that the Vendors are selling and the Purchasers are purchasing the Purchased Assets on an "as is, where is" basis as they shall exist on the Effective Date. The Purchasers further acknowledge that they have entered into this Agreement on the basis that none of the Vendors or the Receiver has guaranteed or will guarantee title to the Purchased Assets. No representation, warranty or condition is expressed or can be implied as to title, encumbrance, description, fitness for purpose, environmental compliance, merchantability, condition or quality, or in respect of any other matter or thing whatsoever concerning the Purchased Assets, or the right of the Vendors to sell or assign same save and except as expressly provided for in this Agreement.

4.7  THIRD PARTY CONSENTS.

     (1) Nothing in this Agreement shall constitute an assignment or attempted assignment of any Contracts or Personal Property Leases of the Vendors which are not assignable without the consent of another person if such consent has not been obtained (the "RIGHTS"). The Vendors shall use their best efforts both prior to and after the Effective Date to obtain the consent of any third party to the Rights where such consent is required. To the extent that all such required consents are not obtained by the Time of Closing the Rights shall be held in trust by the Vendors for the applicable Purchaser. All benefits to be derived thereunder shall be for the account of the applicable Purchaser and the Vendors shall, at the expense of the applicable Purchaser, take or cause to be taken all such action in its name or otherwise as the applicable Purchaser may reasonably require so as to provide to the applicable Purchaser the benefits of such Rights. The Vendors shall promptly pay over to the applicable Purchaser all monies collected by or paid to the Vendors in respect of such Rights. Effective from and after the Time of Closing, the Vendors authorize the applicable Purchaser, at the Purchaser's expense, to perform all of the obligations in respect of the Rights, and the applicable Purchaser covenants and agrees to perform all of such obligations. Any such Rights shall be assigned to the applicable Purchaser as soon as the required consent to assignment has been obtained. Nothing contained herein shall be construed to negate or diminish, as between the Vendors and the applicable Purchaser, the Purchaser's covenants and obligations to perform and fulfil all of the Vendors' obligations and duties under the Rights from and after the Time of Closing.

     (2) Nothing in this Agreement shall constitute an assignment or attempted assignment of any Real Property Lease of the Vendors which is not assignable without the consent of another person if such consent has not been obtained (the "LEASE RIGHTS" ). The Vendors shall use their best efforts both prior to and after the Effective Date to obtain the consent of any third party to the Lease Rights where such consent is required. To the extent that all such required consents are not obtained by the Time of Closing, the applicable Purchaser shall enter into an occupancy agreement with the Receiver in respect of the premises leased pursuant to the Lease Rights on terms and conditions reasonably acceptable to the Receiver. Any such Lease Rights shall be assigned to the applicable Purchaser as soon as the required consent to assignment has been obtained.

     (3) Notwithstanding any other provision of this Agreement: (a) the shares of Phencorp Reinsurance Company Inc. and Philip International Development Inc. shall not be transferred to the applicable Purchaser until all regulatory consents to the transfer of the shares of this corporation required under applicable law have been obtained; and (b) the shares of Fercyco & Partners, Fercyco Incorporated, Fers et Meteaux Recyclees Ltee., K-Scrap Resources Inc. and R&R Trucking Inc. shall not be transferred to the applicable Purchaser until all required consents of other shareholders of these corporations have been obtained. Any such shares shall be transferred to the applicable Purchaser as soon as the required consent to transfer has been obtained.

The Vendors shall use their best efforts both prior to and after the Effective Date to obtain the regulatory and third party consents referred to in this paragraph.

4.8 PLANNING ACT. This Agreement shall be effective to create an interest in the Real Property only if the subdivision control provisions of the Planning Act (Ontario) are complied with. The Vendors shall forthwith apply for and diligently pursue any required consent under the Planning Act (Ontario).

                                   ARTICLE 5
                                   CONDITIONS

5.1  CONDITIONS FOR THE BENEFIT OF THE PURCHASERS.

     (1) The sale by the Vendors and the purchase by the Purchasers of the Purchased Assets are subject to the following conditions, which are for the exclusive benefit of the Purchasers and which are to be performed or complied with at or prior to the Time of Closing:

          (a) the representations and warranties of the Vendors or Receiver, as applicable, set forth in Section 4.1 or 4.2, as applicable, will be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

          (b) the Vendors will have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Time of Closing;

          (c) the Approval Order and the Vesting Order shall have been made, and the operation and effect of the Approval Order and the Vesting Order shall not have been stayed, reversed or amended and the Receiver shall have executed and delivered to the Purchasers an acknowledgement that it is bound by this Agreement;

          (d) either (i) the US Bankruptcy Court shall have issued a final order under the US Bankruptcy Code confirming the US Plan and all conditions to the effectiveness of the US Plan shall have been satisfied other than the condition that the Alternate Canadian Transactions (as defined in the US Plan) have become effective, or (ii) if the Canadian Plan Condition (as defined in the US
               Plan) has been waived, the US Plan has become effective;

          (e) all amounts required to be paid under paragraph 21 of the Initial Order will have been paid; and

          (f) agreements shall be in place evidencing sufficient bonding to meet the projected bonding requirements of the Purchasers and their subsidiaries and for the provisions of bank account services for the Purchasers and their subsidiaries.

     (2) In case any term or covenant of the Vendors or condition to be performed or complied with for the benefit of the Purchasers at or prior to the Time of Closing has not been performed or complied with at or prior to the Time of Closing, the Purchasers, without limiting any other right that the Purchasers have, may at their option with the consent of the Required Lenders, either:

          (a) rescind this Agreement by notice to the Vendors, and in such event the Purchasers will be released from all obligations hereunder; or

          (b) waive compliance in writing with any such terms, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part, and, if the Purchasers rescind this Agreement pursuant to Section 5.1, the Vendors will also be released from all obligations hereunder.

5.2  CONDITIONS FOR THE BENEFIT OF THE VENDORS.

     (1) The sale by the Vendors and the purchase by the Purchasers of the Purchased Assets are subject to the following conditions, which are the exclusive benefit of the Vendors and which are to be performed or complied with at or prior to the Time of Closing:

          (a)  the representations and warranties of the Purchasers set forth in
               Section 4.4 will be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

          (b) the Purchasers will have performed or complied with all the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchasers at or prior to the Time of Closing;

          (c) the Approval Order and the Vesting Order shall have been made, and the operation and effect of the Approval Order and the Vesting Order shall not have been stayed, reversed or amended;

          (d) either (i) the US Bankruptcy Court shall have issued a final order under the US Bankruptcy Code confirming the US Plan and all conditions to the effectiveness of the US Plan shall have been satisfied other than the condition that the Alternate Canadian Transactions (as defined in the US Plan) have become effective, or (ii) if the Canadian Plan Condition (as defined in the US
               Plan) has been waived, the US Plan has become effective;

          (e) the Purchasers and each of the subsidiaries whose shares are included in the Purchased Assets shall have executed and delivered all documents which are required from subsidiaries of PSI under the US Plan or under any agreement to be entered into pursuant thereto, including the New Guarantees (as defined in the US Plan) and related security documents and the Exit Facility (as defined in the US Plan); and

          (f) each of the Canadian Purchaser and the Analytical Services Purchaser shall be registered under Part IX of the Excise Tax Act.

     (2) In the case any term or covenant of the Purchasers or condition to be performed or complied with for the benefit of the Vendor at or prior to the Time of Closing has not been performed or complied with at or prior to the Time of Closing, the Vendor, without limiting any other right that the Vendor has, may at its option, either:

          (a) with leave of the Court, rescind this Agreement by notice to the Purchaser, and in such event the Vendor will be released from all obligations hereunder; or

          (b) waive compliance in writing with any such term, covenant or condition in whole or in part on such terms as may be agreed upon, and in the case of the conditions in Sections 5.2(d) and
               (e) with the consent of the Lenders, without prejudice to any of their rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part, and, if the Vendors rescind this Agreement pursuant to Section 5.2, the Purchasers will also be released from all obligations hereunder.

5.3 TIME OF CLOSING. If the transactions contemplated hereby are not completed by the Time of Closing, this Agreement shall be null and void and each of the Purchasers and the Vendors shall be released from their obligations hereunder and shall have no further liability to each other.

                                   ARTICLE 6
                              CLOSING ARRANGEMENTS

6.1 CLOSING. The sale and purchase of the Purchased Assets will be completed at the Time of Closing at the offices of Stikeman, Elliott, Toronto, or such other place as the Vendors and the Purchasers may agree. At the Time of Closing, the Vendors will deliver to the Purchasers such bills of sale, assignments, conveyances, documents and other instruments as may be reasonably required by the Purchasers to complete the transactions provided for in this Agreement.

                                   ARTICLE 7
                                    GENERAL

7.1 FURTHER ASSURANCES. Each of the Vendors and the Purchasers will from time to time execute and deliver all such further documents and instruments and do all acts and things as any other party may, either before or after the Effective Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

7.2  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

7.3 COST. Each of the Parties hereto will pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

7.4 PUBLIC ANNOUNCEMENTS. Subject to Applicable Law, no press release, public announcement or other similar notice concerning the sale and purchase of the Purchased Assets may be made to the general public by either of the Vendors or the Purchasers without the prior consent and approval of the Vendors and the Purchasers. The Vendors will consult with the Purchasers with respect to the text of any press release required by Applicable Law.

7.5 NOTICES. Any demand, notice or other communication to be given in connection with this Agreement will be given in writing and will be given by personal delivery by registered mail or by electronic means of communication addressed to the recipient as follows:

          (a)  if to the Vendors:

          c/o: Philip Services Corp.
               100 King Street West
               Hamilton, Ontario
               L8N 4J6

               ATTENTION:  COLIN SOULE

               Facsimile:  (905) 521-9160

         and to:

               Stikeman, Elliott
               199 Bay Street
               Suite 5300
               Toronto, Ontario
               M5L 1B9

               ATTENTION:  PETER HAMILTON

               Facsimile:  (416) 947-0866
         and to:

               Blake, Cassels & Graydon
               Box 25, Commerce Court West
               Toronto, Ontario
               M5L 1A9

               ATTENTION:  SUSAN GRUNDY

               Facsimile:  (416) 863-2653

         (b)   if to the Purchasers:

         c/o:  Philip Services (Delaware), Inc.
               100 King Street West
               Hamilton, Ontario
               L8N 4J6

               ATTENTION:  COLIN SOULE

               Facsimile:  (905) 521-9160

         with a copy to:

               Stikeman, Elliott
               Commerce Court West
               Suite 5300
               Toronto, Ontario
               M5L 1B9

               ATTENTION:  PETER HAMILTON

               Facsimile:  (416) 947-0866

         (c)   if to the Receiver:

               Ernst & Young Inc.
               Ernst & Young Tower
               222 Bay Street, 22nd Floor
               P.O. Box 251, Toronto Dominion Centre
               Toronto, Ontario
               M5K 1J7

               ATTENTION:  MURRAY MCDONALD

               Facsimile:  (416) 943-3300

         with a copy to:

         Tory Tory DesLauriers & Binnington
         Barristers & Solicitors
         Suite 3000, Aetna Tower
         79 Wellington Street West
         Toronto, Ontario
         M5K 1N2

         ATTENTION:  MARIO FORTE

         Facsimile:  (416) 865-7380

     or to such other address, individual or electronic communication number as may be designated by notice given by a party to the others. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication may not be mailed but must be given by personal delivery or by electronic communication.

7.6 SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and shall be binding on and enforceable by the Parties and, where the context so permits, their respective successors and permitted assigns. Except as explicitly provided herein, neither the Vendors nor the Purchasers may assign any of their respective rights or obligations hereunder without the prior written consent of the other Parties. The Purchasers acknowledge that following the appointment of a Receiver, they will continue to be bound by this Agreement and that such

Receiver shall be entitled to the benefit and subject to the obligations of this Agreement in the place and stead of the Vendors.

7.7 CAPACITY OF VENDORS. The Purchasers acknowledge that any Receiver which executes or assumes this Agreement does so solely in its capacity as Receiver and not in its personal capacity.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                             VENDORS:

                             PHILIP SERVICES CORP.

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------


                             PHILIP ENTERPRISES INC.

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------


                             1195613 ONTARIO INC.

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------


                             1233793 ONTARIO INC.

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------

                             912613 ONTARIO LTD.

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------


                             ALLWASTE OF CANADA LTD.

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------


                             CALIGO RECLAMATION LTD.

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------


                             CALIGO (PARTNERSHIP)

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------


                             PHILIP ENVIRONMENTAL (ATLANTIC) LIMITED

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------

                             PHILIP ENVIRONMENTAL SERVICES LIMITED

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------

                             PHILIP ANALYTICAL SERVICES CORPORATION

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------

                             PHILIP ENVIRONMENTAL (ELMIRA) INC.

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------

                             DELSAN DEMOLITION LIMITED

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------

                             2766906 CANADA INC.

                             By:
                          ----------------------------------------------------

                             By:
                          ----------------------------------------------------

                             PURCHASERS:

                             1381648 ONTARIO INC.

                             By:
                          ----------------------------------------------------


                             1381649 ONTARIO INC.

                             By:
                          ----------------------------------------------------


                             PHILIP SERVICES INTERNATIONAL INC.

                             By:
                          ----------------------------------------------------

                                  SCHEDULE "A"

                                     VENDORS

VENDOR                                          JURISDICTION                      GST NUMBER
------                                          ------------                      ----------
Philip Services Corp.                              Ontario                     122987175RT0001

Philip Enterprises Inc.                            Ontario                     872544390RT0001

1195613 Ontario Inc.                               Ontario                     894590470RT0001

1233793 Ontario Inc.                               Ontario                     887996130RT0001

912613 Ontario Ltd.                                Ontario                Closed per Revenue Canada

Allwaste of Canada Ltd.                            Ontario                     895417079RT0001

Caligo Reclamation Ltd.                            Ontario                     892205477RT0001

Caligo (Partnership)                               Ontario                     119448082RT0001

Philip Environmental (Atlantic) Limited          Nova Scotia                     898-396-577

Philip Environmental Services Limited              Ontario                     899742878RT0001

Philip Analytical Services Corporation             Ontario                     886299288RT0001

Philip Environmental (Elmira) Inc.                 Ontario                     134522507RT0001

Delsan Demolition Limited                          Ontario                          CLOSED

2766906 Canada Inc.                                Canada                      886882034RT0001

                                  SCHEDULE "B"

                                  BENEFIT PLANS

The Philip Services Corp. Group Benefit Plan consisting of:

Life Insurance (including dependent life insurance and optional life insurance), and Long Term Disability Insurance provided under Great-West Life Assurance Company Policy No. 325341 (previously provided under Metropolitan Life Insurance Company Policy No. 62266-38);

Accidental Death and Dismemberment Insurance provided under Hartford Fire
     Insurance Company Policy No. 6510-38;

Extended Health Care Benefits, Dental Benefits, and Vision Benefits provided under Great-West Life Assurance Company Policy No. 55591 (previously provided under London Life Insurance Company Policy No. 71775-38); and

Travel Assistance Benefits provided under Great-West Life Assurance Company
     Policy No. 325341 (previously provided under London Life Insurance Company Policy No. 71775-38).

Salary Continuance Benefits funded by Philip Services Corp. and described in Approved Company Policy and Procedure No. S-001.

Philip Services Corp. Educational Assistance Program.

                                  SCHEDULE "C"

                                 EXCLUDED ASSETS

                             SHARES OF CORPORATIONS

2842-7979 Quebec Inc.
Sablix Inc.
Philip Gore Landfill Inc.
721646 Alberta Inc.
2884216 Canada Inc.
1125443 Ontario Inc.
Societe d'Elimination Environmentale Selenco Inc.
Philip Plasma Metals Inc.
PSC/IML Acquisition Corp.
Nortru, Ltd.
Allies Staffing Ltd.
Servtech Canada, Inc.
ST Delta Canada, Inc.
Services Environmenteaux Delsan Cleveland Inc.
York Thomas Decommissioning Inc.
Cecatur Holdings
Philip Services (Delaware), Inc. (shares cancelled)
Phencorp International Finance Inc.
Philip Chembrex Environmental (Mercosur) Inc.
Phencorp International BV

                                  SCHEDULE "D"

                            FOREIGN SUBSIDIARY SHARES


COMPANY                                               JURISDICTION           VENDOR/SHAREHOLDER
-------                                               ------------           ------------------
Philip International Development Inc.                 Barbados               Philip Services Corp.
Phencorp Reinsurance Company Inc.                     Barbados               Philip Services Corp.
Arc Dust Processing (Barbados) Limited                Barbados               Philip Services Corp.
Luntz Corporation                                     Delaware               Philip Services Corp.
Philip Industries (Europe) Limited                    Europe                 Philip Services Corp.
Philip Industrial Services (Europe) Limited           Europe                 Philip Services Corp.
PSC (Europe) Limited                                  Europe                 Philip Services Corp.
Philip Services (Europe) Limited                      Europe                 Philip Enterprises Inc.

                                  SCHEDULE "E"

                              REGISTERED TRADEMARKS



PHILIP ENTERPRISES INC.

--------------------------------------------------------------------------------
COUNTRY                     TRADE-MARK                        REGISTRATION NO.
--------------------------------------------------------------------------------
Canada                      ECOSAFE                           TMA-338,520
--------------------------------------------------------------------------------


PHILIP SERVICES CORP.

--------------------------------------------------------------------------------
COUNTRY                     TRADE-MARK                        REGISTRATION NO.
--------------------------------------------------------------------------------
Canada                      PHILIP & DESIGN                   TMA-475,422
--------------------------------------------------------------------------------
Canada                      PHILIP ENVIRONMENTAL              TMA-431,169
--------------------------------------------------------------------------------
Canada                      PHILIP SERVICES                   TMA-514,919
--------------------------------------------------------------------------------
Canada                      PHILIP SERVICES CORP.             TMA-501,028
--------------------------------------------------------------------------------
Canada                      PSC                               TMA-501,181
--------------------------------------------------------------------------------
United States               PHILIP ENVIRONMENTAL              2,102,936
--------------------------------------------------------------------------------
United States               PHILIP ENVIRONMENTAL              2,059,355
--------------------------------------------------------------------------------
United States               PHILIP SERVICES                   Pending
--------------------------------------------------------------------------------
United States               PSC                               Pending
--------------------------------------------------------------------------------
United States               PSC PHILIP SERVICES CORP.         Pending
--------------------------------------------------------------------------------

                                  SCHEDULE "F"


1. Pension Plan for Philip Services Corp., registered with Revenue Canada, Taxation and the Financial Services Commission of Ontario under Registration No. 0697110 and maintained under Flexible Investment Defined Contribution Pension Plan Investment Contract No. GE 11286-RP issued by London Life Insurance Company.

Flexible Investment Retirement Savings Plan for Employees of Philip Services Corp., maintained under Flexible Investment Retirement Savings Plan Investment Contract No. GE 11286-RS issued by London Life Insurance Company.

Group Retirement Savings Plan for Executives of Philip Services Corp., maintained under Flexible Investment Retirement Savings Plan Investment Contract No. GE11308 issued by London Life Insurance Company.

Philip Services Corp. Pension Plan for Intermetco Senior Management Employees, registered with Revenue Canada, Taxation and the Financial Services Commission of Ontario under Registration No. 0687608.

Intermetco Limited Retirement Pension Plan for Members of United Steelworkers of America Local 6098, registered with Revenue Canada, Taxation and the Financial Services Commission of Ontario under Registration No. 0347047.

Intermetco Limited Salaried Employees' Pension Plan, registered with Revenue Canada, Taxation and the Financial Services Commission of Ontario under Registration No. 0347021.

The Employees' Pension Plan of Philip Enterprises Inc. - Resource Recovery Group, registered with Revenue Canada, Taxation and the Financial Services Commission of Ontario under Registration No. 0377150.

The Hourly Employees' Pension Plan of I.W.&S. Ferrous Limited, registered with Revenue Canada, Taxation and the Financial Services Commission of Ontario under Registration No. 0474932.

The I.W.&S. Ferrous Limited Pension Plan for Salaried Employees, registered with Revenue Canada, Taxation and the Financial Services Commission of Ontario under Registration No. 0481937.

                                  SCHEDULE "G"

                     SHARES OF CORPORATIONS BEING PURCHASED

800151 Ontario Inc.
842578 Ontario Limited
Fercyco & Partners
Fercyco Incorporated
Fers et Meteaux Recycles Ltee
K-Scrap Resources
R & R Trucking Inc.
Philip Investment Corp.
Recyclage d'Aluminium Quebec Inc.
1242204 Ontario Inc. (Braemar Acres)
Delsan A.I.M. Environmental Services Inc./Les Services Environmenteaux
     Delsan-A.I.M. Inc.
Arc Dust Processing (Barbados) Limited
Luntz Corporation
Phencorp Reinsurance Company Inc.
Philip Industries (Europe) Limited
Philip Industrial Services (Europe) Limited
Philip International Development Inc.
PSC (Europe) Limited
Philip Services (Europe) Limited

                                  SCHEDULE "H"

                                  REAL PROPERTY


PHILIP ENTERPRISES INC.

-----------------------------------------------------------------------------------------------------
ITEM         LEASED OR OWNED          ADDRESS (CANADA)
-----------------------------------------------------------------------------------------------------
B.           Owned                    519 Parkdale Avenue, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    519 Parkdale Avenue, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    799-800 Parkdale Avenue North, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    52 Imperial Street, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    799-800 Parkdale Avenue North, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    Snow Valley Road, R.R. #3, Barrie, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    670 Strathearne Avenue North, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    1683 Brampton Street East, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    4505 Fourth Street, Windsor, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    Green Mountain Road, Stoney Creek, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    425 Parkdale Avenue North/1640 Brampton Street,
                                                Hamilton, Ontario [OR 424 PARKDALE AVE. N.]
-----------------------------------------------------------------------------------------------------
             Owned                    112 Adams Blvd., Brantford, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    1731 Petit Road, Fort Erie, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    Industrial Road, Smithville, Ontario
-----------------------------------------------------------------------------------------------------

                                     - 2 -

-----------------------------------------------------------------------------------------------------
ITEM         LEASED OR OWNED          ADDRESS (CANADA)
-----------------------------------------------------------------------------------------------------
             Owned                    29 Industrial Drive, R.R. #2, Caledonia, Ontario
             (REGISTERED OWNER IS     (TOGETHER WITH 842578 ONTARIO LIMITED, ITEM (D))
             842578 ONTARIO LIMITED)
-----------------------------------------------------------------------------------------------------
             Owned                    555 Parkdale Avenue & 28 Burland Crescent, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    54 Burland Avenue, Hamilton, Ontario
                                                [42 BURLAND CRES.] (same as P above)
-----------------------------------------------------------------------------------------------------
             Owned                    1720-1740 Brampton Street East, Hamilton, Ontario
                                      (same as P and Q above)
-----------------------------------------------------------------------------------------------------
             Owned                    33 Mud Street West, Stoney Creek, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    49 Mud Street West & 53 Mud Street West,
                                      Stoney Creek, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    37 Mud Street West, Stoney Creek, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    413 Hwy 20 South, Stoney Creek, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    341 First Road West, Stoney Creek, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    175 Stuart Street, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    417-421 Sherman Avenue, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    17 Mud Street West, Stoney Creek, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    53 Mud Street West, Stoney Creek, Ontario
                                      (see T above)
-----------------------------------------------------------------------------------------------------
             Owned                    3 Green Mountain Road, Stoney Creek, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    430 First Road West, Stoney Creek, Ontario
-----------------------------------------------------------------------------------------------------

                                     - 3 -

-----------------------------------------------------------------------------------------------------
ITEM         LEASED OR OWNED          ADDRESS (CANADA)
-----------------------------------------------------------------------------------------------------
             Owned                    42 Burland Crescent, Hamilton, Ontario
                                      (same as P, Q and R above)
-----------------------------------------------------------------------------------------------------
             Owned                    171 Brant Street, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------
             Owned                    55 Vulcan Street, Rexdale, Ontario
             (REGISTERED OWNER IS
             842578 ONTARIO LIMITED)
-----------------------------------------------------------------------------------------------------
             Owned                    31 Industrial Drive, Caledonia, Ontario
             (REGISTERED OWNER IS     (see O above)
             842578 ONTARIO LIMITED)
-----------------------------------------------------------------------------------------------------
             Owned                    297-363 Hwy #20 (Taro East Quarry), Stoney Creek, Ontario
             (REGISTERED OWNER IS
             842578 ONTARIO LIMITED)
-----------------------------------------------------------------------------------------------------

CALIGO RECLAMATION LTD.

-----------------------------------------------------------------------------------------------------
ITEM         LEASED OR OWNED          ADDRESS (CANADA)
-----------------------------------------------------------------------------------------------------
C.           Owned                    7143 Mallard Line, Grand Pointe, Ontario
-----------------------------------------------------------------------------------------------------
D.
-----------------------------------------------------------------------------------------------------

912613 ONTARIO LTD.

-----------------------------------------------------------------------------------------------------
ITEM         OWNED OR LEASED          ADDRESS (CANADA)
-----------------------------------------------------------------------------------------------------
E.           Owned                    1579 Burlington Street East, Hamilton, Ontario
             (REGISTERED OWNER IS
             842578 ONTARIO LIMITED)
-----------------------------------------------------------------------------------------------------
             Owned                    1579 Burlington Street East, Hamilton, Ontario
-----------------------------------------------------------------------------------------------------


1233793 ONTARIO INC.

-----------------------------------------------------------------------------------------------------
ITEM         OWNED OR LEASED          ADDRESS (CANADA)
-----------------------------------------------------------------------------------------------------
             Owned                    222 First Road West, Stoney Creek, Ontario
-----------------------------------------------------------------------------------------------------


1195613 ONTARIO INC.

---------------------------------------------------------------------------------------------------------------------
ITEM         PROPERTY #      OWNED OR LEASED          ADDRESS (CANADA)
---------------------------------------------------------------------------------------------------------------------
F.           505             Owned                    4 Green Mountain Road, Stoney Creek, Ontario

---------------------------------------------------------------------------------------------------------------------
             507             Owned                    13 Mud Street West, Stoney Creek, Ontario

---------------------------------------------------------------------------------------------------------------------
             526             Owned                    272 First Road West, Stoney Creek, Ontario

---------------------------------------------------------------------------------------------------------------------
             528             Owned                    4 Green Mountain Road, Stoney Creek, Ontario (same as (a)
                                                      above)
---------------------------------------------------------------------------------------------------------------------

PHILIP ENVIRONMENTAL (ELMIRA) INC.

---------------------------------------------------------------------------------------------------------------------
ITEM         PROPERTY #      OWNED OR LEASED          ADDRESS (CANADA)
---------------------------------------------------------------------------------------------------------------------
G.           464             Owned                    62 Union Road, Elmira, Ontario and 72/84 Howard Avenue
---------------------------------------------------------------------------------------------------------------------
             519             Owned                    First Street East, Elmira, Ontario
---------------------------------------------------------------------------------------------------------------------


CO-OWNED PROPERTY

---------------------------------------------------------------------------------------------------------------------
ITEM         PROPERTY #      OWNED OR LEASED          ADDRESS (CANADA)
---------------------------------------------------------------------------------------------------------------------
H.           465             Owned                    237 Brant Street, Hamilton, Ontario
                             1/3 each by Philip
                             Enterprises Inc.,
                             Philip Environmental
                             (Elmira) Inc. and
                             2766906 Canada Inc.
---------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE "I"

                            AFFECTED UNSECURED CLAIMS

CREDITOR                            CREDITOR'S ADDRESS           AMOUNT (CDN$)
--------                            ------------------           -------------
Ministry of Labour                  1 Jarvis Street                  20,000
                                    Hamilton, Ontario
                                    L8R 3J2

Larry Stasiuk                       c/o Weir & Foulds                15,000
                                    130 King Street West
                                    Suite 1600, P.O. Box 480
                                    Toronto, Ontario
                                    M5X 1J5

Nortel Networks Corporation         8200 Dixie Road                    0
                                    Brampton, Ontario
                                    L6G 5P6

Hitachi Credit Canada Inc.          c/o Borden & Elliott               0
                                    Scotia Plaza,
                                    40 King Street West
                                    Toronto, Ontario
                                    M5H 3Y4

Robix Financial Corporation         c/o Stockwood Spies                0
                                    The Sun Life Tower
                                    2512-150 King Street
                                    Toronto, Ontario
                                    M5H 1J9

Circuitel Canada Inc.               c/o Stockwood Spies                0
                                    The Sun Life Tower
                                    2512-150 King Street
                                    Toronto, Ontario
                                    M5H 1J9


ARTICLE 1    INTERPRETATION    2
    1.1      Definitions    2
    1.2      Headings    7
    1.3      Number, Gender and Persons    8
    1.4      Entire Agreement    8
    1.5      Time of Essence    8
    1.6      Applicable Law    8
    1.7      Severability    8
    1.8      Amendments and Waivers    8
    1.9      Schedules    8
ARTICLE 2    PURCHASE AND SALE    9
    2.1      Assets to be Purchased and Sold    9
    2.2      Purchase Price    9
    2.3      Allocation of Purchase Price    9
    2.4      Payment of Purchase Price    9
    2.5      Other Assumed Liabilities    10
    2.6      Taxes    10
    2.7      Elections    10
ARTICLE 3    EMPLOYEES    11
    3.1      Offers to Employees    11
    3.2      Remuneration, Benefits and Deductions    12
    3.3      Assumption of Rights and Obligations    12
    3.4      Pension and Benefit Plans    12
ARTICLE 4    REPRESENTATIONS, WARRANTIES AND COVENANTS    12
    4.1      Vendors' Representations and Warranties    12
    4.2      Receiver's Representations and Warranties    13
    4.3      Survival of Representations and Warranties    13
    4.4      Purchasers' Representations and Warranties    14
    4.5      Survival of Purchaser's Representations and Warranties    14
    4.6      "As Is, Where Is"    14
    4.7      Third Party Consents    14
    4.8      Planning Act    15
ARTICLE 5    CONDITIONS    15
    5.1      Conditions for the Benefit of the Purchasers    15
    5.2      Conditions for the Benefit of the Vendors    16
    5.3      Time of Closing    18

ARTICLE 6    CLOSING ARRANGEMENTS    18
    6.1      Closing    18
ARTICLE 7    GENERAL    18
    7.1      Further Assurances    18
    7.2      Time of the Essence    18
    7.3      Cost    18
    7.4      Public Announcements    18
    7.5      Notices    18
    7.6      Successors and Assigns    21
    7.7      Capacity of Vendors    21

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